                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



                                   THERMEDICS DETECTION INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         5,961,225
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $7,750 represents 1/50 of 1% of $38,747,962, which amount is the value of the securities to be issued by the registrant as consideration in the transaction (as calculated by multiplying the average of the high and low prices of the registrant's common stock on October 21, 1998 by the number of shares to be issued: $6.50 x 5,961,225 = $38,747,962).
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $38,747,963
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $7,750
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

         [LOGO]

                                                               December 14, 1998


Dear Stockholder:

    The enclosed Notice calls a Special Meeting of the Stockholders of Thermedics Detection Inc. I respectfully request that all Stockholders attend this meeting, if possible.

    Enclosed with this letter is a proxy authorizing three officers of the Company to vote your shares for you if you do not attend the meeting. Whether or not you are able to attend the Meeting, I urge you to complete your proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the meeting, either in person or by proxy.

    I would appreciate your immediate attention to the mailing of this proxy.

                                          Yours very truly,

                                          James Barbookles
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

         [LOGO]

                           NOTICE OF SPECIAL MEETING


                                                               December 14, 1998


To the Holders of the Common Stock of
THERMEDICS DETECTION INC.


    A Special Meeting of the Stockholders (the "Meeting") of Thermedics Detection Inc. (the "Company") will be held on Monday, January 11, 1999, at 10:00 a.m. local time at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts. The purpose of the Meeting is to consider and vote upon a proposal to approve the listing on the American Stock Exchange, Inc. of 5,961,225 shares of the Company's common stock to be issued in connection with the acquisition by the Company of Orion Research Inc. ("Orion"), a manufacturer and supplier of electrochemistry systems, from Thermedics Inc. pursuant to an Agreement and Plan of Reorganization dated as of May 6, 1998.



    The transfer books of the Company will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to receive notice of and to vote at the Meeting is December 9, 1998.


    The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

    This Notice, the proxy and proxy statement enclosed herewith are sent to you by order of the Board of Directors.

                                          SANDRA L. LAMBERT
                                          CLERK

                                PROXY STATEMENT


    The enclosed proxy is solicited by the Board of Directors of Thermedics Detection Inc. (the "Company") for use at the Special Meeting of the Stockholders (the "Meeting") to be held on Monday, January 11, 1999, at 10:00 a.m. local time at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts and any adjournment thereof. The mailing address of the executive office of the Company is 220 Mill Road, Chelmsford, Massachusetts 01824-4178, and its telephone number is (781) 622-1000. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Company on or about December 14, 1998.


                               VOTING PROCEDURES

    The Board of Directors intends to present to the Meeting a proposal to approve the listing on the American Stock Exchange, Inc. of 5,961,225 shares (the "TDX Shares") of the Company's common stock, $.10 par value per share ("Common Stock"), to be issued in connection with the acquisition by the Company of Orion Research Inc., a manufacturer and supplier of electrochemistry systems ("Orion"), pursuant to an Agreement and Plan of Reorganization dated as of May 6, 1998 (the "Merger Agreement") among the Company, Thermedics Inc. ("Thermedics"), a publicly held subsidiary of Thermo Electron Corporation, Orion Acquisition Inc., a wholly-owned subsidiary of the Company, and Orion. A copy of the Merger Agreement is attached hereto as Appendix A.

    The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted. Proxies are being solicited by the Company.

    Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the management proposal and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

    The proposal to be voted upon at the Meeting must receive the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, for approval. An instruction to abstain from voting on the proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.


    Thermedics has agreed to vote all of the shares of Common Stock held by it as of the Record Date in favor of the management proposal to list the TDX Shares on the American Stock Exchange and all matters related thereto. As of the Record Date (without giving effect to the issuance of the TDX Shares), Thermedics beneficially owned approximately 76.6% of the outstanding Common Stock. ACCORDINGLY, APPROVAL OF THE PROPOSAL BY THE STOCKHOLDERS OF THE COMPANY IS ASSURED.


    A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Clerk of the Company received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting. Representatives of

Arthur Andersen LLP, the Company's independent public accountants since its inception in 1995, are not expected to be present at the Meeting.


    The outstanding stock of the Company entitled to vote (excluding shares held in treasury by the Company) as of December 9, 1998 (the "Record Date"), consisted of 13,355,459 shares of Common Stock. Only Stockholders of record at the close of business on the Record Date, are entitled to vote at the Meeting. Each share is entitled to one vote.


                   PROPOSAL TO APPROVE THE LISTING OF SHARES
       ISSUABLE IN CONNECTION WITH THE ACQUISITION OF ORION RESEARCH INC.

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

    On May 6, 1998, the Company, a publicly held subsidiary of Thermedics Inc. ("Thermedics"), agreed to purchase from Thermedics, a publicly held subsidiary of Thermo Electron Corporation ("Thermo Electron"), Orion Research Inc., a global manufacturer and supplier of electrochemistry systems ("Orion") in exchange for the right to receive 5,961,225 shares of the Company's Common Stock. The acquisition, which will become legally effective upon the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts will be made pursuant to an Agreement and Plan of Reorganization dated as of May 6, 1998 (the "Merger Agreement"), among the Company, Orion Acquisition Inc., a wholly-owned subsidiary of the Company ("Acquisition"), Thermedics, and Orion. Under the terms of the Merger Agreement, (i) Acquisition will be merged with and into Orion, (ii) outstanding shares of Orion's common stock will be canceled and converted into the right to receive 5,961,225 shares of the Company's Common Stock (the "TDX Shares"), (iii) each outstanding share of Acquisition's common stock will be canceled and converted into one share of the common stock of Orion and (iv) Orion will become a wholly-owned subsidiary of the Company.

    Approval of the Merger Agreement and the transactions contemplated thereby by the Stockholders of the Company is not required by the Business Corporation Law of the Commonwealth of Massachusetts, or by the Company's Articles of Organization or By-laws, as amended. However, the rules of the American Stock Exchange, Inc. (the "AMEX"), on which the Company's Common Stock is listed for trading, require that the holders of a majority of the Company's outstanding shares present and voting at a shareholders' meeting approve the listing of the TDX Shares to be issued pursuant to the Merger Agreement prior to their issuance. This approval is required pursuant to Section 712 of the AMEX Company Guide, which requires shareholder approval prior to listing of shares to be issued as consideration for an acquisition if any substantial shareholder of the listed company has a five percent or greater interest in the company to be acquired and the issuance of such shares as consideration could result in an increase in the outstanding shares of the listed company of five percent or more. Thermedics is a "substantial shareholder" of the Company and also has a greater than five percent interest in Orion. Moreover, the issuance of the 5,961,225 TDX Shares would result in an increase in the Company's outstanding shares of more than five percent. Thermedics has agreed to vote all of the shares of the Company's Common Stock held by it as of the Record Date of the Meeting in favor of the listing of the TDX Shares and all matters related thereto. As of the Record Date (without giving effect to the issuance of the TDX Shares), Thermedics owned approximately 76.6% of the outstanding Common Stock of the Company. After giving effect to the issuance of the TDX Shares pursuant to the Merger Agreement, Thermedics will own approximately 83.8% of such outstanding Common Stock.

BACKGROUND OF THE MERGER AGREEMENT

    The Company and Orion were initially intended to be combined in 1995 when Orion was acquired by Thermedics from an unrelated seller. Due to management changes at that time, however, it was determined that Orion should be a wholly-owned subsidiary of Thermedics. Management of the Company, Orion, and Thermedics believe the combination of the Company and Orion will bridge a gap between laboratory and process environments, and tap underdeveloped markets and applications for both companies in potential growth areas such as bio-chemistry, electro-chemistry, and other sensor technologies. The Company's products are largely high-end capital equipment. In contrast, Orion's solutions are generally high-volume, broad market catalog products. High-end capital equipment has limited market potential. The Company believes that the acquisition of Orion will enable it to leverage the sensor aspect of the Company's technology and provide products that access larger market applications. It is contemplated that the Company's next generation of products would maintain the technical integrity of the Company's existing products but be designed for lower cost markets and open new markets, applications and other opportunities for both the Company and Orion in the bio-science markets.

DETERMINATION OF THE PURCHASE PRICE FOR THE ACQUIRED COMPANY

    The Company has agreed to issue the 5,961,225 TDX Shares to Thermedics in consideration of the acquisition of Orion. The TDX Shares had a value of $65,800,000 based on the average of the closing prices of the Company's Common Stock for the five trading days ending immediately prior to April 14, 1998, the date of the Company's public announcement of its intent to acquire Orion. The consideration to be paid was derived by applying methodologies, to the extent possible, similar to the methodologies applied by an independent investment bank engaged by Thermedics in October 1995 prior to its acquisition of Orion, as well as an analysis based upon current and trailing ratios applied to both revenue and operating income of Orion.

REASONS FOR THE ACQUISITION/RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Company's Board of Directors believes that the acquisition of Orion complements the Company's existing product lines and is consistent with its long-term strategy. The Company's long-term strategy includes the development and marketing of new applications for its advanced instrumentation technologies and the acquisition of complementary businesses and technologies. The Company presently develops, manufactures and markets high-speed systems used for detection and product quality assurance in a variety of industrial and laboratory processes as well as in security system applications, which are generally combined with proprietary operations and analysis software to address the specific needs of the Company's customers. The Company plans to integrate the electrochemical analysis products manufactured by Orion for use by environmental, chemical, pharmaceutical, biotechnology and food and beverage industries into the Company's existing product lines. The Company's Board of Directors believes that the Company's acquisition of Orion will enable the Company to enter new markets for its products in which it is not well represented and to strengthen its presence in markets in which it already operates.

    In making the decision to engage in the acquisition of Orion, the Company's Board of Directors considered the following factors, which were considered to have a material bearing on the Board's decision: the types of products manufactured by Orion; the potential to integrate those products with those manufactured by the Company; the ability to expand the Company's existing technological and research capabilities; the geographic presence of sales, manufacturing, distribution and other facilities of Orion as compared with the existing geographic presence of the Company; perceived strengths of Orion's management, research and other personnel; Orion's financial history and financial projections; and the Company's ability to expand its market share, research capabilities, and technological capacity through integration of Orion with the Company's existing operations.

    The Company's Board of Directors considers attractive acquisition opportunities from time to time that are identified by the Company for the Board's review. The Board of Directors decided to proceed with the acquisition of Orion because it perceived synergies between the Company and Orion, as described above, that would make the acquisition beneficial for the Company and its Stockholders. At the time the Board approved the acquisition, the Company had not identified any acquisition candidates that it believed to be as attractive as Orion. Consequently, the Board did not consider at length any alternative transactions to the acquisition of Orion at the time it voted to approve such acquisition.

    As with any acquisition, however, there can be no assurance that the Company will be successful in integrating the businesses of Orion with its current operations, nor that the benefits which the Company's Board of Directors expects from the acquisition of Orion, as described above, will be achieved. If the Company were unsuccessful in achieving such integration, such failure could adversely affect the Company's performance. See "Forward-Looking Statements--Risks Associated with Acquisition Strategy."

    The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and believes that the Merger Agreement is fair to and in the best interests of the Company and its Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE LISTING OF THE TDX SHARES TO BE ISSUED IN CONNECTION WITH THE MERGER AGREEMENT.

ACCOUNTING TREATMENT OF THE ACQUISITION

    Because the Company and Orion were deemed for accounting purposes to be under control of their common majority owner, Thermedics, the acquisition has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's financial statements include the results of Orion from December 1, 1995, the date on which Thermedics acquired Orion. The TDX Shares have been deemed to be outstanding from that date.

SUMMARY OF THE MERGER AGREEMENT

    GENERAL

    On May 6, 1998, the Company agreed to purchase Orion from Thermedics in exchange for 5,961,225 shares of the Company's Common Stock. Under the terms of the Merger Agreement, Acquisition will be merged with and into Orion (the "Merger") with Orion being the surviving corporation, and the separate corporate existence of Acquisition shall cease. Following the Merger, Orion will be a wholly-owned subsidiary of the Company.

    EFFECTIVE DATE

    As soon as practicable after the satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement, the parties will cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and recorded in accordance with Section 78 of the Business Corporation Law of the Commonwealth of Massachusetts (the "BCLM"), and will take all such further actions as may be required by law to make the Merger effective. The Merger will become effective at such time as the Articles of Merger are filed with the Secretary of State of the Commonwealth of Massachusetts in accordance with the BCLM or at such later time as is specified in the Articles of Merger (the "Effective Time").

    ISSUANCE OF THE TDX SHARES

    Both (i) Thermedics' right to receive the TDX Shares and (ii) the closing of the transactions contemplated by the Merger Agreement (the "Closing") are conditioned on the prior listing of the TDX Shares for trading upon the AMEX. In the Merger Agreement, the Company agreed to take all action necessary in accordance with applicable law to convene a meeting of its Stockholders for the purpose of approving the listing of the TDX Shares for trading upon AMEX, and to recommend to the Stockholders the approval of such listing. In the Merger Agreement, Thermedics agreed to vote all of the shares of the Company's Common Stock held by it as of the record date of such meeting in favor of such listing. Accordingly, because Thermedics owns more than 50% of the Company's outstanding Common Stock, the listing of the TDX Shares is assured. Consequently, despite the fact that the Closing has not yet taken place, the Company and Thermedics have treated the acquisition of Orion as effectively complete.


    As of the Record Date (without giving effect to the issuance of the TDX Shares), Thermedics beneficially owned 10,225,387 shares of the Company's Common Stock, or approximately 76.6% of the outstanding shares. Giving effect to the issuance of the TDX Shares to Thermedics would increase Thermedics's ownership percentage to 83.8%.

    REPRESENTATIONS AND WARRANTIES

    In the Merger Agreement, the Company and Thermedics made certain representations and warranties to one another with respect to certain customary matters, such as their respective organization, their respective authority to enter into the Merger Agreement and the enforceability of the Merger Agreement. In addition, Thermedics made certain representations and warranties to the Company with respect to (i) the capitalization of Orion, (ii) environmental conditions with respect to Orion's properties, and (iii) Orion's audited consolidated balance sheets as at January 3, 1998 and as at December 28, 1996, and Orion's audited consolidated statements of earnings and cash flows for the fiscal years ended January 3, 1998 and December 28, 1996. Orion's audited consolidated balance sheet as of December 28, 1996, and Orion's audited consolidated statements of earnings and cash flows for the fiscal year ended December 28, 1996. The representations and warranties made by Thermedics with respect to environmental conditions at Orion's properties include statements regarding the absence of activity on premises occupied by Orion involving use, handling, storage, or disposal of hazardous or toxic wastes in violation of common law or any applicable environmental law. In addition, the representations and warranties of Thermedics with respect to Orion's consolidated financial statements state that such financial statements fairly present the financial condition, results of operations, and cash flows of Orion as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied. Each of these representations and warranties survives the Closing.

    AMENDMENTS; WAIVERS

    Any provision of the Merger Agreement may be amended or waived by the mutual consent of the parties at any time. The Company does not expect that any material provisions of the Merger Agreement will be amended or waived. However, as any amendment or waiver of any provision of the Merger Agreement requires the consent of both the Company and Thermedics, any changes made will be the result of negotiation between and agreement by both parties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    No gain or loss for federal income tax purposes will be recognized by the Company in connection with the acquisition of Orion or the issuance of the TDX Shares. Neither the Company nor Thermedics intends to request a ruling from the Internal Revenue Service with respect to the transaction.

REGULATORY APPROVALS

    No federal or state regulatory approvals are required in order to issue the TDX Shares pursuant to the Merger Agreement.

NO DISSENTERS' APPRAISAL RIGHTS

    Under applicable provisions of BCML, holders of the Company's Common Stock will not have any dissenters' appraisal rights in connection with the listing of the TDX Shares, or any other transaction described in this proxy statement, to be acted upon at the Meeting.

                   INFORMATION CONCERNING ORION RESEARCH INC.

BUSINESS

GENERAL

    Under the terms of the Merger Agreement, the Company will acquire all of the issued and outstanding shares of Orion in exchange for the right to receive 5,961,225 TDX Shares. The principal executive office of Orion is 500 Cummings Center, Beverly, Massachusetts 01915, and its telephone number is 978-922-4400.

    Orion manufactures electrochemistry systems that determine the quality of a wide variety of substances by measuring their pH, ions, dissolved oxygen, and conductivity. These systems are used primarily in the environmental, food, beverage, chemical, biomedical research and pharmaceutical industries. The underlying sensor technology in Orion's products is used as a measurement or analysis device for controlling a process. Some characteristics include interacting directly with a sample, repeated use, and real time continuous monitoring. Sensor technology provides a basic methodology for obtaining the state of the product quality.

    Orion's products include the following:

               PRODUCTS                    BRAND
---------------------------------------  ---------
Pure Water Monitors                        Orion
AutoChemistry                              Orion
Karl Fischer Titrators                     Orion
Sage-TM- Pumps                             Orion
Loss-on-drying Moisture Balance            Orion
Microbalances                              Orion
pH meters                                  Orion
ISE meters                                 Orion
Dissolved Oxygen meters                    Orion
Conductivity meters                        Orion
Buffers                                    Orion
Electrode Fill Solutions                   Orion
Electrodes (pH, ISE)                      Russell
Electrodes (pH, ISE)                       Orion

    The Laboratory pH/ISE segment of products identify and quantify more than 100 chemical substances found in various solutions, foods, pharmaceuticals, soils, bodily fluids and industrial and municipal water and waste-water systems. Products used in these applications include pH/ISE electrodes, meters, reagents, and automated analysis systems. These products are marketed under the Orion brand name and under private label arrangements with major instrumentation companies and distributors around the world.

    The Pure Water Monitors segment of products include a family of high-purity water monitoring systems marketed under the Orion brand name. These systems use ion selective technology to monitor more than 10 different parameters required for the control of high-purity water systems in power generation and other industrial applications such as pulp and paper, chemicals, semiconductors, pharmaceutical and food and beverages.

    Orion distributes its products through major laboratory supply dealers, various third-party distributors and a small direct sales force.

INTELLECTUAL PROPERTY

    Orion's policy is to protect its intellectual property rights by appropriate means, including applying for patents. Orion is the owner of 18 patents expiring at various dates between December 27, 1998 and March 2, 2015.

PRINCIPAL CUSTOMERS

    Orion's principal industrial customers are in the environmental, chemical, and petrochemical, pharmaceutical and biotechnology and food and beverage industries. Orion also sells its products to governmental agencies and academic institutions.

COMPETITION

    Orion competes primarily on the basis of performance, price, and customer service. Major competitors in pH and ISE products include Fisher Scientific Corp., Horiba Instruments, Inc., and Mettler-Toledo International Inc., Horiba Instruments, Inc., Wissenchaftlich-Technische Werkstaetten GmbH, and YSI Incorporated are competitors in the dissolved oxygen and conductivity products. Major competitors in microbalances include Mettler-Toledo International Inc. and Sartorius Corp. In pure water process monitors, competitors include Hach Company, Horiba International Inc., and Honeywell/Leeds Northrop. The broad titration and moisture analysis markets are dominated by industry leaders Brinkmann Instruments, Inc. and Mettler-Toledo International Inc.

MANAGEMENT

    The following sets forth information concerning management of Orion.


    James Barbookles is president and chief executive officer of Orion. Mr. Barbookles joined Orion in February of 1989 as vice president of research, development and engineering. In March 1993 he was promoted to president and chief operating officer and in 1995 he was named chief executive officer. Prior to joining Orion, Mr. Barbookles served as Director of Engineering at Cambridge Instruments. Previously, Mr. Barbookles served in a number of engineering management positions at a variety of technology based companies, including Sierra Research Corporation, United Nuclear Corporation and Pratt & Whitney Aircraft. He holds a bachelor's degree in electrical engineering from the State University of New York at Buffalo and an M.B.A. from Rensselaer Polytechnical Institute. Mr. Barbookles is also president and chief executive officer of the Company. He was appointed president and chief executive officer of the Company in November 1997.


EMPLOYEES


    As of October 3, 1998, Orion had 329 employees. Of these, 48 were engaged in research and development, 169 were engaged in manufacturing, and 112 were engaged in selling, general, and administration. The Company believes that Orion's relations with its employees are good.


RESEARCH AND DEVELOPMENT


    Orion's research and development organization operates at its two primary manufacturing facilities. This structure allows R&D teams to focus on products that are manufactured in the facility where they are based and to work closely with the relevant engineering, sales, and service personnel while developing products. Orion's development programs focus on upgrading capabilities while increasing product quality and reliability. Orion's in-house capabilities are centered around high value-added engineering and design, testing and assembly. Orion focuses on designing products that are not only technically superior, but also easier to manufacture and test than competing products. Orion's internally funded research and development expenses were $3,412,000, $4,592,000, and $3,751,000 in fiscal years, 1996, 1997, and the first nine months of fiscal 1998, respectively.


PROPERTIES

    Orion is headquartered in 115,000 square feet of office and manufacturing space in Beverly, Massachusetts pursuant to a lease expiring in 2006. Orion also maintains manufacturing facilities in Carolina, Puerto Rico and Auchtermuchty, Fife, Scotland. With the exception of the facility in Scotland, all the facilities are leased. The Company believes that Orion's facilities are adequate for its present operations and that other suitable space is readily available if any of the leases for such facilities are not extended.

SELECTED QUARTERLY FINANCIAL DATA--ORION RESEARCH INC.

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                           1997
                                                                        ------------------------------------------
                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                        ---------  ---------  ---------  ---------
Revenues..............................................................  $  13,103  $  13,242  $  13,600  $  13,109
Gross Profit..........................................................      7,694      7,822      7,940      7,734
Net Income............................................................      1,218      1,610      1,840      1,768

                                                                                           1996
                                                                        ------------------------------------------
                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                        ---------  ---------  ---------  ---------
Revenues..............................................................  $  12,855  $  12,265  $  13,008  $  12,726
Gross Profit..........................................................      6,517      7,005      7,126      7,099
Net Income............................................................        844      1,239      1,393      1,461

              SELECTED FINANCIAL INFORMATION--ORION RESEARCH INC.

    The selected financial information below as of and for the fiscal years ended January 3, 1998, and December 28, 1996, and for the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, has been derived from Orion Research Inc.'s Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this Proxy Statement. The selected financial information as of and for the fiscal years ended December 31, 1994, January 1, 1994, and as of December 30, 1995, and November 30, 1995, has not been audited but, in the opinion of Orion Research Inc., includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis.


                                            THE COMPANY(1)                     PREDECESSOR(1)
                                   ---------------------------------  ---------------------------------
                                                           DEC. 1,      JAN. 1,
                                    FISCAL YEAR ENDED       1995         1995       FISCAL YEAR ENDED
                                   --------------------    THROUGH      THROUGH    --------------------
                                    JAN. 3,   DEC. 28,    DEC. 30,     NOV. 30,    DEC. 31,    JAN. 1,
                                     1998       1996        1995         1995        1994       1994
                                   ---------  ---------  -----------  -----------  ---------  ---------
                                                              (IN THOUSANDS)
STATEMENT OF INCOME DATA:
  Revenues.......................  $  53,054  $  50,854   $   4,989    $  43,165   $  46,265  $  47,698
                                   ---------  ---------  -----------  -----------  ---------  ---------
  Cost and Operating Expenses:
    Cost of revenues.............     21,864     23,107       2,216       18,308      20,549     19,996
    Selling, general, and
      administrative expenses....     15,871     16,106       1,337       15,379      13,309     14,494
    Research and development
      expenses...................      4,592      3,412         327        3,244       3,511      3,994
    Restructuring expenses.......     --         --          --           --          --          1,460
                                   ---------  ---------  -----------  -----------  ---------  ---------
                                      42,327     42,625       3,880       36,931      37,369     39,944
                                   ---------  ---------  -----------  -----------  ---------  ---------
  Operating Income...............     10,727      8,229       1,109        6,234       8,896      7,754
  Interest Expense...............     --         --          --             (220)        (60)      (529)
                                   ---------  ---------  -----------  -----------  ---------  ---------
  Income Before Provision for
    Income Taxes.................     10,727      8,229       1,109        6,014       8,836      7,225
  Provision for Income Taxes.....      4,291      3,292         444        2,206       3,199      2,532
                                   ---------  ---------  -----------  -----------  ---------  ---------
  Net Income.....................  $   6,436  $   4,937   $     665    $   3,808   $   5,637  $   4,693
                                   ---------  ---------  -----------  -----------  ---------  ---------
                                   ---------  ---------  -----------  -----------  ---------  ---------
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working Capital................  $   9,126  $   8,957   $   8,096                $   8,268  $   7,323
  Total Assets...................     61,570     62,575      64,273                   25,187     26,539
  Long-term Obligations..........     --         --          --                          560        769
  Shareholder's Investment.......     53,114     54,544      55,442                   18,824     18,691


------------------------

(1) In December 1995, Thermedics acquired the Orion Products Division (the "Predecessor") of Analytical Technology Inc. (ATI). Periods prior to December 1995 represent the results of Orion included in Thermedic's December 1, 1995 Current Report on Form 8-K/A, filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--ORION RESEARCH INC.

    Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Orion to differ materially from those indicated by such forward-looking statements, including those detailed under the heading "Forward-looking Statements."

RESULTS OF OPERATIONS

    1997 COMPARED WITH 1996

    Revenues increased to $53.1 million in 1997 from $50.9 million in 1996. Of the total increase in revenues, $1.4 million was from international sales while the remainder was domestic. Sales of Orion's laboratory products increased primarily due to an increase in both domestic and international demand for pH, ISE (ion-selective electrodes), dissolved oxygen and conductivity measurement products. In addition, sales of process monitoring products increased. These increases were offset in part by decreases in sales of private-label brand laboratory products.

    The gross profit margin increased to 59% in 1997 from 55% in 1996. This increase was primarily due to lower overhead expenses resulting from the relocation of Orion's domestic manufacturing facility in October 1996 and also from the inclusion of a $0.8 million charge in 1996 as a result of obsolescence created by planned product changes.

    Selling, general, and administrative expenses as a percentage of revenues decreased to 30% in 1997 from 32% in 1996. The decline was primarily due to nonrecurring costs of $1.5 million in 1996 related to moving expenses for the relocation of Orion's domestic manufacturing facility and, to a lesser extent, an increase in revenues in 1997.

    Research and development expenses increased to $4.6 million in 1997 from $3.4 million in 1996, primarily due to costs related to the improvement and expansion of both Orion's laboratory and process monitoring products, as well as internal development of enhanced sensor technology.


    The effective tax rate was 40% in 1997 and 1996. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes and amortization of cost in excess of net assets of acquired companies, offset in part by a foreign tax rate differential.


    1996 COMPARED WITH 1995

    Revenues increased to $50.9 million in 1996 from $48.2 million in 1995. Of the total increase in revenues, $2.5 million was from domestic sales while the remainder was international. Sales of private-label brand laboratory products increased $2.7 million due to a full year of manufacturing under a contract received during 1995. Sales of pH and conductivity measurement products increased due to higher demand. These increases were offset in part by a 4% decrease in sales of both laboratory and process monitoring products as a result of lower demand.

    The gross profit margin decreased to 55% in 1996 from 57% in 1995 as a result of volume increases in lower margin private-label brand laboratory products.

    Selling, general, and administrative expenses as a percentage of revenues decreased to 32% in 1996 from 35% in 1995. This decrease is primarily due to an increase in revenues offset in part by nonrecurring costs of $1.5 million in 1996 related to moving expenses for the relocation of Orion's domestic manufacturing facility.

    Research and development expenses remained relatively unchanged at $3.4 million in 1996 and $3.6 million in 1995.

    Interest expense of $0.2 million in 1995 relates to short- and long-term obligations of Orion as the predecessor company.

    The effective tax rates were 40% and 37% in 1996 and 1995, respectively. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes. The effective tax rate increased in 1996 as a result of amortization of cost in excess of net assets acquired companies as a result of the acquisition of Orion by Thermedics Detection.

LIQUIDITY AND CAPITAL RESOURCES

    Consolidated working capital was $9.1 million at January 3, 1998, compared with $9.0 million at December 28, 1996. Included in working capital are cash and cash equivalents of $1.6 million at January 3, 1998, compared with $0.8 million at December 28, 1996.

    During 1997, $9.8 million of cash was provided by operating activities. During this period, cash of $1.3 million was used to fund an increase in inventories primarily relating to ensuring proper service levels. This use of cash was offset in part by $1.0 million of cash provided by a decrease in accounts receivable, due to timing of receipts as a result of increased collection efforts during 1997.

    Orion's investing activities during 1997 consisted of the expenditure of $1.1 million for purchases of property, plant, and equipment.


    During 1997, the Orion's financing activities used cash of $7.8 million, due to transfers to its parent company.



YEAR 2000



    Orion continues to assess the potential impact of the year 2000 on Orion's internal business systems, products, and operations. Orion's year 2000 initiatives include (i) testing and upgrading internal business systems and facilities; (ii) testing and developing necessary upgrades for Orion's current products and certain discontinued products; (iii) contacting key suppliers, vendors, and customers to determine their year 2000 compliance status; and (iv) developing contingency plans.



    ORION'S STATE OF READINESS



    Orion has tested and evaluated its critical information technology systems for year 2000 compliance, including its significant computer systems, software applications, and related equipment. Orion is currently in the process of upgrading or replacing its noncompliant systems. In most cases, such upgrades or replacements are being made in the ordinary course of business. Orion expects that all of its material information-technology systems will be year 2000 compliant by the end of 1999. Orion is also evaluating the potential year 2000 impact on its facilities, including its buildings and utility systems. Any problems that are identified will be prioritized and remediated based on their assigned priority. Orion will continue periodic testing of its critical internal business systems and facilities in an effort to minimize operating disruptions due to year 2000 issues.



    Orion believes that all of the material products that it currently manufactures and sells are year 2000 compliant. However, as many of Orion's products are complex, interact with third-party products, and operate on computer systems that are not under Orion's control, there can be no assurance that Orion has identified all of the year 2000 problems with its current products. Orion believes that certain of its older products, which it no longer manufactures or sells, may not be year 2000 compliant. Orion is continuing to test and evaluate such products and may offer upgrades or alternative products where reasonably practicable.



    Orion is in the process of identifying and contacting suppliers, vendors, and customers that are believed to be significant to Orion's business operations in order to assess their year 2000 readiness. As part of this effort, Orion has developed and is distributing questionnaires relating to year 2000 compliance to its significant suppliers, vendors, and customers. Orion intends to follow-up and monitor the year 2000 compliant progress of significant suppliers, vendors, and customers that indicate that they are not year 2000 compliant or that do not respond to Orion's questionnaires.



    CONTINGENCY PLAN



    Orion intends to develop a contingency plan that will allow its primary business operations to continue despite disruptions due to year 2000 problems. This plan may include identifying and securing other suppliers, increasing inventories, and modifying production facilities and schedules. As Orion continues to evaluate the year 2000 readiness of its business systems and facilities, products and significant suppliers, vendors, and customers, it will modify and adjust its contingency plan as may be required.



    COSTS TO ADDRESS ORION'S YEAR 2000 ISSUES



    To date, costs incurred in connection with the year 2000 issue have not been material. Orion does not expect total year 2000 remediation costs to be material, but there can be no assurance that Orion will not encounter unexpected costs or delays in achieving year 2000 compliance.



    RISKS OF ORION'S YEAR 2000 ISSUES



    While Orion is attempting to minimize any negative consequences arising from the year 2000 issue, there can be no assurance that year 2000 problems will not have a material adverse impact on Orion's business, operations, or financial condition. While Orion expects that upgrades to its internal business systems will be completed in a timely fashion, there can be no assurance that Orion will not encounter unexpected costs or delays. Despite its efforts to ensure that its material current products are year 2000 compliant, Orion may see an increase in warranty and other claims, especially those related to Company products that incorporate, or operate using third-party software or hardware. In addition, certain of Orion's older products, which it no longer manufactures or sells, may not be year 2000 compliant, which may expose Orion to claims. If any of Orion's material suppliers, vendors, or customers experience business disruptions due to year 2000 issues, Orion might also be materially adversely affected. Orion's research and development, production, distribution, financial, administrative, and communications operations might be disrupted. There is expected to be a significant amount of litigation relating to the year 2000 issue and there can be no assurance that Orion will not incur material costs in defending or bringing lawsuits. Any unexpected costs or delays arising from the year 2000 issue could have a significant adverse impact on Orion's business, operations, and financial condition.

                       INFORMATION CONCERNING THE COMPANY

    On August 12, 1998, Thermo Electron issued a press release regarding a proposed reorganization at Thermo Electron involving certain of Thermo Electron's subsidiaries, including the Company.

    In the press release, Thermo Electron announced that the Company may be taken private and become a wholly-owned subsidiary of Thermo Instrument Systems Inc. It is currently contemplated that Stockholders of the Company would receive cash or shares of the common stock of Thermo Instrument Systems Inc. in exchange for their shares of the Company's Common Stock.

    The completion of the transaction described in the preceding paragraph is subject to numerous conditions, including the establishment of prices or exchange ratios; confirmation of anticipated tax consequences; the approval of the Board of Directors of Thermedics; the negotiation and execution of a definitive merger agreement; the receipt of a fairness opinion from an investment banking firm that the transaction is fair to the Company's shareholders (other than Thermedics and Thermo Electron) from a financial point of view; the approval of the Company's Board of Directors, including its independent directors; and clearance by the Securities and Exchange Commission of any necessary documents regarding the proposed transaction.

BUSINESS

GENERAL

    The Company is engaged in the development, manufacture, and sale of high-speed detection and measurement systems used in on-line industrial process applications, security applications, and laboratory analysis.

PRINCIPAL PRODUCTS AND SERVICES


    PROCESS DETECTION SYSTEMS


    The Company designs, manufactures, and markets high-speed on-line trace (parts-per-trillion) measurement, detection, and rejection equipment that uses particle- and vapor-detection, and other technologies for product quality and productivity applications.


    Alexus. The Company's Alexus systems detect trace amounts of constituents that affect product quality in refillable plastic soft drink, water, and other beverage containers. The Company's Alexus systems, introduced in 1992, have been installed on almost 300 bottling lines in more than 30 countries throughout the world, primarily in Europe and Latin America by The Coca-Cola Company, Perrier, and other major beverage producers. For the nine months ended October 3, 1998, and during 1997, 1996, and 1995, the Company derived revenues of $8.2 million, $19.2 million, $14.9 million, and $18.5 million, respectively, from Alexus systems.



    InScan. The Company's InScan system uses high-speed X-ray imaging technology to determine accurate fill volume, net volume, and package integrity of containers for the beverage, food, and other industries. InScan uses a low-power X-ray to capture data both vertically and horizontally. This data produces an instant, detailed image of each container, which InScan's proprietary software automatically compares to a predetermined profile used to generate mathematical algorithms to determine whether the container is acceptable. InScan incorporates a sophisticated, high-speed rejection system that automatically removes unacceptable containers from the line. The Company shipped its first InScan units in 1996. The Company's InScan systems are currently used by major beer and soft drink companies in the U.S. and overseas, including Miller Brewing Company, Molson Brewery, Coors Brewing Company, Guinness Brewing Company, and The Coca-Cola Company. The Company also made its first sales in 1997 to the household product industry, through Clorox Products Manufacturing Company, and to the cosmetics industry, through Estee Lauder.

    Moisture Systems. The Company's Moisture Systems division, acquired in 1996, designs, manufactures, and markets equipment that uses near-infrared ("NIR") spectroscopy to measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives, and coatings, in a variety of manufacturing processes. The Company's systems are used across the food, pharmaceutical, chemical, petrochemical, tobacco, forest products, paper converting, plastics, textiles, corrugating, and other industries. In 1997, the Company introduced the Quadra Beam 6600T, a system that combines an NIR sensor with a processor that displays ingredient information to offer customers a less expensive, easy-to-install, and space-saving on-line analyzer. For the first nine months ended October 3, 1998 and during 1997 and 1996, the Company derived revenues of $9.9 million and $15.4 million and $18.0 million, respectively, from Moisture Systems.


    LABORATORY INSTRUMENTS

    Flash-GC Gas Chromatography Systems. The Company designs, manufactures, and markets high-speed gas chromatography systems that can analyze chemical samples at speeds 20 to 50 times faster than conventional gas chromatography. The Company currently markets its systems under the trade name "Flash-GC" to analytical services and quality laboratories and for near on-line process and quality-control applications that require high-speed results. The Company also intends to target certain other segments of the conventional gas chromatography market in which access to high-speed analysis would be advantageous. The Flash-GC has applications in the food, flavors, fragrance, chemical, pharmaceutical, forensics, and automotive industries, as well as in medical and environmental laboratories. The Company intends to target only those sectors of the laboratory and process gas chromatography market that are expected to place a premium on near-instant analysis.


    EZ FLASH SYSTEMS


    EZ Flash-TM- systems. The Company designs, manufactures and markets laboratory products that interface with most any conventional GC system. The EZ-Flash-TM- is an upgrade kit that converts a conventional GC to a Flash-GC-TM-. EZ Flash combines industry proven Flash-GC column technology with a conventional GC in a simple to install upgrade kit. EZ Flash columns mount inside an oven a GC system and allows a user of a GC to increase sample throughput from 5 to 30 times with accurate and repeatable analyses. The Company has applications in food, flavors, fragrance, polymer, residual solvents, environmental, pharmaceutical, petrochemical, hydrocarbon, forensics and clinical markets.


    SECURITY INSTRUMENTS


    The Company designs, manufactures, and markets security instruments that use trace particle- and vapor-detection techniques for forensics, search and screening applications under the direction of police, border police, transportation authorities, and carriers.

    EGIS Systems. The Company's principal security instrument is the EGIS system, a highly sensitive particle- and vapor-detection system for screening people, baggage, packages, freight, and electronic equipment such as personal computers for the presence of a wide range of explosives, including plastic explosives that have proven difficult to detect using conventional methods. The EGIS system is designed for stand-alone use in the detection of explosives in carry-on items and on personnel, and can be used in conjunction with enhanced X-ray and other advanced imaging systems to provide a comprehensive explosives-detection system for checked luggage. The Company believes that EGIS is the most accurate and most sensitive high-speed trace explosives-detection system available today. EGIS utilizes the same high-speed gas chromatography technology used in the Flash-GC, combined with chemiluminescent detection techniques to detect ultratrace quantities of certain explosives and taggants, and to indicate the concentration and type of explosive detected. Because EGIS' chemiluminescent detector responds only to compounds of certain structures in the sample, rather than to the thousands of compounds that may be contained in the sample, EGIS is more selective than competing trace-detection systems, with fewer false-positive readings. A processor in EGIS compares the chemical profile of the sample to the known profiles of various explosives, including TNT, nitroglycerin, PETN, Semtex, and C-4. Within seconds of the introduction of the sample into EGIS, the system determines whether explosives are present, and, if so, identifies the type and amount. Initially developed with internal funds and contract funding from the Federal Aviation Administration (the "FAA") and the U.S. Department of State, more than 200 EGIS units have been deployed to date. The EGIS system is currently operational in 24 countries and is in use in carry-on and checked-luggage screening at more than 45 international airports. EGIS is also used in government buildings and embassies, and at border crossings and other locations where there is a high degree of concern for security. The EGIS system has assisted in identifying explosives used in terrorist bombings, including those in the Federal Building in Oklahoma City and the World Trade Center in New York, as well as in Israel, Buenos Aires, and the United Kingdom. In March 1996, the Company supplied the U.S. government with eight EGIS systems to provide counter-terrorism support in Israel. Most recently, the Bureau of Alcohol, Tobacco and Firearms and the Federal Bureau of Investigation used EGIS systems in their attempt to identify the cause of the crash of TWA Flight 800. For the nine months ended October 3, 1998, and during 1997, 1996, and 1995, the Company derived revenues of $6.9 million, $10.3 million, $7.1 million, and $4.6 million, respectively, from EGIS systems. In September 1996, the Company entered into a development contract with the FAA to develop EGIS II, a lower-cost EGIS unit for use in more portable applications such as remote security checkpoints and counter-terrorism activities. In November 1996, the Company introduced its new SecurScan, a prototype of a walk-through trace detector designed to screen 10 passengers per minute, and introduced its Rampart system, a lower-cost unit for airport applications, in 1997. In addition, in 1997, the Company entered into a development contract with the British Ministry of Defense to develop an explosive-detection system that is even more sensitive than the EGIS system.


PATENTS, LICENSES, AND TRADEMARKS

    The Company's policy is to protect its intellectual property rights by appropriate means, including applying for patents. The Company also enters into licensing agreements with other companies in which it grants or receives rights to specific patents and technical know-how. The Company owns 38 U.S. patents, and has filed applications for four additional United States patents. The Company's U.S. patents, more than 60% of which were issued after 1990, have expiration dates ranging from 1998 through 2014. The Company also owns corresponding patents, or has filed corresponding applications, in a number of jurisdictions throughout the world. In addition, the Company has an exclusive, perpetual, royalty-free license under ten patents covering the use of near-infrared and very near-infrared emitting diodes for on-line spectral measurements. The Company owns several patents covering certain aspects of its chemiluminescent analysis technology and high-speed gas chromatography technology. The Company believes that these patents provide the Company with competitive advantages in the markets for certain of its products. The Company also considers technical know-how, trade secrets, and trademarks to be important to its business.

DEPENDENCY ON A SINGLE CUSTOMER


    Sales to The Coca-Cola Company accounted for 14%, 13%, 11%, and 36% of the Company's total revenues in the first nine months of 1998, and during 1997, 1996, and 1995, respectively.


BACKLOG


    The Company's backlog of firm orders was $4,743,000, $9,374,000 and $14,574,000 as of October 3, 1998, January 3, 1998, and December 28, 1996,
respectively. Certain of these orders are cancellable by the customer upon payment of a cancellation charge. The Company believes that substantially all of the backlog at October 3, 1998 will be shipped or completed during the next twelve months. The Company does not believe that the size of its backlog is necessarily indicative of intermediate or long-term trends in its business.

GOVERNMENT CONTRACTS

    The security instruments manufactured and marketed by the Company for use in airports are subject to regulation by the FAA, corresponding foreign governmental authorities, The International Civil Aviation Organization, and the United Nations organization and are responsible for establishing standard practices for the aviation industry on a worldwide basis. Sales of the Company's security instruments for use in airports have been and will continue to be dependent upon governmental initiatives to require or support the screening of baggage, carry-on items, and people with advanced explosives-detection equipment. Substantially all of such systems have been installed at airports in countries in which the applicable government or regulatory authority overseeing the operations of the airport has mandated such screening. Such mandates are influenced by many factors outside of the control of the Company, including political and budgetary concerns of governments, airlines, and airports. To date, the FAA has not mandated the use of any explosives-detection system.

COMPETITION

    The markets for the Company's products are highly competitive. Competitors may develop superior products or products of similar quality for sale at the same or lower prices. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by new industry standards or changing technology. There can be no assurance that the Company will be able to compete successfully with existing or new competitors. The Company employs a variety of sales methods for its products and services that are designed to fit the needs of particular customer groups.

    PROCESS DETECTION SYSTEMS

    The Company's product quality assurance systems compete with detection systems manufactured by numerous companies. The Company believes, however, that these companies are generally focused on particular niches in the process detection systems market, only in some of which the Company competes. The Alexus system encounters competition throughout the world, but primarily in the German-speaking areas of Europe, with products offered by Walter Grassle GmbH of Germany and Sudtronics S.A. of Switzerland. InScan competes with gamma-based beverage fill-height detectors offered by a number of companies, including Industrial Dynamics Company, based in California, and Heuft Systemtechnik GmbH, based in Germany. Alexus systems are also sold through Krones GmbH, a large German turnkey plant contractor for new bottling lines. Competition in the moisture-detection market is highly fragmented. The Company's principal competitor in this market is Infrared Engineering Limited, based in England. The Company sells and services both its InScan and moisture systems equipment through a mix of direct sales, manufacturers' representatives, and original equipment manufacturer relationships around the world. The Company also operates factory service centers for these products. The Flash-GC is a new technology competing in the developing high-speed gas chromatography market segment. The Company's Flash-GC competes principally against high-speed gas chromatographs offered by ChromFast, based in Michigan. The Company's Flash-GC systems are sold through a direct sales and services organization. The Company is currently attempting to recruit additional direct sales representatives for certain regions of the United States.

    Competition in the markets for each of the Company's process detection systems is based primarily on performance, durability, service and, to a lesser extent, price. The Company believes that its systems' performance and speed, as well as the Company's reputation for developing superior new technologies and for the innovative application of existing technologies to a variety of high-speed production environments and product quality assurance problems, are competitive advantages.

    SECURITY INSTRUMENTS

    In the security instrument market, the Company competes with a small number of companies, including other makers of chemical trace detection instruments, and, to a lesser degree, makers of enhanced X-ray detectors. Competition in this market is based primarily on performance, including speed, accuracy, and the range of explosives that can be detected; ease of use; service; and price. The Company's principal competitor in the trace detection market is Barringer Technologies Inc., a Canadian firm that has placed several trace detectors in airport applications. The Company's security instruments are sold to a few key decision-makers around the world, primarily government agencies or private companies fulfilling government regulations. Accordingly, sales are made by a small, specialized direct sales force, supported by a broader service organization, from offices shared with Alexus sales and service organizations.

NEW PRODUCTS; AND RESEARCH AND DEVELOPMENT

    The Company maintains active programs for the development and introduction of new products and improvements to existing products. The Company also seeks to develop new applications for its existing products and technology. The Company is currently devoting significant resources toward the enhancement of its existing products and the development of new products and technologies, including: enhancing InScan with wider and higher tunnels and varying x-ray arrays, which will allow larger containers to be examined, and make possible the detection of foreign objects and, in some applications, product defects in packaged goods for the food, consumer products, and other industries; developing an advanced generation of moisture-detection products to address recently identified customers needs; enhancing the Flash-GC to broaden its applications, and developing EZ-Flash which interfaces with any conventional GC system to increase its performance time. The Company also is continuing to develop EGIS II (formerly named "Rampart"), a lower-cost unit for use in airport screening of carry-on baggage. In addition, the British Ministry of Defense ("MOD") is sponsoring the MOD Explosion Particle Detection Program. The contract is a sole-source contract presented to the Company based upon the well-known performance of the EGIS System.

    The Company also performs contract engineering and/or development on behalf of its customers. Recent contracts have included funding by the FAA of the development of the SecurScan walk-through explosives-detection system as well as feasibility studies and initial development work for EGIS II. The Company believes that its reputation for being able to apply its core technologies to solve the problems of its customers provides the Company with a significant competitive advantage.


    Company-funded research and development expenses were $7,426,000, $9,643,000, $8,100,000, and $3,068,000 in the first nine months of 1998, and during 1997, 1996, and 1995, respectively. Contract research and development revenues were $853,000, $1,376,000, $1,758,000, and $3,987,000 in the first nine months of 1998 and during 1997, 1996, and 1995, respectively.


NUMBER OF EMPLOYEES


    As of October 3, 1998, the Company had 194 full-time employees. The Company considers its relations with its employees to be good.


PROPERTIES

    The Company operates from two principal facilities: an 85,000-square foot office, research and development, and manufacturing facility in Chelmsford, Massachusetts occupied under a lease expiring in 2006, subject to one five-year renewal option at the election of the Company; and a 35,000-square foot office and manufacturing facility in Hopkinton, Massachusetts, occupied under a lease expiring in 1999. The Company also leases approximately 10,000 square feet in Enschede, Holland, occupied under a lease expiring in 2000. In addition, the Company leases approximately 8,500 square feet of office space throughout the world for its sales and service operations. The Company believes that these facilities are adequate for its present operations.

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

    The Company's Common Stock has been publicly traded on the AMEX since its initial public offering on February 21, 1997. The following table sets forth the high and low sales prices for the periods indicated of the Company's Common Stock, as reported in the consolidated transaction reporting system.


                                                                                 HIGH      LOW
                                                                                -------  --------
1997
First Quarter (beginning February 21, 1997)....................................  12 1/8   10 7/8
Second Quarter.................................................................  12 7/8    9 3/4
Third Quarter..................................................................  12        9 7/8
Fourth Quarter.................................................................  11 5/8    9 3/16
1998
First Quarter..................................................................  11 5/8    8 5/8
Second Quarter.................................................................  11 3/8    8 1/8
Third Quarter..................................................................   9 1/2    6 9/16
Fourth Quarter (through December 9, 1998)......................................



    The high, low and closing prices of the Company's Common Stock on the AMEX on April 13, 1998, the date preceding the public announcement of the Merger Agreement, were $11, $10 1/2 and $10 1/2, respectively. On December 9, 1998, the closing price of the Common Stock on the AMEX was $7 5/8 per share. There were 271 holders of Common Stock of record as of December 9, 1998. Holders of Common Stock do not have any preemptive rights to subscribe for additional issuances of Common Stock or securities convertible into Common Stock.


    The Company has never paid cash dividends to its stockholders and does not expect to pay cash dividends in the future because its policy has been to use earnings to finance expansion and growth. Payment of dividends rests within the discretion of the Company's Board of Directors and will depend upon, among other factors, the Company's earnings, capital requirements, and financial condition.

SELECTED QUARTERLY FINANCIAL DATA--THERMEDICS DETECTION INC.

                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                           1998
                                                                        ------------------------------------------
                                                                          FIRST     SECOND      THIRD
                                                                        ---------  ---------  ---------
Revenues..............................................................  $  23,707  $  23,957  $  23,569
Gross Profit..........................................................     12,708     13,217     13,061
Net Income............................................................      2,050      2,235      2,667
Basic and Diluted Earnings per Share..................................        .11        .12        .14


                                                                                           1997
                                                                        ------------------------------------------
                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                        ---------  ---------  ---------  ---------
Revenues..............................................................  $  25,532  $  25,639  $  26,232  $  26,971
Gross Profit..........................................................     14,027     14,342     14,590     15,020
Net Income............................................................      2,242      3,025      3,526      3,713
Basic and Diluted Earnings per Share..................................        .13        .16        .18        .19

                                                                                           1996
                                                                        ------------------------------------------
                                                                        FIRST(1)    SECOND      THIRD     FOURTH
                                                                        ---------  ---------  ---------  ---------
Revenues..............................................................  $  22,200  $  22,369  $  24,125  $  25,910
Gross Profit..........................................................     10,680     11,033     12,673     14,608
Net Income (Loss).....................................................        320         (5)     2,098      2,886
Basic and Diluted Earnings per Share..................................        .02     --            .13        .18


------------------------

(1) Reflects the January 1996 acquisitions of Moisture Systems and Rutter.

           SELECTED FINANCIAL INFORMATION--THERMEDICS DETECTION INC.


    The selected financial information included below for Thermedics Detection Inc. (the Company) as of and for the fiscal years ended January 3, 1998, and December 28, 1996, and for the fiscal year ended December 30, 1995, has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this Proxy Statement. The selected financial information as of December 30, 1995, and as of and for the fiscal year ended December 31, 1994, has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included in this Proxy Statement. The selected financial information as of and for the nine months ended October 3, 1998, and September 27, 1997, and as of and for the fiscal year ended January 1, 1994, has not been audited but, in the opinion of the Company, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the nine months ended October 3, 1998, are not necessarily indicative of results for the entire year.



                                                  NINE MONTHS ENDED
                                              -------------------------                        FISCAL YEAR
                                              OCTOBER 3,  SEPTEMBER 27,  -------------------------------------------------------
                                                 1998         1997          1997      1996(1)     1995(2)     1994       1993
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
STATEMENT OF INCOME DATA:
  Revenues..................................  $   71,234   $    77,403   $  104,374  $   94,604  $  32,943  $  50,343  $  42,031
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
  Costs and Operating Expenses:
    Cost of revenues........................      32,247        34,444       46,395      45,610     17,452     24,906     23,759
    Selling, general, and administrative
      expenses..............................      20,972        21,515       28,515      31,198      8,824     11,973      7,526
    Research and development expenses.......       7,426         7,325        9,643       8,100      3,068      3,895      1,790
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
                                                  60,645        63,284       84,553      84,908     29,344     40,774     33,075
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
  Operating Income..........................      10,589        14,119       19,821       9,696      3,599      9,569      8,956
  Interest Income...........................       1,206         1,461        2,072         229     --         --         --
  Interest Expense, Related Party...........        (303)         (934)      (1,239)     (1,119)    --         --         --
  Other Income (Expense), Net...............          (1)            9           23          12        (72)    --         --
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
  Income Before Provision for Income
    Taxes...................................      11,491        14,655       20,677       8,818      3,527      9,569      8,956
  Provision for Income Taxes................       4,539         5,862        8,171       3,519      1,354      3,189      3,153
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
  Net Income................................  $    6,952   $     8,793   $   12,506  $    5,299  $   2,173  $   6,380  $   5,803
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
  Basic and Diluted Earnings per Share......  $      .36   $       .47   $      .67  $      .33  $     .21  $     .63  $     .58
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
  Weighted Average Shares:
    Basic...................................      19,317        18,523       18,721      16,236     10,491     10,069     10,069
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
    Diluted.................................      19,323        18,534       18,732      16,253     10,494     10,071     10,069
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
                                              ----------  -------------  ----------  ----------  ---------  ---------  ---------
BALANCE SHEET DATA (AT END OF PERIOD):
  Working Capital...........................  $   55,385   $    44,833   $   46,345  $   32,315  $  19,369  $   6,116  $     447
  Total Assets..............................     133,610       149,509      148,265     116,058     84,595     17,793     25,544
  Long-term Obligations.....................      --           --            --          21,200     --         --         --
  Shareholders' Investment..................     116,008       107,324      107,346      75,454     69,215      9,208      3,822


------------------------

(1) Reflects the January 1996 acquisitions of Moisture Systems and Rutter.

(2) Reflects the December 1995 acquisition by Thermedics Inc. of Orion Research Inc.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS--THERMEDICS DETECTION INC.

    Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including those detailed immediately after this Management's Discussion and Analysis of Financial Condition and Results of Operation under the heading "Forward-looking Statements."

OVERVIEW


    The Company develops, manufactures, and markets high-speed detection and measurement systems used in on-line industrial process and quality control applications, laboratory analyses, security, and public safety measures.



    The Company's industrial process instruments use ultratrace chemical detectors, X-ray imaging, near-infrared spectroscopy, and other technologies for quality assurance of in-process or finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical, and other consumer products industries. The Company's Alexus systems detect trace amounts of substances that would affect product quality in refillable beverage containers. The Company's InScan systems use high-speed X-ray imaging to determine accurate fill volume, net volume, package integrity, and other quality measures for a variety of products in cans, bottles, boxes, and other containers. In addition, the Company's near-infrared analyzers measure moisture and other product constituents, such as fats, proteins, oils, flavorings, solvents, adhesives, and coatings, in a broad range of products as they move along manufacturing lines.



    The Company's laboratory products use high-speed gas chromatography, electrochemistry, and other technologies for quality assurance and regulatory compliance, primarily in the environmental, food, beverage, chemical, pharmaceutical, and biomedical research industries. The Company's Flash-GC gas chromatograph provides--at speeds 20 to 50 times faster--the same information that conventional gas chromatographs provide on the chemical composition of a wide range of substances, including pharmaceuticals, chemicals, food, beverages, soil, and water. An offshoot of the Flash-GC, the Company's EZ Flash system is an upgrade kit that can be integrated with almost any conventional gas chromatograph to enable it to conduct chemical analysis up to 30 times faster. The Company's recently acquired Orion Research Inc. subsidiary is a worldwide leading manufacturer of electrochemistry products that determine the quality of various substances, from food and pharmaceuticals to water and wastewater, by measuring their pH, specific ion content, dissolved oxygen, and conductivity.


    In addition, the Company makes explosives-detection equipment that uses simultaneous trace particle- and vapor-detection techniques based on its proprietary chemiluminescence and high-speed gas chromatography technologies. Customers use these explosives-detection systems to detect plastic and other explosives at airports and border crossings, for other high-security screening applications, and for forensics and search applications.

    The Company also performs contract research and development services for government and industry customers and earns service revenues through long-term contracts.

RESULTS OF OPERATIONS


    FIRST NINE MONTHS 1998 COMPARED WITH FIRST NINE MONTHS 1997



    Revenues in the first nine months of 1998 decreased to $71.2 million from $77.4 million in the first nine months of 1997. Product revenues decreased to $57.9 million in 1998 from $66.3 million in 1997, while service revenues increased to $13.3 million in 1998 from $11.1 million in 1997. Revenues from the Company's industrial process instruments and related services decreased to $23.1 million in 1998 from $28.1 million in 1997, primarily due to a decrease in Alexus-related revenues, offset in part by an increase in InScan product sales. Revenues in the first nine months of 1997 included $5.4 million from a mandated Alexus product-line upgrade of The Coca-Cola Company's existing installed base. Revenues from the Company's laboratory products instruments and related services decreased to $40.5 million in 1998 from $41.0 million in 1997. Revenues from the Company's EGIS explosives-detection systems and related services remained relatively unchanged at $6.9 million in 1998 from $7.0 million in 1997.



    The gross profit margin decreased slightly to 55% in the first nine months of 1998 from 56% in the first nine months of 1997. The gross profit margin on product revenues decreased to 55% in 1998 from 56% in 1997, primarily due to a change in product mix. The gross profit margin on service revenues increased to 52% in 1998 from 50% in 1997, primarily due to an increase in higher-margin service revenues for near-infrared-related products, as well as decreased European field service costs.



    Selling, general, and administrative expenses as a percentage of revenues increased slightly to 29% in the first nine months of 1998 from 28% in the first nine months of 1997, primarily due to a decrease in revenues. Research and development expenses remained relatively unchanged at $7.4 million in 1998 and $7.3 million in 1997.



    Interest income decreased to $1.2 million in the first nine months of 1998 from $1.5 million in the first nine months of 1997, primarily due to lower average invested balances as a result of the repayment of the Company's promissory note to Thermedics in March 1998. Interest expense, related party, of $0.3 million and $0.9 million in the first nine months of 1998 and 1997, respectively, relates to a promissory note issued to Thermedics and repaid in March 1998.



    The effective tax rate was 40% in the first nine months of 1998 and 1997. The effective tax rate exceeded the statutory federal income tax rate primarily due to the impact of state income taxes.


    1997 COMPARED WITH 1996

    Revenues increased 10% to $104.4 million in 1997 from $94.6 million in 1996. Product revenues increased 11% to $89.3 million in 1997 from $80.6 million in 1996, while service revenues increased 8% to $15.1 million in 1997 from $14.0 million in 1996. Revenues from the Company's process detection instruments and related services increased to $22.4 million in 1997 from $16.0 million in 1996, primarily due to Alexus revenues of $6.6 million from the fulfillment of a mandated existing product-line upgrade from The Coca-Cola Company to its existing installed base and, to a lesser extent, increased shipments of the Company's InScan systems, which were introduced in 1996. The mandated product-line upgrade was completed in 1997. These increases were offset in part by a decrease in demand from The Coca-Cola Company for new installations in 1997. Revenues from the Company's EGIS security systems and related services increased to $10.3 million in 1997 from $7.1 million in 1996, primarily due to $3.2 million of shipments under the Company's contract with the FAA. Revenues from the Company's Moisture Systems and Rutter subsidiaries, acquired in January 1996, decreased to $15.4 million in 1997 from $18.0 million in 1996, primarily due to a slowdown in product demand in Europe in 1997, offset in part by the inclusion of revenues for the full year of 1997. Revenues from the Company's laboratory products instruments and related services increased 6% to $54.8 million in 1997 from $51.7 million in 1996, primarily due to sales of the Company's Flash-GC systems which were introduced in 1997 and an increase in international demand for pH and conductivity measurement products.

    The gross profit margin increased to 56% in 1997 from 52% in 1996. The gross profit margin on product revenues increased to 57% in 1997 from 53% in 1996, primarily due to a change in product mix to higher-margin revenues from The Coca-Cola Company's mandated product-line upgrade, as well as higher-margin revenues on the Company's laboratory products instruments. To a lesser extent, the increase also resulted from the inclusion of an $0.8 million charge in 1996 as a result of obsolescence created by planned product changes and a decrease in overhead expenses. The gross profit margin on service revenues increased to 49% in 1997 from 45% in 1996, primarily due to increased field service efficiencies and, to a lesser extent, the change in sales mix to higher-margin service revenues at Moisture Systems and Rutter.

    Selling, general, and administrative expenses as a percentage of revenues decreased to 27% in 1997 from 33% in 1996. The decline was primarily due to nonrecurring costs of $1.5 million in 1996 related to moving expenses for the relocation of Orion's domestic manufacturing facility and reductions in personnel and leased space in response to a lower sales volume of process detection instruments, and to a lesser extent, an increase in revenues in 1997. This decrease was offset in part by increased selling expenses as the Company developed a sales force for its InScan and Flash-GC systems.

    Research and development expenses increased to $9.6 million in 1997 from $8.1 million in 1996, primarily due to costs related to the improvement and expansion of Moisture System's moisture analysis equipment product line and to internal development of a more portable explosive detection unit.

    Interest income increased to $2.1 million in 1997 from $0.2 million in 1996, primarily due to interest income earned on the invested proceeds from the Company's March 1997 initial public offering (see Note 7 to the Company's Consolidated Financial Statements included elsewhere in this Proxy Statement.)

    Interest expense, related party, of $1.2 million and $1.1 million in 1997 and 1996, respectively, reflects the issuance of a $21.2 million promissory note to Thermedics in connection with the January 1996 acquisitions of Moisture Systems and Rutter.

    The effective tax rate was 40% in 1997 and 1996. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes.

    1996 COMPARED WITH 1995

    Revenues increased to $94.6 million in 1996 from $32.9 million in 1995. Product revenues increased to $80.6 million in 1996 from $23.3 million in 1995, while service revenues increased to $14.0 million in 1996 from $9.6 million in 1995. Revenues increased in 1996 due to the inclusion of $45.9 million in revenues from Orion, acquired in December 1995, and $18.0 million in revenues from Moisture Systems and Rutter, which were acquired in January 1996. Revenues from the Company's process detection instruments and related services decreased to $16.0 million in 1996 from $18.5 million in 1995, primarily due to a decrease in demand from The Coca-Cola Company, which has substantially completed its initial deployment of Alexus systems. Revenues from the Company's security systems and related services increased to $7.1 million in 1996 from $4.6 million in 1995, primarily due to the sale of eight EGIS units to the U.S. government to provide counterterrorism support in Israel. Revenues from research and development contracts decreased by $2.2 million to $1.8 million in 1996 due to the completion of a commercial contract with the Miller Brewing Company for the InScan system and, to a lesser extent, the completion of various phases of government contracts, which have since been renewed.


    The gross profit margin increased to 52% in 1996 from 47% in 1995. The gross profit margin on product revenues increased to 53% in 1996 from 48% in 1995, primarily due to higher-margin revenues from Moisture Systems, Rutter, and Orion, offset in part by an inventory write-down of $0.8 million in 1996 due to obsolescence created by planned product changes. The gross profit margin on service revenues remained relatively unchanged at 44.8% in 1996 and 44.1% in 1995.

    Selling, general, and administrative expenses as a percentage of revenues increased to 33% in 1996 from 27% in 1995. This increase is primarily due to $1.1 million of expenses incurred in 1996 related to the relocation of Orion's domestic manufacturing facility, higher expenses as a percentage of revenues at Moisture Systems and Rutter and, to a lesser extent, $0.4 million of costs incurred in 1996 related to reductions in personnel and a reduction in leased space in response to the lower sales volume of process detection instruments.

    Research and development expenses increased to $8.1 million in 1996 from $3.1 million in 1995, primarily due to a full year of research and development expenses of Orion, the inclusion of research and development expenses of Moisture Systems, which was acquired in January 1996, and research and development relating to the Company's Flash-GC and InScan systems. In addition, the Company recorded a nonrecurring charge of $0.2 million in 1996 for the write-off of certain research and development equipment no longer of use.

    Interest expense, related party, of $1.1 million in 1996 reflects the issuance of a $21.2 million promissory note to Thermedics in connection with the January 1996 acquisitions of Moisture Systems and Rutter.


    The effective tax rates were 39.9% and 38.4% in 1996 and 1995, respectively. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes.



LIQUIDITY AND CAPITAL RESOURCES



    Consolidated working capital was $55.4 million at October 3, 1998, compared with $46.3 million at January 3, 1998. Included in working capital are cash and cash equivalents of $33.8 million at October 3, 1998, compared with $46.4 million at January 3, 1998.



    During the first nine months of 1998, $9.0 million of cash was provided by operating activities. During this period, $2.1 million of cash was provided by a decrease in accounts receivable due to lower revenues. This source of cash was offset by $2.3 million of cash used to reduce other current liabilities, including $1.3 million due to parent company and affiliated companies. In addition, cash of $1.2 million was used to fund an increase in inventories, primarily relating to purchases for the production of the EZ Flash, which began in May 1998.



    During the first nine months of 1998, the Company expended $1.8 million on purchases of property, plant, and equipment and expects to make capital expenditures of approximately $0.6 million during the remainder of 1998.



    In March 1998, the Company repaid its $21.2 million promissory note to Thermedics.



    During 1997, $13.7 million of cash was provided by operating activities. During this period, cash of $1.1 million and $3.3 million was used to fund increases in accounts receivable and inventories, respectively, primarily relating to shipments made to the FAA, under a order which provides for extended payment terms and resulted in inventory purchases. This use of cash was offset in part by $1.9 million of cash provided by an increase in other current liabilities, including $1.3 million of accrued income taxes and $0.6 million of accrued payroll and employee benefits.


    During 1997, the Company's investing activities included the expenditure of $1.8 million for purchases of property, plant, and equipment.


    The Company's financing activities provided $20.2 million of cash in 1997. In March 1997, the Company sold 2,671,292 shares of its common stock in an initial public offering for net proceeds of $28.1 million.

    Although the Company expects to have positive cash flow from its existing operations, the Company anticipates it will require significant amounts of cash for the possible acquisition of complementary businesses and technologies. While the Company currently has no agreement to make an acquisition, it expects that it would finance any acquisition through a combination of internal funds, and/or short-term borrowings from Thermedics or Thermo Electron, although it has no agreement with these companies to ensure that funds will be available on acceptable terms or at all. The Company believes that its existing resources are sufficient to meet the capital requirements of its existing businesses for the foreseeable future.


YEAR 2000



    The Company continues to assess the potential impact of the year 2000 on the Company's internal business systems, products, and operations. The Company's year 2000 initiatives include (i) testing and upgrading internal business systems and facilities; (ii) testing and developing necessary upgrades for the Company's current products and certain discontinued products; (iii) contacting key suppliers, vendors, and customers to determine their year 2000 compliance status; and (iv) developing contingency plans.



THE COMPANY'S STATE OF READINESS



    The Company has tested and evaluated its critical information technology systems for year 2000 compliance, including its significant computer systems, software applications, and related equipment. The Company is currently in the process of upgrading or replacing its noncompliant systems. In most cases, such upgrades or replacements are being made in the ordinary course of business. The Company expects that all of its material information-technology systems will be year 2000 compliant by the end of 1999. The Company is also evaluating the potential year 2000 impact on its facilities, including its buildings and utility systems. Any problems that are identified will be prioritized and remediated based on their assigned priority. The Company will continue periodic testing of its critical internal business systems and facilities in an effort to minimize operating disruptions due to year 2000 issues.



    The Company believes that all of the material products that it currently manufactures and sells are year 2000 compliant. However, as many of the Company's products are complex, interact with third-party products, and operate on computer systems that are not under the Company's control, there can be no assurance that the Company has identified all of the year 2000 problems with its current products. The Company believes that certain of its older products, which it no longer manufactures or sells, may not be year 2000 compliant. The Company is continuing to test and evaluate such products and may offer upgrades or alternative products where reasonably practicable.



    The Company is in the process of identifying and contacting suppliers, vendors, and customers that are believed to be significant to the Company's business operations in order to assess their year 2000 readiness. As part of this effort, the Company has developed and is distributing questionnaires relating to year 2000 compliance to its significant suppliers, vendors, and customers. The Company intends to follow-up and monitor the year 2000 compliant progress of significant suppliers, vendors, and customers that indicate that they are not year 2000 compliant or that do not respond to the Company's questionnaires.



CONTINGENCY PLAN



    The Company intends to develop a contingency plan that will allow its primary business operations to continue despite disruptions due to year 2000 problems. This plan may include identifying and securing other suppliers, increasing inventories, and modifying production facilities and schedules. As the Company continues to evaluate the year 2000 readiness of its business systems and facilities, products and significant suppliers, vendors, and customers, it will modify and adjust its contingency plan as may be required.

COSTS TO ADDRESS THE COMPANY'S YEAR 2000 ISSUES



    To date, costs incurred in connection with the year 2000 issue have not been material. The Company does not expect total year 2000 remediation costs to be material, but there can be no assurance that the Company will not encounter unexpected costs or delays in achieving year 2000 compliance.



RISKS OF THE COMPANY'S YEAR 2000 ISSUES



    While the Company is attempting to minimize any negative consequences arising from the year 2000 issue, there can be no assurance that year 2000 problems will not have a material adverse impact on the Company's business, operations, or financial condition. While the Company expects that upgrades to its internal business systems will be completed in a timely fashion, there can be no assurance that the Company will not encounter unexpected costs or delays. Despite its efforts to ensure that its material current products are year 2000 compliant, the Company may see an increase in warranty and other claims, especially those related to Company products that incorporate, or operate using third-party software or hardware. In addition, certain of the Company's older products, which it no longer manufactures or sells, may not be year 2000 compliant, which may expose the Company to claims. If any of the Company's material suppliers, vendors, or customers experience business disruptions due to year 2000 issues, the Company might also be materially adversely affected. The Company's research and development, production, distribution, financial, administrative, and communications operations might be disrupted. There is expected to be a significant amount of litigation relating to the year 2000 issue and there can be no assurance that the Company will not incur material costs in defending or bringing lawsuits. Any unexpected costs or delays arising from the year 2000 issue could have a significant adverse impact on the Company's business, operations, and financial condition.

                           FORWARD-LOOKING STATEMENTS

    In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause its actual results in 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.


    UNCERTAINTY OF MARKET ACCEPTANCE OF NEW PRODUCTS. Certain of the Company's products represent alternatives to traditional detection and analytical methods. As a result, such products may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of the Company's technology, particularly where the purchase of the product requires a significant capital commitment. The Company believes that, to a significant extent, its growth prospects depend on its ability to gain acceptance of the efficiency and efficacy of the Company's innovative technologies by a broader group of customers. The Company is currently devoting significant resources toward the enhancement of its existing products and the development of new products and technologies, including its derivative products of the Company's Flash-GC high-speed gas chromatography system; a more portable EGIS; and EGIS II (formerly named "Rampart"), a lower-cost EGIS unit for use in airport screening of carry-on baggage. There can be no assurance that the Company will be successful in obtaining such broad acceptance or that, if obtained, such acceptance will be sustained. The failure of the Company to obtain and sustain such broad acceptance could have a material adverse effect on the Company's business, financial condition, and results of operations.


    ONGOING PRODUCT DEVELOPMENT EFFORTS REQUIRED BY RAPID TECHNOLOGICAL CHANGE. The markets for the Company's products are characterized by changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and to develop and introduce new products and technologies to meet changing customer requirements. There can be no assurance that the Company will successfully complete the enhancement and development of these products in a timely fashion or that the Company's current or future products will satisfy the needs of its markets.

    DEPENDENCE OF SECURITY INSTRUMENTS MARKET ON GOVERNMENT REGULATION AND AIRLINE INDUSTRY. The Company's sales of its explosives-detection systems for use in airports has been and will continue to be dependent on governmental initiatives to require, or support, the screening of checked luggage, carry-on items and personnel with advanced explosives-detection equipment. Substantially all of such systems have been installed at airports in countries other than the United States, in which the applicable government or regulatory authority overseeing the operations of the airport has mandated such screening. Such mandates are influenced by many factors outside of the control of the Company, including political and budgetary concerns of governments, airlines, and airports. Of the more than 600 commercial airports worldwide, more than 400 are located in the United States. Accordingly, the Company believes that the size of the market for explosives-detection equipment is, and will increasingly be, significantly influenced by United States government regulation. In the United States, the Aviation Security Act of 1990 directed the Federal Aviation Administration (the "FAA") to develop a standard for explosives-detection systems and required airports in the United States to deploy systems meeting this standard in 1993. To date, no system has demonstrated that it meets all FAA standards under realistic airport operating conditions. As a result, the FAA has not mandated the installation of automated explosives-detection systems, and only a limited number of these systems have been deployed in the United States. The FAA first certified a computed X-ray tomography system for checked luggage in December 1994. The Company's systems are trace detectors for which no FAA certification process for checked baggage, carry-on, or personal screening exists to date. Currently, the Company is seeking FAA approval for the Company's EGIS and EGIS II systems for use by airlines in screening carry-on electronic items and luggage searches. There can be no assurance, however, that such FAA approvals will be obtained. Each airline must seek this approval for each application. Although the FAA has provided significant funding to the Company in connection with the development of its explosives-detection technology, there can be no assurance that any of the Company's systems will ever meet this or any other United States certification standard. Any product utilizing a technology ultimately recommended or required by the FAA will have a significant competitive advantage in the market for explosives-detection devices. Unless the FAA takes action with respect to a particular explosives-detection product or technology, airlines will not be required to purchase or upgrade their security systems, including upgrading existing metal-detection equipment. Earnings of U.S. air carriers tends to fluctuate significantly from time to time. Any depression in the financial condition of such carriers would likely result in lower capital spending for discretionary items. Moreover, there can be no assurance that additional countries will mandate the implementation of effective explosives screening for airline baggage, carry-on items or personal, or that, if mandated, the Company's systems will meet the certification or other requirements of the applicable government authority. Even if the Company's systems were to meet the applicable requirements, there can be no assurance that the Company would be able to market its systems effectively.

    In October 1996, the United States enacted legislation which includes a $144.2 million allocation to purchase explosives-detection systems and other advanced security equipment, including trace detection equipment such as the systems manufactured by the Company, for carry-on and checked baggage screening. The FAA has made purchases of, or placed orders for the purchase of, security equipment under this legislation, including an order to purchase $5.8 million of the Company's EGIS systems. There can be no assurance, however, that this legislation will not be modified to reduce the funding for advanced explosives equipment, that the necessary appropriations will be made to fund further purchases of advanced explosives-detection equipment contemplated by the legislation, that trace-detection equipment such as the systems manufactured by the Company will be mandated, or that, even if further appropriations are made and such equipment is mandated, any of the Company's explosives-detection systems will be purchased for installation at any airports in the United States. Further, there can be no assurance that the U.S. will mandate the widespread use of these systems after completion of the initial purchases.


    SIGNIFICANCE OF CERTAIN CUSTOMERS. Sales of process detection instruments and services to bottlers licensed by The Coca-Cola Company (Coca-Cola Bottlers) were $4,369,000, $13,939,000, $10,641,000, and $9,974,000, for the first nine months of 1998, and in 1997, 1996, and 1995, respectively, or 14%, 13%, 11%, and 31% of the Company's revenues, respectively, during such periods. In 1997, the Company completed the fulfillment of a mandated product-line upgrade for The Coca-Cola Bottlers. Although the Company anticipates that it will continue to derive revenues from the sale of upgrades and new systems to new plants, as well as services to the Coca-Cola Bottlers, the Company does not expect that revenues derived from these customers will continue at a rate comparable to prior years. Further, the Company intends to continue to develop and introduce new process detection products for the food, beverage and other markets, however, there can be no assurance that the Company will be successful in the introduction of new process detection products or that any sales of these products will be sufficient to maintain a rate of growth equivalent to prior years.


    COMPETITION; TECHNOLOGICAL CHANGE. The Company encounters, and expects to continue to encounter, competition in the sale of its current and future products. Many of the Company's competitors and potential competitors have substantially greater resources, manufacturing and marketing capabilities, research and development staff and production facilities than those of the Company. Some of these competitors have large existing installed bases of products with substantial numbers of customers. In addition, other major corporations have recently announced their intention to enter certain of the Company's markets, including the security screening market. The Company believes that many of its products are successful because they are technologically superior to alternative products offered by some of the Company's competitors. In order to continue to be successful, the Company believes that it will be important to maintain this technological advantage. No assurance can be given that the Company will be able to maintain such an advantage or that competitors of the Company will not develop technological innovations that will render products of the Company obsolete. For example, the Company's EGIS system competes against other trace explosives detection systems as well as systems utilizing dual energy X-ray or computed X-ray tomography imaging technologies. There can be no assurance that such technologies will not be enhanced to a degree that would impair the Company's ability to market its explosives detection systems.

    POTENTIAL FOR PRODUCT LIABILITY CLAIMS. The Company's business involves the risk of product liability claims inherent to the explosives detection business, as well as the food, beverage and other industries. There are many factors beyond the control of the Company that could result in the failure of the Company's products to detect explosives or contaminants in food or beverage containers, such as the reliability of a customer's operators, the ongoing training of such operators and the maintenance of the Company's products by its customers. For these and other reasons, there can be no assurance that the Company's products will detect all explosives or contaminants. The failure to detect explosives or contaminants could give rise to product liability claims and result in negative publicity that could have a material adverse effect on the Company's business, financial condition and results of operations. The Company currently maintains both aviation and general product liability insurance in amounts the Company believes to be commercially reasonable. There can be no assurance that this insurance will be sufficient to protect the Company from product liability claims, or that product liability insurance will continue to be available to the Company at a reasonable cost, if at all.


    UNCERTAINTIES ASSOCIATED WITH INTERNATIONAL OPERATIONS. For the first nine months in 1998, and in 1997, 1996, and 1995, international sales accounted for 65%, 52%, 46%, and 67%, respectively, of the Company's revenues, and the Company anticipates that international sales will continue to account for a significant percentage of the Company's revenues. Sales to customers in The Netherlands accounted for approximately 3%, 5% and 8% of the Company's revenues in the first nine months in 1998, and in 1997 and 1996, respectively. See Note 8 of Notes to the Company's Consolidated Financial Statements included elsewhere in this Proxy Statement. International revenues are subject to a number of uncertainties, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade; fluctuations in exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. Moreover, many foreign countries have their own regulatory approval requirements for sales of the Company's products. As a result, the Company's introduction of new products into international markets can be costly and time-consuming, and there can be no assurance that the Company will be able to obtain the required regulatory approvals on a timely basis, if at all. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not attempt to minimize currency and exchange rate risks through material hedging activities.


    LIMITED PROTECTION OF PROPRIETARY TECHNOLOGY AND RISKS OF THIRD-PARTY CLAIMS. Proprietary rights relating to the Company's products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets. There can be no assurance, however, that any patents now or hereafter owned by the Company will afford protection against competitors, or as to the likelihood that patents will issue from pending patent applications. Proceedings initiated by the Company to protect its proprietary rights could result in substantial costs to the Company. Although the Company believes that its products and technology do not infringe any existing proprietary rights of others, there can be no assurance that third parties will not assert such claims against the Company in the future or that such future claims will not be successful. The Company could incur substantial costs and diversion of management resources in connection with the defense of any claims relating to proprietary rights, which could have a material adverse effect on the

Company's business, financial condition, and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute or market its products and services in the U.S. or abroad. Such a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. In the event that a claim relating to proprietary technology or information is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that such a license could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to the Company. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of the Company's products and, therefore, could have a material adverse effect on the Company's business, financial condition and results of operations. The cost of responding to any such claim may be material, whether or not the assertion of such claim is valid. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, the laws of some jurisdictions do not protect the Company's proprietary rights to the same extent as the laws of the U.S. There can be no assurance that these protections will be adequate.

    RISKS ASSOCIATED WITH ACQUISITION STRATEGY. The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. Any acquisitions completed by the Company may be made at substantial premiums over the fair value of the net assets of the acquired companies. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

    DIFFICULTIES IN MANAGING RAPID GROWTH. Due to the level of technical and marketing expertise necessary to support its existing and new customers, the Company must attract and retain highly qualified and well-trained personnel. There are a limited number of persons with the requisite skills to serve in these positions, and it may become increasingly difficult for the Company to hire such personnel. Further rapid expansion may also significantly strain the Company's administrative, operational and financial personnel, management information systems, manufacturing operations, and other resources. There can be no assurance that the Company's systems, procedures, and controls will be adequate to support the Company's operations. Failure to manage growth properly could have a material adverse effect on the Company's business, financial condition, and results of operations.

    POTENTIAL FLUCTUATIONS IN QUARTERLY PERFORMANCE. Significant annual and quarterly fluctuations in the Company's results of operations may be caused by, among other factors, the overall demand for, and market acceptance of, the Company's products; the timing of regulatory approvals for certain of the Company's products; government initiatives to promote the use of explosives detection systems such as those manufactured and sold by the Company; the timing of the announcement, introduction and delivery of new products and product enhancements by the Company and its competitors; variations in the Company's product mix and component costs; timing of customer orders; adjustments of delivery schedules to accommodate customer's programs; the availability of components from suppliers; the timing and level of expenditures in anticipation of future sales; the mix of products sold by the Company; and pricing and other competitive conditions. Because certain of the Company's products require significant capital expenditures and other commitments by its customers, the Company has experienced extended sales cycles. Delays in anticipated purchase orders could have a material adverse effect on the Company's business, financial condition and results of operations. Customers may also cancel or reschedule shipments, and product difficulties could delay shipments. Because the Company's operating expenses are based on anticipated revenue levels and a high percentage of the Company's expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations.


RISKS OF THE COMPANY'S YEAR 2000 ISSUES



    While the Company is attempting to minimize any negative consequences arising from the year 2000 issue, there can be no assurance that year 2000 problems will not have a material adverse impact on the Company's business, operations, or financial condition. While the Company expects that upgrades to its internal business systems will be completed in a timely fashion, there can be no assurance that the Company will not encounter unexpected costs or delays. Despite its efforts to ensure that its material current products are year 2000 compliant, the Company may see an increase in warranty and other claims, especially those related to Company products that incorporate, or operate using third-party software or hardware. In addition, certain of the Company's older products, which it no longer manufactures or sells, may not be year 2000 compliant, which may expose the Company to claims. If any of the Company's material suppliers, vendors, or customers experience business disruptions due to year 2000 issues, the Company might also be materially adversely affected. The Company's research and development, production, distribution, financial, administrative, and communications operations might be disrupted. There is expected to be a significant amount of litigation relating to the year 2000 issue and there can be no assurance that the Company will not incur material costs in defending or bringing lawsuits. Any unexpected costs or delays arising from the year 2000 issue could have a significant adverse impact on the Company's business, operations, and financial condition.

                                STOCK OWNERSHIP

    The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermedics, the Company's parent company, and of Thermo Electron, Thermedics' parent company, as of September 30, 1998, with respect to (i) each director of the Company, (ii) the chief executive officer of the Company and other executive officers of the Company who, during the last completed fiscal year of the Company, met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules, and (iii) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock as of September 30, 1998, with respect to each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

    While certain directors and executive officers of the Company are also directors and executive officers of Thermo Electron or its subsidiaries other than the Company (including Thermedics), all such persons disclaim beneficial ownership of the shares of Common Stock owned by Thermo Electron.

                                                                                                        THERMO
                                                                 THERMEDICS DETECTION  THERMEDICS      ELECTRON
NAME(1)                                                                INC.(2)           INC.(3)    CORPORATION(4)
---------------------------------------------------------------  --------------------  -----------  --------------
Thermo Electron Corporation(5).................................         16,752,162            N/A             N/A
James C. Barbookles............................................            138,800         75,000          20,400
Morton Collins.................................................             26,088              0               0
David H. Fine..................................................            109,967        106,687          71,190
John T. Keiser.................................................             17,000         81,793         192,508
Matthew C. Weisman.............................................             21,069              0           1,000
John W. Wood Jr................................................             38,051        157,006         269,366
All directors and current executive officers as a group (8
  persons).....................................................            377,337        505,476       1,508,083

------------------------

(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of Common Stock beneficially owned by Mr. Barbookles, Mr. Collins, Dr. Fine, Mr. Keiser, Mr. Weisman, Mr. Wood and all directors and current executive officers as a group include 120,800, 20,000, 99,967, 17,000, 20,000, 20,800 and 323,567 shares, respectively, that such person or group has the right to acquire within 60 days of September 30, 1998, through the exercise of stock options. Shares of Common Stock beneficially owned by Mr. Collins, Mr. Weisman and all directors and current executive officers as a group include 1,088, 1,069 and 2,157 whole shares, respectively, allocated to their respective accounts through July 4, 1998, maintained under the Company's Deferred Compensation Plan for directors. No director or current executive officer beneficially owned more than 1% of the Common Stock outstanding as of September 30, 1998; all directors and current executive officers as a group beneficially owned 1.92% of the Common Stock outstanding as of such date.

(3) Shares of the common stock of Thermedics beneficially owned by Mr. Barbookles, Dr. Fine, Mr. Keiser, Mr. Wood and all directors and current executive officers as a group include 75,000, 90,300, 78,000, 99,300 and 411,600 shares, respectively, that such person or group has the right to acquire within 60 days of September 30, 1998, through the exercise of stock options. Shares beneficially owned by all directors and current executive officers as a group include 3,031 whole shares allocated through March 1, 1998, to their respective accounts maintained pursuant to Thermo Electron's Employee Stock Ownership Plan of which the trustees, who have investment power over its assets, are executive officers of Thermo Electron (the "ESOP"). Shares beneficially owned by

    Mr. Wood include 2,600 shares held in trust for the benefit of two children of which Mr. Wood's spouse is the trustee. No director or current executive officer beneficially owned more than 1% of the common stock of Thermedics outstanding as of September 30, 1998; all directors and current executive officers as a group beneficially owned 1.37% of such common stock outstanding as of such date.

(4) Shares of the common stock of Thermo Electron beneficially owned by Mr. Barbookles, Dr. Fine, Mr. Keiser, Mr. Wood and all directors and current executive officers as a group include 20,400, 54,912, 151,622, 228,359 and 1,315,965 shares, respectively, that such person or group has the right to acquire within 60 days of September 30, 1998, through the exercise of stock options. Shares beneficially owned by all directors and current executive officers as a group include 3,462 whole shares, allocated through March 1, 1998 to their respective accounts maintained pursuant to the ESOP. No director or current executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of September 30, 1998; all directors and current executive officers as a group beneficially owned less than 1% of the common stock of Thermo Electron as of such date.

(5) As of September 30, 1998, Thermo Electron beneficially owned approximately 86.72% of the outstanding Common Stock, primarily through its majority-owned subsidiary Thermedics (after giving effect to the issuance of the TDX Shares). Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02254-9046. As of September 30, 1998, Thermo Electron had the power to elect all of the members of the Company's board of directors.

                          RELATIONSHIP WITH AFFILIATES

    Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries, and Thermedics has created the Company and other subsidiaries as publicly held majority-owned subsidiaries and privately held majority-owned subsidiaries. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Company and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

    Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries, including the Company, have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

    To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

    The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Company, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. In addition, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.


    As provided in the Charter, the Company and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services to the Company. The Company was assessed an annual fee equal to 1.0% of the Company's revenues for these services in fiscal 1996 and 1997. The annual fee has been reduced to 0.8% of the Company's total revenues for fiscal 1998. The fee is reviewed annually and may be changed by mutual agreement of the Company and Thermo Electron. During the first nine months of 1998, and during fiscal 1997, Thermo Electron assessed the Company $570,000 and $579,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Company. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based on charges attributable to the Company. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Company upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Company ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Company will be required to pay a termination fee equal to the fee that was paid by the Company for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Company or as required in order to meet the Company's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Company a fee equal to the market rate for comparable services if such services are provided to the Company following termination.


    From time to time, the Company may transact business with other companies in the Thermo Group.

    In January 1996, the Company acquired the assets of Moisture Systems Corporation and certain affiliated companies for a total of $21.7 million in cash, including repayment of approximately $0.7 million of indebtedness. In connection with this acquisition, the Company borrowed $21.2 million from Thermedics pursuant to a promissory note due March 1998, and bearing interest at the 90-day Commercial

Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. The Company repaid this note in March 1998.


    Pursuant to a subcontract entered into in October 1993, the Company performed research and development services for Thermo Coleman Corporation ("Thermo Coleman"), whose wholly owned subsidiary Coleman Research Corporation is the prime contractor under a contract with the U.S. Department of Energy. Thermo Coleman is a majority-owned subsidiary of Thermo Electron. Thermo Coleman paid the Company $533,000 under this arrangement in fiscal 1997. No revenues were recorded under this subcontract in the first nine months of 1998.



    The Company purchases an X-ray source that is used as a component in its InScan systems from Trex Medical Corporation, a publicly traded, majority-owned subsidiary of ThermoTrex Corporation ("Thermo Trex"), which is itself a publicly traded, majority-owned subsidiary of Thermo Electron. The Company paid Trex Medical Corporation $402,000 and $47,965 for these products during the first nine months and in fiscal 1997, respectively.



    The Company entered into a funded research and development arrangement with ThermoLase Corporation ("ThermoLase"), a publicly traded, majority-owned subsidiary of ThermoTrex, in December 1997 to develop a cryogenic cooling device for ThermoLase. ThermoLase agreed to purchase five prototype devices for an aggregate purchase price of $270,000. The Company shipped these devices in the third quarter of 1998.



    The Company has subleased approximately 12,000 square feet of space in its Chelmsford, Massachusetts, facility to Thermo Cardiosystems Inc., a publicly traded, majority-owned subsidiary of Thermedics ("Thermo Cardiosystems"), under a two-year sublease agreement. Under this sublease, Thermo Cardiosystems paid the Company base rent of $55,000 and $44,000 during the first nine months of fiscal 1998, and in fiscal 1997, together with amounts equal to approximately $29,000 and $33,000, representing Thermo Cardiosystems' pro rata allocations of the facility's aggregate operating costs, real estate taxes and utilities for these periods.



    Pursuant to an international distributorship agreement, the Company appointed Arabian Business Machines Co. ("ABM") as its exclusive distributor of the Company's security instruments in certain Middle Eastern countries. ABM is a member of The Olayan Group. Ms. Hutham S. Olayan, a director of Thermo Electron, is the president and a director of Olayan America Corporation, a member of The Olayan Group, which is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Revenues recorded under this agreement totaled $480,000 in fiscal 1997. No revenues were recorded under this agreement during the first nine months of 1998.


    The Company, along with certain other Thermo Subsidiaries, also participates in a notional pool arrangement with ABN AMRO, which includes a $50 million credit facility. Only European-based Thermo Subsidiaries participate in this arrangement. Under this arrangement the Bank notionally combines the positive and negative cash balances held by the participants to calculate the net interest yield/expense for the group. The benefit derived from this arrangement is then allocated based on balances attributable to the respective participants. Thermo Electron guarantees all of the obligations of each participant in this arrangement. In addition, funds on deposit under this arrangement provide credit support for overdraft obligations of other participants. As of January 3, 1998, the Company had a positive cash balance of approximately $1,312,893, based on an exchange rate of $0.495/NLG 1.00 as of January 3, 1998. For 1997, the average annual interest rate earned on NLG deposits by participants in this credit arrangement was approximately 4.8% and the average annual interest rate paid on NLG overdrafts was approximately 4.8%.

    As of January 3, 1998, the Company owed Thermo Electron and its other subsidiaries an aggregate of $1,294,000 for amounts due under the Corporate Services Agreement and related administrative charges, for other products and services and for miscellaneous items, net of amounts owed to the Company by Thermo Electron and its other subsidiaries for products, services and for miscellaneous items. The largest amount of net indebtedness owed by the Company to Thermo Electron and its other subsidiaries since December 29, 1996 was $1,294,000. These amounts do not bear interest and are expected to be paid in the normal course of business.

    As of January 3, 1998, $40,043,000 of the Company's cash equivalents were invested pursuant to a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement are readily convertible into cash by the Company and have a maturity of three months or less. The repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

STOCK HOLDING ASSISTANCE PLAN

    In 1997, the Company adopted a stock holding policy which requires its executive officers to acquire and hold a minimum number of shares of Common Stock. In order to assist the executive officers in complying with the policy, the Company also adopted a stock holding assistance plan under which it may make interest-free loans to certain key employees, including its executive officers, to enable such employees to purchase the Common Stock in the open market. During 1997, Mr. James Barbookles, the Company's president and chief executive officer, received loans in the principal amount of $160,721 under this plan to purchase 15,900 shares, the entire amount of which was outstanding as of September 30, 1998. In 1998, Mr. Barbookles received a loan in the principal amount of $21,476 under this plan to purchase 2,100 shares, the entire amount of which was outstanding as of September 30, 1998. These loans are repayable upon the earlier of demand or the fifth anniversary of the date of the loan, unless otherwise authorized by the human resources committee of the Company's board of directors. This policy and plan were amended in 1998 to apply only to the chief executive officer of the Company in the future.

                                 RECOMMENDATION


    The Board of Directors believes that the proposal is in the best interest of the Company and its Stockholders and recommends that the Stockholders vote FOR the approval of the listing of the TDX Shares on the American Stock Exchange, Inc. in connection with the acquisition of the Acquired Company. If not otherwise specified, proxies will be voted FOR approval of this proposal. Thermedics, which owned approximately 76.6% of the outstanding Common Stock as of the Record Date (without giving effect to the issuance of the TDX shares), has sufficient votes to approve the proposal and has indicated its intention to vote for the proposal.


                                  OTHER ACTION

    Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be included in the proxy statement and form of proxy relating to the 1999 Annual Meeting of the Stockholders of the Company must be received by the Company for inclusion in the proxy statement and form of proxy no later than December 29, 1998. Management proxies will be authorized to exercise discretionary voting authority with respect to any shareholder proposal not included in the Company's proxy materials for the 1999 Annual Meeting unless (a) the Company receives notice of such proposal by March 13, 1999 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act of 1934 are met.

                             SOLICITATION STATEMENT

    The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.


Chelmsford, Massachusetts
December 14, 1998

                         INDEX TO FINANCIAL STATEMENTS


THERMEDICS DETECTION INC.
  Report of Independent Public Accountants...........................................  F-2
  Consolidated Statement of Income for the nine months ended October 3, 1998, and
    September 27, 1997, and the years ended January 3, 1998, December 28, 1996, and
    December 30, 1995................................................................  F-3
  Consolidated Balance Sheet as of October 3, 1998, January 3, 1998, and December 28,
    1996.............................................................................  F-4
  Consolidated Statement of Cash Flows for the nine months ended October 3, 1998, and
    September 27, 1997 and the years ended January 3, 1998, December 28, 1996, and
    December 30, 1995................................................................  F-5
  Consolidated Statement of Shareholders' Investment for the nine months ended
    October 3, 1998 and the years ended January 3, 1998, December 28, 1996, and
    December 30, 1995................................................................  F-6
  Notes to Consolidated Financial Statements.........................................  F-7

ORION RESEARCH INC.
  Report of Independent Public Accountants...........................................  F-23
  Consolidated Statement of Income for the years ended January 3, 1998, and December
    28, 1996, the period from December 1, 1995, through December 30, 1995, and the period from January 1, 1995, through November 30, 1995...........................  F-24
  Consolidated Balance Sheet as of January 3, 1998 and December 28, 1996.............  F-25
  Consolidated Statement of Cash Flows for the years ended January 3, 1998, and
    December 28, 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995, through November 30, 1995...................  F-26
  Consolidated Statement of Shareholder's Investment for the years ended January 3,
    1998, and December 28, 1996, the period from December 1, 1995, through December
    30, 1995, and the period from January 1, 1995, through November 30, 1995.........  F-27
  Notes to Consolidated Financial Statements.........................................  F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Thermedics Detection Inc.:

    We have audited the accompanying consolidated balance sheet of Thermedics Detection Inc. (a Massachusetts corporation and 83%-owned subsidiary of Thermedics Inc.) and subsidiaries as of January 3, 1998, and December 28, 1996, and the related consolidated statements of income, cash flows, and shareholders' investment for each of the three years in the period ended January 3, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermedics Detection Inc. and subsidiaries as of January 3, 1998, and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP


Boston, Massachusetts
July 17, 1998
(except with respect to certain
matters discussed in Note 11, as
to which the date is December 10, 1998)

                           THERMEDICS DETECTION INC.

                        CONSOLIDATED STATEMENT OF INCOME

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                          NINE MONTHS ENDED
                                                      --------------------------
                                                      OCTOBER 3,   SEPTEMBER 27,
                                                         1998          1997          1997       1996       1995
                                                      -----------  -------------  ----------  ---------  ---------
                                                             (UNAUDITED)
Revenues (Notes 6 and 8):
  Product revenues..................................   $  57,942     $  66,273    $   89,264  $  80,557  $  23,298
  Service revenues..................................      13,292        11,130        15,110     14,047      9,645
                                                      -----------  -------------  ----------  ---------  ---------
                                                          71,234        77,403       104,374     94,604     32,943
                                                      -----------  -------------  ----------  ---------  ---------
Costs and Operating Expenses:
  Cost of product revenues (Note 6).................      25,881        28,848        38,694     37,857     12,065
  Cost of service revenues..........................       6,366         5,596         7,701      7,753      5,387
  Selling, general, and administrative expenses
    (Note 6)........................................      20,972        21,515        28,515     31,198      8,824
  Research and development expenses.................       7,426         7,325         9,643      8,100      3,068
                                                      -----------  -------------  ----------  ---------  ---------
                                                          60,645        63,284        84,553     84,908     29,344
                                                      -----------  -------------  ----------  ---------  ---------
Operating Income....................................      10,589        14,119        19,821      9,696      3,599
Interest Income.....................................       1,206         1,461         2,072        229         --
Interest Expense, Related Party (Note 2)............        (303)         (934)       (1,239)    (1,119)        --
Other Income (Expense), Net.........................          (1)            9            23         12        (72)
                                                      -----------  -------------  ----------  ---------  ---------
Income Before Provision for Income Taxes............      11,491        14,655        20,677      8,818      3,527
Provision for Income Taxes (Note 4).................       4,539         5,862         8,171      3,519      1,354
                                                      -----------  -------------  ----------  ---------  ---------
Net Income..........................................   $   6,952     $   8,793    $   12,506  $   5,299  $   2,173
                                                      -----------  -------------  ----------  ---------  ---------
                                                      -----------  -------------  ----------  ---------  ---------
Basic and Diluted Earnings per Share (Note 9).......   $     .36     $     .47    $      .67  $     .33  $     .21
                                                      -----------  -------------  ----------  ---------  ---------
                                                      -----------  -------------  ----------  ---------  ---------
Weighted Average Shares (Note 9):
  Basic.............................................      19,317        18,523        18,721     16,236     10,491
                                                      -----------  -------------  ----------  ---------  ---------
                                                      -----------  -------------  ----------  ---------  ---------
  Diluted...........................................      19,323        18,534        18,732     16,253     10,494
                                                      -----------  -------------  ----------  ---------  ---------
                                                      -----------  -------------  ----------  ---------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                           THERMEDICS DETECTION INC.

                           CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                                              OCTOBER 3,
                                                                                 1998         1997        1996
                                                                              -----------  ----------  ----------
                                                                              (UNAUDITED)
                                                     ASSETS
Current Assets:
  Cash and cash equivalents (includes $23,429, $40,043, and $10,976 under
    repurchase agreement with affiliated company)...........................   $  33,814   $   46,352  $   14,264
  Accounts receivable, less allowances of $1,016, $1,127, and $1,455........      15,991       18,223      17,588
  Inventories...............................................................      15,559       16,819      14,090
  Unbilled contract costs and fees..........................................       1,312          836         307
  Prepaid and refundable income taxes (Note 4)..............................       4,964        3,595       4,465
  Prepaid expenses..........................................................       1,347        1,439         965
                                                                              -----------  ----------  ----------
                                                                                  72,987       87,264      51,679
                                                                              -----------  ----------  ----------
Property, Plant, and Equipment, at Cost, Net................................       4,407        4,011       4,024
                                                                              -----------  ----------  ----------
Other Assets................................................................       1,187        1,198       1,923
                                                                              -----------  ----------  ----------
Cost in Excess of Net Assets of Acquired Companies (Note 2).................      55,029       55,792      58,432
                                                                              -----------  ----------  ----------
                                                                               $ 133,610   $  148,265  $  116,058
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------
                                    LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Promissory note to parent company (Note 2)................................   $  --       $   21,200  $   --
  Accounts payable..........................................................       3,636        3,868       4,788
  Accrued payroll and employee benefits.....................................       3,359        3,852       3,302
  Accrued income taxes......................................................       3,379        2,331       1,016
  Accrued installation and warranty expenses................................       1,187        1,154       1,714
  Deferred revenue..........................................................       1,069        1,689       1,281
  Customer deposits.........................................................         145          782         637
  Other accrued expenses....................................................       4,747        4,628       6,314
  Due to parent company and affiliated companies............................          80        1,415         312
                                                                              -----------  ----------  ----------
                                                                                  17,602       40,919      19,364
                                                                              -----------  ----------  ----------
Deferred Income Taxes (Note 4)..............................................      --           --              40
                                                                              -----------  ----------  ----------
Promissory Note to Parent Company (Note 2)..................................      --           --          21,200
                                                                              -----------  ----------  ----------
Commitments (Note 5)

Shareholders' Investment (Notes 3, 7, and 11):
  Common stock, $.10 par value, 50,000,000 shares authorized; 19,316,684 in
    1998 and 1997, and 16,644,725 shares in 1996 pro forma shares issued and
    outstanding.............................................................       1,932        1,932       1,664
  Capital in excess of par value............................................      94,781       93,755      67,043
  Retained earnings.........................................................      20,158       13,206       7,136
  Cumulative translation adjustment.........................................        (863)      (1,547)       (389)
                                                                              -----------  ----------  ----------
                                                                                 116,008      107,346      75,454
                                                                              -----------  ----------  ----------
                                                                               $ 133,610   $  148,265  $  116,058
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------


  The accompanying notes are an integral part of these consolidated financial statements.

                           THERMEDICS DETECTION INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                NINE MONTHS ENDED
                                                            --------------------------
                                                            OCTOBER 3,   SEPTEMBER 27,
                                                               1998          1997         1997       1996       1995
                                                            -----------  -------------  ---------  ---------  ---------

                                                                   (UNAUDITED)
OPERATING ACTIVITIES:
  Net income..............................................   $   6,952     $   8,793    $  12,506  $   5,299  $   2,173
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
      Depreciation and amortization.......................       2,477         2,385        3,287      4,366      1,357
      Provision for losses on accounts receivable.........         201           154          201        642        103
      Other noncash expenses..............................         967           530          376      1,906        738
      Increase (decrease) in deferred income taxes........      --            --            1,371      1,045       (356)
      Changes in current accounts, excluding the effects
        of acquisitions:
        Accounts receivable...............................       2,112        (1,245)      (1,134)    (2,570)       795
        Unbilled contract costs and fees..................        (528)         (254)        (549)       845       (931)
        Inventories.......................................        (709)       (4,188)      (3,298)     2,283     (3,472)
        Other current assets..............................          63          (195)         (52)      (741)       162
        Accounts payable..................................        (248)           57         (884)      (552)       122
        Other current liabilities.........................      (2,288)        1,631        1,870      1,580     (3,076)
                                                            -----------  -------------  ---------  ---------  ---------
Net cash provided by (used in) operating activities.......       8,999         7,668       13,694     14,103     (2,385)
                                                            -----------  -------------  ---------  ---------  ---------
INVESTING ACTIVITIES:
  Acquisitions (Note 2)...................................      --            --           --        (21,668)        --
  Acquisition of product line (Note 2)....................      --            --           --           (300)        --
  Purchases of property, plant, and equipment.............      (1,771)       (1,330)      (1,832)    (2,608)      (628)
  Proceeds from sale of property, plant, and equipment....         117        --               28        113         19
  Other...................................................          51            89           82     --             --
                                                            -----------  -------------  ---------  ---------  ---------
Net cash used in investing activities.....................      (1,603)       (1,241)      (1,722)   (24,463)      (609)
                                                            -----------  -------------  ---------  ---------  ---------
FINANCING ACTIVITIES:
  Net proceeds from issuance of Company common stock (Note
    7)....................................................      --            28,122       28,078      6,964     --
  Proceeds from issuance of promissory note to parent
    company (Note 2)......................................      --            --           --         21,200     --
  Repayment of promissory note to parent company..........     (21,200)       --           --
  Additional capital contributions and transfers to parent
    company, net..........................................      --            --           --            120      3,170
  Orion transfers (to) from parent company................       1,026        (3,992)      (7,845)    (5,924)     1,318
  Other...................................................      --               (48)         (61)      (174)    --
                                                            -----------  -------------  ---------  ---------  ---------
Net cash provided by (used in) financing activities.......     (20,174)       24,082       20,172     22,186      4,488
                                                            -----------  -------------  ---------  ---------  ---------
Exchange Rate Effect on Cash..............................         240           (93)         (56)         1       (182)
                                                            -----------  -------------  ---------  ---------  ---------
Increase (Decrease) in Cash and Cash Equivalents..........     (12,538)       30,416       32,088     11,827      1,312
Cash and Cash Equivalents at Beginning of Period..........      46,352        14,264       14,264      2,437      1,125
                                                            -----------  -------------  ---------  ---------  ---------
Cash and Cash Equivalents at End of Period................   $  33,814     $  44,680    $  46,352  $  14,264  $   2,437
                                                            -----------  -------------  ---------  ---------  ---------
                                                            -----------  -------------  ---------  ---------  ---------
CASH PAID FOR:
  Interest................................................   $     305     $     609    $     609  $     596  $  --
  Income taxes............................................   $   2,638     $   1,477    $   3,057  $   1,322  $     856
NONCASH ACTIVITIES (NOTE 2):
  Fair value of assets of acquired companies..............   $  --         $  --        $  --      $  24,328  $  --
  Cash paid for acquired companies........................   $  --         $  --           --        (21,668)    --
                                                            -----------  -------------  ---------  ---------  ---------
    Liabilities assumed of acquired companies.............   $  --         $  --        $  --      $   2,660  $  --
                                                            -----------  -------------  ---------  ---------  ---------
                                                            -----------  -------------  ---------  ---------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                           THERMEDICS DETECTION INC.

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT

                                 (IN THOUSANDS)

                                                             NINE MONTHS ENDED
                                                             ------------------
                                                              OCTOBER 3, 1998       1997       1996       1995
                                                             ------------------  ----------  ---------  ---------

                                                                (UNAUDITED)
COMMON STOCK, $.10 PAR VALUE
  Balance at beginning of period...........................      $    1,932      $    1,664  $   1,596  $   1,000
  Net proceeds from issuance of Company common stock (Note
    7).....................................................          --                 268         68     --
  Company common stock issuable for the acquisition of
    Orion (Note 11)........................................          --              --         --            596
                                                                   --------      ----------  ---------  ---------
  Balance at end of period.................................           1,932           1,932      1,664      1,596
                                                                   --------      ----------  ---------  ---------
CAPITAL IN EXCESS OF PAR VALUE
  Balance at beginning of period...........................          93,755          67,043     60,349      2,814
  Issuance of stock under employees' and directors' stock
    plans..................................................          --                   6     --         --
  Tax benefit related to employees' and directors' stock
    plans..................................................          --                 305     --         --
  Net proceeds from issuance of Company common stock (Note
    7).....................................................          --              27,810      6,896     --
  Additional capital contributions.........................          --              --            120      3,300
  Orion transfers (to) from parent company.................           1,026          (1,409)      (322)     1,318
  Company common stock issuable for the acquisition of
    Orion (Note 11)........................................          --              --         --         52,917
                                                                   --------      ----------  ---------  ---------
  Balance at end of period.................................          94,781          93,755     67,043     60,349
                                                                   --------      ----------  ---------  ---------
RETAINED EARNINGS
  Balance at beginning of period...........................          13,206           7,136      7,439      5,396
  Net income...............................................           6,952          12,506      5,299      2,173
  Transfer to parent company, net..........................          --              --         --           (130)
  Orion transfers to parent company........................          --              (6,436)    (5,602)    --
                                                                   --------      ----------  ---------  ---------
  Balance at end of period.................................          20,158          13,206      7,136      7,439
                                                                   --------      ----------  ---------  ---------
CUMULATIVE TRANSLATION ADJUSTMENT
  Balance at beginning of period...........................          (1,547)           (389)      (169)        (2)
  Translation adjustment...................................             684          (1,158)      (220)      (167)
                                                                   --------      ----------  ---------  ---------
  Balance at end of period.................................            (863)         (1,547)      (389)      (169)
                                                                   --------      ----------  ---------  ---------
TOTAL SHAREHOLDERS' INVESTMENT.............................      $  116,008      $  107,346  $  75,454  $  69,215
                                                                   --------      ----------  ---------  ---------
                                                                   --------      ----------  ---------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                           THERMEDICS DETECTION INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    Thermedics Detection Inc. (the Company) develops, manufactures, and markets high-speed detection and measurement systems used in on-line industrial process applications, security applications, and laboratory analysis. The Company's industrial process systems use ultratrace chemical detectors, high-speed gas chromatography, X-ray imaging, near-infrared spectroscopy, and other technologies for quality assurance of in-process and finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical, and other consumer products industries. The Company's security instruments use simultaneous trace particle- and vapor-detection techniques based on its proprietary chemiluminesence and high-speed gas chromatography technologies. Customers use the Company's security instruments to detect plastic and other explosives at airports and border crossings, for other high-security screening applications, and for forensics and search applications. The Company's Orion Research Inc. subsidiary manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels and are used in the agricultural, biomedical research, food processing, and pharmaceutical industries.

    RELATIONSHIP WITH THERMEDICS INC. AND THERMO ELECTRON CORPORATION

    The Company operated as a division of Thermedics Inc. until its incorporation as a Massachusetts corporation in December 1990. In connection with the Company's incorporation, Thermedics transferred to the Company its TEA Analyzer and certain other trace detection technologies in exchange for 10,000,000 shares of the Company's common stock. As of January 3, 1998, Thermedics owned 16,088,900 shares of the Company's pro forma outstanding common stock, representing 83% of such pro forma stock outstanding (as adjusted to reflect 5,961,225 shares of the Company's common stock issuable to Thermedics for the acquisition of Orion; Note 11). As of January 3, 1998, Thermedics is a 58%-owned subsidiary of Thermo Electron Corporation.

    PRINCIPLES OF CONSOLIDATION

    The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Certain amounts in fiscal 1996 have been reclassified to conform to the fiscal 1997 financial statement presentation.

    FISCAL YEAR

    The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1997, 1996, and 1995 are for the fiscal years ended January 3, 1998, December 28, 1996, and December 30, 1995, respectively. Fiscal year 1997 included 53 weeks; 1996 and 1995 each included 52 weeks.

    REVENUE RECOGNITION

    The Company recognizes product revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes service revenues over the term of the contract. Deferred revenue in the accompanying balance sheet consists of unearned revenue on service contracts which is recognized over the life of the service contract. Revenues and profits on long-term contracts are recognized using the percentage-of-completion method.

                           THERMEDICS DETECTION INC.

Revenues recorded under the percentage of-completion method, including revenues from long-term research and development contracts, were $1,376,000, $1,758,000, and $3,987,000 in 1997, 1996, and 1995, respectively. The percentage of completion is determined by relating the actual costs incurred to date to management's estimate of total costs to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. Contracts generally provide for the billing of customers on a cost-plus-fixed-fee basis as costs are incurred. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

    STOCK-BASED COMPENSATION PLANS

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its stock-based compensation plans (Note 3). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

    INCOME TAXES

    In the periods prior to its initial public offering, the Company was included in Thermedics' consolidated federal and certain state income tax returns. Subsequent to the Company's initial public offering in March 1997, Thermedics' equity ownership of the Company was reduced below 80% and, as a result, the Company is required to file its own federal income tax return.

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

    EARNINGS PER SHARE

    During the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings per Share" (Note 9). As a result, all previously reported earnings per share have been restated. Basic earnings per share have been computed by dividing net income by the weighted average number of shares outstanding during the year. Diluted earnings per share have been computed assuming the exercise of stock options, as well as their related income tax effects.

    STOCK SPLIT

    In March 1996, the Company declared and effected a two-for-three reverse stock split. All share and per share information reflects the reverse stock split.

    CASH AND CASH EQUIVALENTS

    At year-end 1997 and 1996, $40,043,000 and $10,976,000, respectively, of the
Company's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with

                           THERMEDICS DETECTION INC.

investments principally consisting of corporate notes, commercial paper, U.S. government-agency securities, money market funds, and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement are readily convertible into cash by the Company and have an original maturity of three months or less. The Company's repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. At year-end 1997 and 1996, the Company's cash equivalents also included investments in commercial paper and short-term certificates of deposits of the Company's foreign operations, which have an original maturity of three months or less. Cash equivalents are carried at cost, which approximates market value.

    INVENTORIES

    Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Raw material and supplies...............................................  $   9,698  $   8,820
Work in process.........................................................      1,599      1,350
Finished goods..........................................................      5,522      3,920
                                                                          ---------  ---------
                                                                          $  16,819  $  14,090
                                                                          ---------  ---------
                                                                          ---------  ---------

    PROPERTY, PLANT, AND EQUIPMENT

    The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: buildings, 25 years; machinery and equipment, three to ten years; and leasehold improvements, the lesser of the term of the lease or the life of the asset.

                                                                            1997       1996
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Land and buildings......................................................  $     250  $     255
Machinery, equipment, and leasehold improvements........................     10,447      8,816
                                                                          ---------  ---------
                                                                             10,697      9,071
Less: Accumulated depreciation and amortization.........................      6,686      5,047
                                                                          ---------  ---------
                                                                          $   4,011  $   4,024
                                                                          ---------  ---------
                                                                          ---------  ---------

    COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES

    The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $3,021,000 and $1,552,000 at January 3, 1998, and December 28, 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

                           THERMEDICS DETECTION INC.

    FOREIGN CURRENCY

    All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the three years presented.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, promissory note to parent company, accounts payable, and due to parent company and affiliated companies. Their respective carrying amounts in the accompanying balance sheet approximate fair value due to their short-term nature, except for the promissory note to parent company. The carrying amount of the promissory note to parent company approximates fair value due to its variable interest rate.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRESENTATION

    The historical information for all periods presented has been restated to reflect the May 6, 1998, acquisition of Orion (Note 11). Because the Company and Orion were deemed for accounting purposes to be under control of their common majority owner, Thermedics, since December 1, 1995, the date Thermedics acquired Orion, the transaction has been accounted for at historical cost in a manner similar to a pooling of interests for the period under common control.

    INTERIM FINANCIAL STATEMENTS


    The financial statements as of October 3, 1998, and for the nine-month periods ended October 3, 1998, and September 27, 1997, are unaudited but, in the opinion of the management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the nine-month period ended October 3, 1998, are not necessarily indicative of the results to be expected for the entire year.


2. ACQUISITIONS

    On January 25, 1996, the Company acquired the assets of Moisture Systems Corporation and certain affiliated companies (collectively, Moisture Systems), and the stock of Rutter & Co. B.V. (Rutter) for a total purchase price of $21,668,000 in cash, which included the repayment of $700,000 of debt. Moisture Systems and Rutter design, manufacture, and sell instruments that use near-infrared spectroscopy to measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives, and coatings, in a variety of manufacturing processes. These systems are used in the food, pharmaceutical, chemical, pulp and paper, and other industries. To finance these acquisitions, the

                           THERMEDICS DETECTION INC.

Company borrowed $21,200,000 from Thermedics pursuant to a promissory note due March 1998, bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. As of January 3, 1998, and December 28, 1996, the interest rate on the promissory note was 5.76% and 5.77%, respectively. In December 1996, the Company acquired certain moisture measurement product lines for approximately $300,000 in cash. In addition, the Company has agreed to pay a licensing fee on sales of these products through December 2000.

    These acquisitions have been accounted for using the purchase method of accounting and their results of operations have been included in the accompanying financial statements from their respective dates of acquisition. The aggregate cost of Moisture Systems and Rutter exceeded the estimated fair value of the acquired net assets by $16,905,000, which is being amortized over 40 years. Allocation of the purchase price for these acquisitions was completed in 1997 and was based on estimates of the fair value of the net assets acquired.

    The following table presents selected financial information for the Company, Moisture Systems, and Rutter on a pro forma basis, assuming the companies had been combined since the beginning of 1995.

                                                                            1996       1995
                                                                          ---------  ---------
                                                                          (IN THOUSANDS EXCEPT
                                                                           PER SHARE AMOUNTS)
Revenues................................................................  $  96,151  $  51,474
Net income..............................................................      5,457      2,461
Basic and diluted earnings per share....................................        .34        .23

    The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions of Moisture Systems and Rutter been made at the beginning of 1995.

3. EMPLOYEE BENEFIT PLANS

    STOCK-BASED COMPENSATION PLANS

    Stock Option Plan

    The Company has a stock-based compensation plan for its key employees, directors, and others, which permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the Board Committee), including restricted stock, stock options, stock bonus shares, or performance-based shares. The option recipients and the terms of options granted under this plan are determined by the Board Committee. To date, only nonqualified stock options have been granted by the Board Committee under this plan. Options granted prior to the Company's initial public offering became exercisable in June 1997, but are subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights generally lapse ratably over a five- to ten-year period, depending on the term of the option, which generally ranges from seven to twelve years. Nonqualified stock options may be granted at any price determined by the Board Committee, although incentive stock options must be granted at not less than the fair market value of the Company's common stock on the date of grant. To date, all options have been granted at fair market value.

                           THERMEDICS DETECTION INC.

    A summary of the Company's stock option activity is as follows:

                                                                        1997                      1996               1995
                                                              ------------------------  ------------------------  -----------
                                                                            WEIGHTED                  WEIGHTED
                                                                NUMBER       AVERAGE      NUMBER       AVERAGE      NUMBER
                                                                  OF        EXERCISE        OF        EXERCISE        OF
                                                                SHARES        PRICE       SHARES        PRICE       SHARES
                                                              -----------  -----------  -----------  -----------  -----------
Options outstanding, beginning of year......................         218    $   10.41           25    $    9.75           26
  Granted...................................................         550        10.94          207        10.45            2
  Exercised.................................................          (1)        9.75       --           --           --
  Forfeited.................................................        (111)       11.09          (14)        9.79           (3)
                                                                     ---                       ---                       ---
Options outstanding, end of year............................         656    $   10.74          218    $   10.41           25
                                                                     ---   -----------         ---   -----------         ---
                                                                     ---   -----------         ---   -----------         ---
Options exercisable.........................................         656    $   10.74       --        $  --           --
                                                                     ---   -----------         ---   -----------         ---
                                                                     ---   -----------         ---   -----------         ---
Options available for grant.................................         177                       116                       309
                                                                     ---                       ---                       ---
                                                                     ---                       ---                       ---

                                                               WEIGHTED
                                                                AVERAGE
                                                               EXERCISE
                                                                 PRICE
                                                              -----------
Options outstanding, beginning of year......................   $    9.75
  Granted...................................................        9.75
  Exercised.................................................      --
  Forfeited.................................................        9.75
Options outstanding, end of year............................   $    9.75
                                                                   -----
                                                                   -----
Options exercisable.........................................   $  --
                                                                   -----
                                                                   -----
Options available for grant.................................

    As of January 3, 1998, the options outstanding were exercisable at prices ranging from $9.55 to $12.46 and had a weighted average remaining contractual life of 8.1 years.

    Employee Stock Purchase Program

    Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase program sponsored by Thermedics and Thermo Electron. Under this program, shares of Thermedics' and Thermo Electron's common stock may be purchased at the end of a 12-month period at 95% of the fair market value at the beginning of the period, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, the applicable shares of common stock could be purchased at 85% of the fair market value at the beginning of the period, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

    PRO FORMA STOCK-BASED COMPENSATION PLANS EXPENSE

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB 25 in accounting for its stock-based compensation plans. Had compensation cost for awards in 1997 and 1996 under the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income and earnings per share would have been as follows:

                                                                         1997       1996
                                                                       ---------  ---------
                                                                       (IN THOUSANDS EXCEPT
                                                                        PER SHARE AMOUNTS)
Net income:
  As reported........................................................  $  12,506  $   5,299
  Pro forma..........................................................     11,794      4,908
Basic and diluted earnings per share:
  As reported........................................................        .67        .33
  Pro forma..........................................................        .63        .30

    Pro forma net income for 1995 was not materially different from historical net income in 1995.

                           THERMEDICS DETECTION INC.

    Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation expense may not be representative of the amount to be expected in future years. Pro forma compensation expense for options granted is reflected over the vesting period; therefore future pro forma compensation expense may be greater as additional options are granted.

    The weighted average fair value per share of options granted was $4.44, $3.76, and $4.15 in 1997, 1996, and 1995, respectively. The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                           1997        1996
                                                                        ----------  ----------
Volatility............................................................         28%      --
Risk-free interest rate...............................................        6.1%        6.4%
Expected life of options..............................................   5.9 years   7.0 years

    The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    401(K) SAVINGS PLAN

    Substantially all of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For this plan, the Company contributed and charged to expense $611,000, $619,000, and $253,000 in 1997, 1996, and 1995, respectively.

    DEFINED BENEFIT PENSION PLAN

    The Company's Rutter subsidiary, acquired in January 1996, has a defined benefit pension plan covering substantially all of its full-time employees. The Company's funding policy is to make contributions within a range required by applicable regulations in The Netherlands.

    Net periodic pension costs included the following components:

                                                            1997       1996
                                                          ---------  ---------
                                                             (IN THOUSANDS)
Service cost............................................  $      23  $      22
Interest cost on projected benefit obligation...........         53         45
Return on plan assets...................................        (62)        (9)
Amortization of unrecognized obligations................         18        (26)
                                                          ---------  ---------
                                                          $      32  $      32
                                                          ---------  ---------
                                                          ---------  ---------

                           THERMEDICS DETECTION INC.

    The funded status of the Company's defined benefit pension plan is as follows:

                                                                                 1997       1996
                                                                               ---------  ---------
                                                                                  (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefits............................................................  $     316  $     607
  Nonvested benefits.........................................................     --         --
                                                                               ---------  ---------
  Accumulated benefit obligations............................................        316        607
Effect of projected future salary increases..................................         90        152
                                                                               ---------  ---------
Projected benefit obligation.................................................        406        759
Less: Plan assets at fair value..............................................        662        965
                                                                               ---------  ---------
Excess of plan assets over projected benefit obligation......................        256        206
Unrecognized net gain........................................................        181        196
Initial unrecognized net obligation..........................................        (63)       (69)
                                                                               ---------  ---------
  Prepaid pension cost.......................................................  $     374  $     333
                                                                               ---------  ---------
                                                                               ---------  ---------

    Significant actuarial assumptions used to determine the net periodic pension cost were as follows: discount rate--7.5%; rate of increase in salary levels up to age 45--4.5%; rate of increase in salary levels after age 45--2.5%; and expected long-term rate of return on assets--4.0%.

                           THERMEDICS DETECTION INC.

4. INCOME TAXES

    The components of income before provision for income taxes are as follows:

                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Domestic.....................................................  $  15,051  $   3,357  $   2,788
Foreign......................................................      5,626      5,461        739
                                                               ---------  ---------  ---------
                                                               $  20,677  $   8,818  $   3,527
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The components of the provision for income taxes are as follows:

                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
                                                                       (IN THOUSANDS)
Currently payable:
  Federal....................................................  $   3,716  $     465  $   1,193
  State......................................................      1,285        578        300
  Foreign....................................................      1,512      1,456        208
                                                               ---------  ---------  ---------
                                                                   6,513      2,499      1,701
                                                               ---------  ---------  ---------
Net deferred (prepaid):
  Federal....................................................      1,467        996       (270)
  State......................................................         75       (180)       (77)
  Foreign....................................................        116        204         --
                                                               ---------  ---------  ---------
                                                                   1,658      1,020       (347)
                                                               ---------  ---------  ---------
                                                               $   8,171  $   3,519  $   1,354
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The Company receives a tax deduction upon exercise of nonqualified stock options by employees for the difference between the exercise price and the market price of the Company's common stock on the date of exercise. The provision for income taxes that is currently payable does not reflect $305,000 of such benefits that have been allocated to capital in excess of par value in 1997.

                           THERMEDICS DETECTION INC.

    The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Provision for income taxes at statutory rate.....................  $   7,030  $   2,998  $   1,199
Increases (decreases) resulting from:
  State income taxes, net of federal tax.........................        891        258        147
  Amortization of cost in excess of net assets of acquired
    companies....................................................        432        424         33
  Foreign tax rate and tax law differential......................       (321)      (229)       (48)
  Tax benefit of foreign sales corporation.......................       (289)      (141)      (133)
  Deemed dividend from foreign subsidiary........................     --         --             80
  Other, net.....................................................        428        209         76
                                                                   ---------  ---------  ---------
                                                                   $   8,171  $   3,519  $   1,354
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                               1997       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Prepaid (deferred) income taxes:
  Reserves and other accruals..............................................  $   2,009  $   1,974
  Inventory basis difference...............................................      1,615      1,106
  Long-term assets.........................................................        188        (40)
  Accrued compensation.....................................................         56        130
  Depreciation and amortization............................................        673        364
  Tax loss and credit carryforwards........................................      1,454        884
  Other, net...............................................................       (124)      (217)
                                                                             ---------  ---------
                                                                             $   5,871  $   4,201
                                                                             ---------  ---------
                                                                             ---------  ---------

    A provision has not been made for U.S. or additional foreign taxes on $4,415,000 of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

5. COMMITMENTS

    The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $1,984,000, $2,727,000, and $673,000 in 1997, 1996, and 1995, respectively, net of third party sublease income of $181,000 in 1997. Total future minimum payments due under noncancelable operating leases at January 3, 1998, are $2,113,000 in 1998; $1,762,000 in 1999;
$1,518,000 in 2000; $1,350,000 in 2001; $1,439,000 in 2002; and $5,486,000 in
2003 and thereafter. Total future minimum lease payments are $13,668,000 and have not been reduced by minimum sublease rental income of $1,160,000 due through 2002 under noncancelable operating subleases. See Note 6 for office and manufacturing space leased from a related party.

                           THERMEDICS DETECTION INC.

6. RELATED-PARTY TRANSACTIONS

    CORPORATE SERVICES AGREEMENT

    The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company paid Thermo Electron an annual fee equal to 1.0% of the Company's revenues in 1997 and 1996, and an amount equal to 1.20% of the Company's revenues in 1995. Beginning in fiscal 1998, the Company will pay an annual fee equal to 0.8% of the Company's revenues. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). In addition, the Company uses contract administration services of a majority-owned subsidiary of Thermo Electron and is charged based on actual usage. For these services, as well as the administrative services provided by Thermo Electron, the Company was charged $1,110,000, $947,000, and $397,000 in 1997, 1996, and 1995, respectively. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

    RESEARCH AND DEVELOPMENT AGREEMENT

    Pursuant to a subcontract entered into in October 1993, the Company performs research and development services for Thermo Coleman Corporation, which is the prime contractor under a contract with the U.S. Department of Energy. Thermo Coleman is a wholly owned subsidiary of Thermo Electron. Thermo Coleman paid the Company $533,000, $619,000, and $829,000 for services rendered in 1997, 1996, and 1995, respectively.

    DISTRIBUTION AGREEMENT

    Pursuant to an international distributorship agreement, the Company appointed Arabian Business Machines Co. (ABM) as its exclusive distributor of the Company's security instruments in certain Middle Eastern countries. ABM is a member of The Olayan Group. Ms. Hutham S. Olayan, a director of Thermo Electron, is the president and a director of Olayan America Corporation and Competrol Real Estate Limited, two other members of The Olayan Group, which are indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Revenues recorded under this agreement totaled $480,000, $652,000, and $3,000 in 1997, 1996, and 1995,
respectively.

    OTHER RELATED-PARTY TRANSACTIONS

    The Company purchases and sells products in the ordinary course of business with other companies affiliated with Thermo Electron. Sales of products to such affiliated companies totaled $147,000, $114,000, and $122,000 in 1997, 1996, and
1995, respectively. Purchases of products from such affiliated companies totaled $237,000, $253,000, and $330,000 in 1997, 1996, and 1995, respectively.

                           THERMEDICS DETECTION INC.

    SUBLEASE AGREEMENT

    In 1997, the Company subleased approximately 8,000 square feet of space in its Chelmsford, Massachusetts, facility to Thermo Cardiosystems Inc., a publicly traded, majority-owned subsidiary of Thermedics, under a two-year sublease agreement. Under this sublease, Thermo Cardiosystems will pay the Company base rent of $40,000 in the first year and $44,000 in the second year, as well as approximately $33,000 per year, representing Thermo Cardiosystems' pro rata allocation of the facility's aggregate operating costs, real estate taxes, and utilities. The accompanying statement of income includes income from this sublease agreement of $73,000 in 1997.

    REPURCHASE AGREEMENT

    The Company invests excess cash in a repurchase agreement with Thermo Electron as discussed in Note 1.

7. COMMON STOCK

    SALE OF COMMON STOCK

    In March 1997, the Company sold 2,671,292 shares of common stock in an initial public offering at $11.50 per share, for net proceeds of $28,078,000.

    In November 1996, the Company sold 383,500 shares of its common stock in a private placement at $10.75 per share, for net proceeds of $3,964,000.

    In March 1996, the Company sold 300,000 shares of its common stock in a private placement at $10.00 per share, for net proceeds of $3,000,000.

    RESERVED SHARES

    At January 3, 1998, the Company had reserved 857,666 unissued shares of its common stock for possible issuance under the stock-based compensation plans.

8. SIGNIFICANT CUSTOMER, PRODUCT LINES, AND GEOGRAPHICAL INFORMATION

    Sales to one customer accounted for 13%, 11%, and 31% of the Company's total revenues in 1997, 1996, and 1995, respectively. The Company is engaged in one business segment: the development, manufacture, and sale of high-speed detection and measurement systems used in on-line industrial process applications, security applications, and laboratory analysis. Within the Company's process detection product line, the Company derived revenues of $19,198,000, $14,917,000, and $18,488,000 in 1997, 1996, and 1995, respectively, from
Alexus-Registered Trademark- systems and $15,387,000 and $17,950,000 in 1997 and 1996, respectively, from moisture systems. Within the Company's security instrument product line, the Company derived revenues of $10,337,000, $7,149,000, and $4,642,000 in 1997, 1996, and 1995, respectively, from
EGIS-Registered Trademark- systems. The Company derived revenues from its laboratory analysis product line of $53,054,000, $50,854,000, and $4,989,000 in 1997, 1996, and 1995, respectively, from Orion.

                           THERMEDICS DETECTION INC.

    The following table shows data for the Company by geographical area.

                                                                                    1997        1996       1995
                                                                                 ----------  ----------  ---------
                                                                                          (IN THOUSANDS)
Revenues:
  United States................................................................  $   93,251  $   81,447  $  27,447
  The Netherlands..............................................................       5,489       7,547     --
  Other Europe.................................................................       9,237       8,416      4,292
  Other........................................................................       3,290       2,588      2,600
  Transfers among geographical areas (a).......................................      (6,893)     (5,394)    (1,396)
                                                                                 ----------  ----------  ---------
                                                                                 $  104,374  $   94,604  $  32,943
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
Income before provision for income taxes:
  United States................................................................  $   20,739  $   12,040  $   4,057
  The Netherlands..............................................................         454       1,514     --
  Other Europe.................................................................       1,587       1,076        (80)
  Other........................................................................         716         412        348
  Corporate and eliminations (b)...............................................      (3,675)     (5,346)      (726)
                                                                                 ----------  ----------  ---------
  Total operating income.......................................................      19,821       9,696      3,599
  Interest income (expense), net...............................................         833        (890)    --
  Other income (expense), net..................................................          23          12        (72)
                                                                                 ----------  ----------  ---------
                                                                                 $   20,677  $    8,818  $   3,527
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
Identifiable assets:
  United States................................................................  $   89,226  $   92,891  $  80,510
  The Netherlands..............................................................       7,200       8,574     --
  Other Europe.................................................................       7,375       4,948      2,850
  Other........................................................................       3,074       1,615      1,666
  Corporate and eliminations (c)...............................................      41,390       8,030     --
                                                                                 ----------  ----------  ---------
                                                                                 $  148,265  $  116,058  $  85,026
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------
Export revenues included in United States revenues above (d):
  Germany......................................................................  $    5,855  $    2,943  $   3,941
  Other Europe.................................................................      11,646       9,314      4,512
  Mexico.......................................................................       5,083       2,555      1,396
  South America................................................................       7,491       6,479      3,426
  Other........................................................................      12,855      10,796      3,051
                                                                                 ----------  ----------  ---------
                                                                                 $   42,930  $   32,087  $  16,326
                                                                                 ----------  ----------  ---------
                                                                                 ----------  ----------  ---------

------------------------

(a) Transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.

(b) Primarily general and administrative expenses.

(c) Primarily cash and cash equivalents.

(d) In general, export sales are denominated in U.S. dollars.

                           THERMEDICS DETECTION INC.

9. EARNINGS PER SHARE


    Basic and diluted earnings per share were calculated as follows:



                                           NINE MONTHS ENDED
                                       --------------------------
                                       OCTOBER 3,   SEPTEMBER 27,
                                          1998          1997         1997       1996       1995
                                       -----------  -------------  ---------  ---------  ---------
                                              (UNAUDITED)
                                                 (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
BASIC
Net income...........................   $   6,952     $   8,793    $  12,506  $   5,299  $   2,173
                                       -----------       ------    ---------  ---------  ---------
Weighted average shares..............      13,356        12,562       12,760     10,275     10,000
Weighted average shares issuable in
  connection with the acquisition of
  Orion (Note 11)....................       5,961         5,961        5,961      5,961        491
                                       -----------       ------    ---------  ---------  ---------
Pro forma weighted average shares,
  as adjusted........................      19,317        18,523       18,721     16,236     10,491
                                       -----------       ------    ---------  ---------  ---------
Basic earnings per share.............   $     .36     $     .47    $     .67  $     .33  $     .21
                                       -----------       ------    ---------  ---------  ---------
                                       -----------       ------    ---------  ---------  ---------
DILUTED
Net income...........................   $   6,952     $   8,793    $  12,506  $   5,299  $   2,173
                                       -----------       ------    ---------  ---------  ---------
Basic weighted average shares........      19,317        18,523       18,721     16,236     10,491
Effect of stock options..............           6            11           11         17          3
                                       -----------       ------    ---------  ---------  ---------
Pro forma weighted average shares,
  as adjusted........................      19,323        18,534       18,732     16,253     10,494
                                       -----------       ------    ---------  ---------  ---------
Diluted earnings per share...........   $     .36     $     .47    $     .67  $     .33  $     .21
                                       -----------       ------    ---------  ---------  ---------
                                       -----------       ------    ---------  ---------  ---------


    The computation of diluted earnings per share for 1997 excludes the effect of assuming the exercise of certain outstanding stock options because the effect would be antidilutive. As of January 3, 1998, there were 342,240 of such options outstanding, with exercise prices ranging from $10.75 to $12.46 per share.

10. UNAUDITED QUARTERLY INFORMATION

1997                                                                      FIRST     SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues..............................................................  $  25,532  $  25,639  $  26,232  $  26,971
Gross profit..........................................................     14,027     14,342     14,590     15,020
Net income............................................................      2,242      3,025      3,526      3,713
Basic and diluted earnings per share..................................        .13        .16        .18        .19

1996                                                                    FIRST(A)    SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Revenues..............................................................  $  22,200  $  22,369  $  24,125  $  25,910
Gross profit..........................................................     10,680     11,033     12,673     14,608
Net income (loss).....................................................        320         (5)     2,098      2,886
Basic and diluted earnings (loss) per share...........................        .02     --            .13        .18

------------------------

(a) Reflects the January 1996 acquisitions of Moisture Systems and Rutter.

                           THERMEDICS DETECTION INC.

11. SUBSEQUENT EVENTS

    ACQUISITION

    In December 1995, Thermedics acquired Orion for $52,724,000 in cash, which included the repayment of approximately $8,600,000 of indebtedness. The acquisition was accounted for as a purchase. The purchase price exceeded the net assets acquired by $42,681,000, which is being amortized over 40 years. The purchase price was allocated based on estimates of the fair value of the net assets acquired.

    On May 6, 1998, the Company acquired Orion from Thermedics in exchange for the right to receive 5,961,225 shares of the Company's common stock. Orion manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels and are used in the agricultural, biomedical research, food processing, and pharmaceutical industries.

    Because the Company and Orion were deemed for accounting purposes to be under control of their common majority owner, Thermedics, the transaction has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, all historical financial information presented has been restated to include the acquisition of Orion since December 1, 1995, the date Orion was purchased by Thermedics. The 5,961,225 shares of the Company's common stock issuable in the merger will not be issued until the listing of such shares for trading upon American Stock Exchange has been approved by the Company's shareholders. Because Thermedics is the majority shareholder and intends to vote its shares in favor of such listing, the approval is assured and, therefore, the shares are considered to be outstanding as of December 1, 1995, for purposes of computing weighted average shares.

    The following table presents selected pro forma financial information for the Company and Orion, assuming the companies and the acquired businesses discussed in Note 2 had been combined since the beginning of 1995.

                                                                                1995
                                                                       -----------------------
                                                                            (IN THOUSANDS
                                                                          EXCEPT PER SHARE
                                                                              AMOUNTS)
Revenues.............................................................         $  94,639
Net income...........................................................             4,628
Basic and diluted earnings per share.................................               .29

    The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Orion and the businesses discussed in Note 2 been made at the beginning of 1995.

                           THERMEDICS DETECTION INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)


    Revenues and net income, as previously reported by the separate entities prior to the acquisition and as restated for the combined Company, are as follows:



                                                           NINE MONTHS ENDED
                                                           ------------------
                                                             SEPTEMBER 27,
                                                                  1997            1997        1996        1995
                                                           ------------------  ----------  ----------  ----------
                                                                               (IN THOUSANDS)
Revenues:
  Historical.............................................      $   37,458      $   51,320  $   43,750  $   27,954
  Orion..................................................          39,945          53,054      50,854       4,989
                                                                 --------      ----------  ----------  ----------
                                                               $   77,403      $  104,374  $   94,604  $   32,943
                                                                 --------      ----------  ----------  ----------
                                                                 --------      ----------  ----------  ----------
Net Income:
  Historical.............................................      $    4,125      $    6,070  $      362  $    1,508
  Orion..................................................           4,668           6,436       4,937         665
                                                                 --------      ----------  ----------  ----------
                                                               $    8,793      $   12,506  $    5,299  $    2,173
                                                                 --------      ----------  ----------  ----------
                                                                 --------      ----------  ----------  ----------



    PROPOSED REORGANIZATION



    On August 12, 1998, Thermo Electron Corporation announced a proposed reorganization involving certain of Thermo Electron's subsidiaries, including the Company. On December 10, 1998, Thermo Electron Corporation announced an update to this proposed reorganization. As part of this reorganization, Thermo Electron announced that Thermedics' equity interest in the Company may be transferred to Thermo Electron in an integrated series of transactions involving the transfer by Thermo Electron of its wholly owned biomedical group of companies in exchange for Thermedics' equity interest in the Company, Thermo Sentron Inc. and Thermo Voltek Corporation along with additional shares of Thermedics common stock. Subsequently, the Company may be taken private and become a wholly owned subsidiary of Thermo Electron. Shareholders of the Company would receive cash in exchange for their shares of the Company's common stock. The completion of these transactions is subject to numerous conditions, including the establishment of prices or exchange ratios; confirmation of anticipated tax consequences; the approval of the Board of Directors of the Company and Thermedics, including their respective independent directors; the negotiation and execution of definitive agreements; the approval of Thermo Electron's Board of Directors; clearance by the Securities and Exchange Commission of registration statements and/ or proxy materials relating to the proposed transactions, and fairness opinions from investment banking firms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Orion Research Inc.:

    We have audited the accompanying consolidated balance sheet of Orion Research Inc. (a wholly owned subsidiary of Thermedics Inc.) and subsidiaries as of January 3, 1998, and December 28, 1996, and the related consolidated statements of income, shareholder's investment, and cash flows for the fiscal years ended January 3, 1998, and December 28, 1996, and for the period from December 1, 1995, through December 30, 1995. We have also audited the accompanying statements of income, shareholder's investment, and cash flows of the Orion Laboratory Products Division of Analytical Technology Inc. (the Predecessor) for the period from January 1, 1995, through November 30, 1995. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orion Research Inc. and subsidiaries as of January 3, 1998, and December 28, 1996, and the results of their operations and their cash flows for the years ended January 3, 1998, and December 28, 1996, and for the period from December 1, 1995, through December 30, 1995, and the results of operations and cash flows of the Predecessor for the period from January 1, 1995, through November 30, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
April 27, 1998

                              ORION RESEARCH INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                  THE COMPANY             PREDECESSOR
                                                                       ---------------------------------  -----------
                                                                                               DEC. 1,      JAN. 1,
                                                                        FISCAL YEAR ENDED       1995         1995
                                                                       --------------------    THROUGH      THROUGH
                                                                        JAN. 3,   DEC. 28,    DEC. 30,     NOV. 30,
                                                                         1998       1996        1995         1995
                                                                       ---------  ---------  -----------  -----------
Revenues (Note 7)....................................................  $  53,054  $  50,854   $   4,989    $  43,165
                                                                       ---------  ---------  -----------  -----------
Costs and Operating Expenses:
  Cost of revenues...................................................     21,864     23,107       2,216       18,308
  Selling, general, and administrative expenses (Note 5).............     15,871     16,106       1,337       15,379
  Research and development expenses..................................      4,592      3,412         327        3,244
                                                                       ---------  ---------  -----------  -----------
                                                                          42,327     42,625       3,880       36,931
                                                                       ---------  ---------  -----------  -----------
Operating Income.....................................................     10,727      8,229       1,109        6,234
Interest Expense.....................................................     --         --          --              220
                                                                       ---------  ---------  -----------  -----------
Income Before Provision for Income Taxes.............................     10,727      8,229       1,109        6,014
Provision for Income Taxes (Note 4)..................................      4,291      3,292         444        2,206
                                                                       ---------  ---------  -----------  -----------
Net Income...........................................................  $   6,436  $   4,937   $     665    $   3,808
                                                                       ---------  ---------  -----------  -----------
                                                                       ---------  ---------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                              ORION RESEARCH INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                                  THE COMPANY
                                                                                              --------------------
                                                                                               JAN. 3,   DEC. 28,
                                                                                                1998       1996
                                                                                              ---------  ---------
                                                ASSETS
Current Assets:
  Cash......................................................................................  $   1,617  $     780
  Accounts receivable, less allowances of $317 and $240.....................................      7,097      8,201
  Inventories...............................................................................      6,570      5,297
  Prepaid income taxes (Note 4).............................................................      1,760      2,292
  Prepaid expenses..........................................................................        538        418
                                                                                              ---------  ---------
                                                                                                 17,582     16,988
                                                                                              ---------  ---------
Property, Plant, and Equipment, at Cost.....................................................      4,433      3,388
  Less: Accumulated depreciation and amortization...........................................      1,840      1,148
                                                                                              ---------  ---------
                                                                                                  2,593      2,240
                                                                                              ---------  ---------
Cost in Excess of Net Assets of Acquired Companies..........................................     40,671     41,738
                                                                                              ---------  ---------
Other Assets................................................................................        724      1,609
                                                                                              ---------  ---------
                                                                                              $  61,570  $  62,575
                                                                                              ---------  ---------
                                                                                              ---------  ---------
                               LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current Liabilities:
  Accounts payable..........................................................................  $   1,975  $   1,758
  Accrued payroll and employee benefits.....................................................      2,426      1,927
  Accrued income taxes......................................................................        776        682
  Accrued acquisition expenses (Note 2).....................................................     --            565
  Accrued commissions.......................................................................        628        427
  Other accrued expenses....................................................................      2,530      2,521
  Due to affiliated companies...............................................................        121        151
                                                                                              ---------  ---------
                                                                                                  8,456      8,031
                                                                                              ---------  ---------
Commitments and Contingencies (Note 6)

Shareholder's Investment:
  Net parent company investment.............................................................     53,100     54,509
  Cumulative translation adjustment.........................................................         14         35
                                                                                              ---------  ---------
                                                                                                 53,114     54,544
                                                                                              ---------  ---------
                                                                                              $  61,570  $  62,575
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                              ORION RESEARCH INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                THE COMPANY            PREDECESSOR
                                                                      -------------------------------  -----------
                                                                                             DEC. 1,     JAN. 1,
                                                                       FISCAL YEAR ENDED      1995        1995
                                                                      --------------------   THROUGH     THROUGH
                                                                       JAN. 3,   DEC. 28,   DEC. 30,    NOV. 30,
                                                                        1998       1996       1995        1995
                                                                      ---------  ---------  ---------  -----------
OPERATING ACTIVITIES:
  Net income........................................................  $   6,436  $   4,937  $     665   $   3,808
  Adjustments to reconcile net income to net cash provided by (used
    in) operating activities:
      Depreciation and amortization.................................      1,765      2,002        198       1,632
      Provision for losses on accounts receivable...................         85         60          5          78
      Increase (decrease) in deferred income taxes
        (Note 4)....................................................      1,411      1,045       (316)        414
      Other noncash expenses........................................         92        102         11         255
      Changes in current accounts:
        Accounts receivable.........................................      1,019       (794)      (256)       (690)
        Inventories.................................................     (1,338)     1,029       (259)     (2,007)
        Other current assets........................................       (120)      (142)       278         101
        Accounts payable............................................        217     (1,310)       (60)        362
        Other current liabilities...................................        189        535       (684)      5,701
                                                                      ---------  ---------  ---------  -----------
Net cash provided by (used in) operating activities.................      9,756      7,464       (418)      9,654
                                                                      ---------  ---------  ---------  -----------
INVESTING ACTIVITIES:
  Purchases of property, plant, and equipment.......................     (1,057)    (1,842)       (20)       (228)
  Transfers to affiliates...........................................     --         --         --          (4,794)
  Other.............................................................     --         --            (34)     --
                                                                      ---------  ---------  ---------  -----------
Net cash used in investing activities...............................     (1,057)    (1,842)       (54)     (5,022)
                                                                      ---------  ---------  ---------  -----------
FINANCING ACTIVITIES:
  Transfers (to) from parent company................................     (7,845)    (5,924)     1,318      --
  Payments under long-term and capital lease obligations............     --         --         --          (4,727)
  Other.............................................................     --           (159)    --          --
                                                                      ---------  ---------  ---------  -----------
Net cash provided by (used in) financing activities.................     (7,845)    (6,083)     1,318      (4,727)
                                                                      ---------  ---------  ---------  -----------
Exchange Rate Effect on Cash........................................        (17)        86        (44)        446
                                                                      ---------  ---------  ---------  -----------
Increase (Decrease) in Cash.........................................        837       (375)       802         351
Cash at Beginning of Period.........................................        780      1,155        353           2
                                                                      ---------  ---------  ---------  -----------
Cash at End of Period...............................................  $   1,617  $     780  $   1,155   $     353
                                                                      ---------  ---------  ---------  -----------
                                                                      ---------  ---------  ---------  -----------
CASH PAID FOR:
  Income taxes......................................................  $     877  $     704  $     704   $  --
  Interest..........................................................  $  --      $  --      $  --       $     220

  The accompanying notes are an integral part of these consolidated financial statements.

                              ORION RESEARCH INC.

               CONSOLIDATED STATEMENT OF SHAREHOLDER'S INVESTMENT

                                 (IN THOUSANDS)

                                                                                      CUMULATIVE      NET PARENT
                                                                                     TRANSLATION       COMPANY
                                                                                      ADJUSTMENT      INVESTMENT
                                                                                    --------------  --------------
                                                   PREDECESSOR
BALANCE DECEMBER 31, 1994.........................................................    $   (3,062)     $   23,963
  Net income......................................................................        --               3,808
  Translation adjustment..........................................................           446          --
                                                                                         -------         -------
BALANCE NOVEMBER 30, 1995.........................................................        (2,616)         27,771

                                                   THE COMPANY
  Net equity investment by parent company in excess of the net assets of the
    Predecessor...................................................................         2,616          25,742
  Net income......................................................................        --                 665
  Net transfer from parent company................................................        --               1,318
  Translation adjustment..........................................................           (54)         --
                                                                                         -------         -------
BALANCE DECEMBER 30, 1995.........................................................           (54)         55,496
  Net income......................................................................        --               4,937
  Net transfer to parent company..................................................        --              (5,924)
  Translation adjustment..........................................................            89          --
                                                                                         -------         -------
BALANCE DECEMBER 28, 1996.........................................................            35          54,509
  Net income......................................................................        --               6,436
  Net transfer to parent company..................................................        --              (7,845)
  Translation adjustment..........................................................           (21)         --
                                                                                         -------         -------
BALANCE JANUARY 3, 1998...........................................................    $       14      $   53,100
                                                                                         -------         -------
                                                                                         -------         -------

  The accompanying notes are an integral part of these consolidated financial statements.

                              ORION RESEARCH INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    Orion Research Inc. (the Company) manufactures electrode-based chemical-measurement products that determine the quality of a wide variety of substances by measuring components, such as pH, ion, dissolved oxygen, and conductivity levels and are used in the agricultural, biomedical research, food-processing, and pharmaceutical industries.

    RELATIONSHIP WITH THERMEDICS INC. AND THERMO ELECTRON CORPORATION

    In December 1995, Thermedics Inc. acquired the Orion Laboratory Products Division (the Predecessor) of Analytical Technology Inc. (ATI) for $44,139,000 in cash and the assumption of approximately $8,600,000 of indebtedness. The borrowings were under a revolving credit agreement under which borrowings could be made in various currencies with interest at a base or LIBOR rate, as defined, for each currency, plus a spread which varied based on operating performance. The accompanying financial statements include the assets, liabilities, income, and expenses of the Company as included in Thermedics' consolidated financial statements. The accompanying financial statements do not include Thermedics' general corporate debt, which is used to finance operations of all of its respective business segments, or an allocation of Thermedics' interest expense. As of January 3, 1998, Thermedics is a 58%-owned subsidiary of Thermo Electron Corporation. The Company has had positive cash flows from operations for all periods presented.

    PRINCIPLES OF CONSOLIDATION

    The accompanying 1997 financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

    FISCAL YEAR AND PERIODS PRESENTED

    The Company has adopted a fiscal year ending the Saturday nearest December
31. The Predecessor also had a fiscal year ending the Saturday nearest December
31. The accompanying financial statements include the Predecessor's financial results for the period from January 1, 1995, through November 30, 1995. The accompanying financial statements include the Company's financial results for the period from December 1, 1995, the date the Company was acquired by Thermedics, through December 30, 1995, and the fiscal years ended December 28, 1996, (fiscal 1996) and January 3, 1998 (fiscal 1997). Fiscal 1997 and fiscal 1996 included 53 weeks and 52 weeks, respectively.

    REVENUE RECOGNITION

    The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes service revenues over the term of the contract.

    INCOME TAXES

    The Company and Thermedics have a tax allocation agreement under which the Company is included in Thermedics consolidated federal and certain state income tax returns. The agreement provides that in years in which the Company has taxable income, it will pay to Thermedics amounts comparable to the taxes the Company would have paid if it had filed separate tax returns.

                              ORION RESEARCH INC.

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

    CASH

    The cash receipts and disbursements of the Company's domestic operations are combined with other Thermedics corporate cash transactions and balances. Therefore, cash of the Company's domestic operations is not included in the accompanying balance sheet.

    INVENTORIES

    Inventories are stated at the lower of cost (on a first-in, first-out, or weighted average basis) or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

                                                                                  THE COMPANY
                                                                             ----------------------
                                                                              JAN. 3,    DEC. 28,
                                                                               1998        1996
                                                                             ---------  -----------
                                                                                 (IN THOUSANDS)
Raw materials..............................................................  $   4,275   $   2,685
Work in process and finished goods.........................................      2,295       2,612
                                                                             ---------  -----------
                                                                             $   6,570   $   5,297
                                                                             ---------  -----------
                                                                             ---------  -----------

    PROPERTY, PLANT, AND EQUIPMENT

    The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property, as follows: buildings, 25 years; machinery and equipment, 3 to 7 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant, and equipment consist of the following:

                                                                                  THE COMPANY
                                                                             ----------------------
                                                                              JAN. 3,    DEC. 28,
                                                                               1998        1996
                                                                             ---------  -----------
                                                                                 (IN THOUSANDS)
Land.......................................................................  $      41   $      41
Buildings..................................................................        209         214
Machinery, equipment, and leasehold improvements...........................      4,183       3,133
                                                                             ---------  -----------
                                                                                 4,433       3,388
Less: Accumulated depreciation and amortization............................      1,840       1,148
                                                                             ---------  -----------
                                                                             $   2,593   $   2,240
                                                                             ---------  -----------
                                                                             ---------  -----------

                              ORION RESEARCH INC.

    COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES

    The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $2,216,000 and $1,149,000 at January 3, 1998, and December 28, 1996, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired businesses in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

    FOREIGN CURRENCY

    All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholder's investment, titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for each of the periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist mainly of cash, accounts receivable, accounts payable, and due to affiliated companies, which approximate fair value due to their short-term nature.

2. ACQUISITION AND BASIS OF ACCOUNTING

    In December 1995, Thermedics acquired the predecessor for $52,724,000 in cash, which included the repayment of approximately $8,600,000 of long-term indebtedness. The borrowings were under a revolving credit agreement under which borrowings could be made in various currencies with interest at a base or LIBOR rate, as defined, for each currency, plus a spread which varied based on operating performance. The acquisition was accounted for as a purchase, and Thermedics' new basis of accounting is reflected as of December 1, 1995.

    The purchase price exceeded the tangible net assets acquired by $42,681,000, which is being amortized over 40 years. The purchase price was allocated based on estimates of the fair value of the net assets acquired.

    In connection with its acquisition by Thermedics, the Company established reserves totaling $1,460,000 for restructuring certain business activities in accordance with Emerging Issues Task Force Pronouncement 95-3. The reserves were primarily for severance payments. During fiscal 1997 and 1996, the Company expended $895,000 and $565,000, respectively, of such reserves.

                              ORION RESEARCH INC.

3. EMPLOYEE BENEFIT PLANS

    401(K) SAVINGS PLAN

    Substantially all of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan. Prior to December 1, 1995, eligible employees of the Predecessor participated in ATI's 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company or Predecessor. Company and Predecessor contributions to the 401(k) plan are based upon the level of employee contributions. Contributions charged to expense were $309,000 for fiscal 1997, $372,000 for fiscal 1996, $20,000 for the period from December 1, 1995, through December 30, 1995, and $249,000 for the period from January 1, 1995, through November 30, 1995.

4. INCOME TAXES

    The components of income before provision for income taxes are as follows:

                                                                                    THE COMPANY              PREDECESSOR
                                                                        -----------------------------------  -----------
                                                                                                  DEC. 1,      JAN. 1,
                                                                          FISCAL YEAR ENDED        1995         1995
                                                                        ----------------------    THROUGH      THROUGH
                                                                         JAN. 3,    DEC. 28,     DEC. 30,     NOV. 30,
                                                                          1998        1996         1995         1995
                                                                        ---------  -----------  -----------  -----------
                                                                                         (IN THOUSANDS)
Domestic..............................................................  $   7,040   $   5,099    $     591    $   4,014
Foreign...............................................................      3,687       3,130          518        2,000
                                                                        ---------  -----------  -----------  -----------
                                                                        $  10,727   $   8,229    $   1,109    $   6,014
                                                                        ---------  -----------  -----------  -----------
                                                                        ---------  -----------  -----------  -----------

    The components of the provision for income taxes are as follows:

                                                                                     THE COMPANY              PREDECESSOR
                                                                         -----------------------------------  -----------
                                                                                                   DEC. 1,      JAN. 1,
                                                                           FISCAL YEAR ENDED        1995         1995
                                                                         ----------------------    THROUGH      THROUGH
                                                                          JAN. 3,    DEC. 28,     DEC. 30,     NOV. 30,
                                                                           1998        1996         1995         1995
                                                                         ---------  -----------  -----------  -----------
                                                                                          (IN THOUSANDS)
Currently payable:
  Federal..............................................................  $   1,333   $     815    $     512    $   1,803
  State................................................................        660         668          134        1,049
  Foreign..............................................................        887         764          114          440
                                                                         ---------  -----------  -----------  -----------
                                                                             2,880       2,247          760        3,292
                                                                         ---------  -----------  -----------  -----------
(Prepaid) Deferred:
  Federal..............................................................      1,362       1,191         (245)        (424)
  State................................................................         49        (146)         (71)        (662)
                                                                         ---------  -----------  -----------  -----------
                                                                             1,411       1,045         (316)      (1,086)
                                                                         ---------  -----------  -----------  -----------
                                                                         $   4,291   $   3,292    $     444    $   2,206
                                                                         ---------  -----------  -----------  -----------
                                                                         ---------  -----------  -----------  -----------

                              ORION RESEARCH INC.

    The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 35% to income before provision for income taxes due to the following:

                                                                                     THE COMPANY              PREDECESSOR
                                                                         -----------------------------------  -----------
                                                                                                   DEC. 1,      JAN. 1,
                                                                           FISCAL YEAR ENDED        1995         1995
                                                                         ----------------------    THROUGH      THROUGH
                                                                          JAN. 3,    DEC. 28,     DEC. 30,     NOV. 30,
                                                                           1998        1996         1995         1995
                                                                         ---------  -----------  -----------  -----------
                                                                                          (IN THOUSANDS)
Provision for income taxes at statutory rate...........................  $   3,754   $   2,880    $     388    $   2,105
Increases (decreases) resulting from:
  State income taxes, net of federal tax...............................        461         339           41          306
  Amortization of cost in excess of net assets of acquired companies...        397         391           28       --
  Foreign tax rate differential........................................       (403)       (332)         (67)        (260)
  Foreign sales corporation benefit....................................       (114)       (141)      --           --
  Nondeductible expenses and other.....................................        196         155           54           55
                                                                         ---------  -----------  -----------  -----------
                                                                         $   4,291   $   3,292    $     444    $   2,206
                                                                         ---------  -----------  -----------  -----------
                                                                         ---------  -----------  -----------  -----------

    Short- and long-term prepaid income taxes in the accompanying balance sheet consist of the following:

                                                                                 THE COMPANY
                                                                             --------------------
                                                                              JAN. 3,    DEC. 28
                                                                               1998       1996
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Prepaid income taxes:
  Depreciation and amortization............................................  $     364  $     673
  Reserves and other accruals..............................................        975      1,050
  Inventory basis difference...............................................        463        795
  Tax loss and credit carryforwards........................................        884      1,454
  Other, net...............................................................       (249)      (124)
                                                                             ---------  ---------
                                                                             $   2,437  $   3,848
                                                                             ---------  ---------
                                                                             ---------  ---------

    A provision has not been made for U.S. or additional foreign taxes on $1,000,000 of undistributed earnings of foreign subsidiaries that could be subject to taxation if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas.

5. RELATED PARTY TRANSACTIONS

    CORPORATE SERVICES AGREEMENT

    Under a corporate services agreement between Thermedics and Thermo Electron, Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company paid Thermo Electron annually an amount equal to 1.0% of the Company's revenues in 1997 and 1996,

                              ORION RESEARCH INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

and an amount equal to 1.20% of the Company's revenues in 1995. Beginning in fiscal 1998, the Company will pay an annual fee equal to 0.8% of the Company's revenues. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by Thermedics or upon Thermedics withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). For these services, the Company was charged $531,000 and $509,000 for fiscal 1997 and 1996, respectively, and $62,000 for the period from December 1, 1995 to December 30, 1995. Management believes that the service fees charged by Thermo Electron are reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

6. COMMITMENTS AND CONTINGENCIES

    COMMITMENTS

    The Company leases portions of its manufacturing and office facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $906,000, $1,392,000, $131,000 and $1,437,000 for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. Total future minimum payments due under noncancelable operating leases at January 3, 1998, are $912,000 in 1998; $723,000 in 1999;
$640,000 in 2000; $571,000 in 2001; $642,000 in 2002; and $2,568,000 in 2003 and
thereafter. Total future minimum lease payments are $6,056,000.

    CONTINGENCIES

    The Company is contingently liable with respect to lawsuits and other matters that arose in the ordinary course of business. In the opinion of management, these contingencies will not have a material adverse effect upon the financial position of the Company or its results of operations.

7. SIGNIFICANT CUSTOMERS AND EXPORT SALES

    Sales to one customer accounted for 18%, 17%, and 13% and sales to a second customer accounted for 18%, 13%, and 11% of total revenues for fiscal 1997 and 1996, and for the period from January 1, 1995 through November 30, 1995, respectively.

    Export revenues to Asia accounted for 12%, 11%, 10%, and 11% of the Company's total revenues for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. Export revenues to Europe accounted for 11%, 11%, 11%, and 12% of the Company's total revenues for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. Other export revenues accounted for 9%, 7%, 5%, and 8% of the Company's total revenues for fiscal 1997 and 1996, the period from December 1, 1995 through December 30, 1995, and the period from January 1, 1995 through November 30, 1995, respectively. In general, export sales are denominated in U.S. dollars.

8. SUBSEQUENT EVENT

    In April 1998, Thermedics agreed to sell the Company to Thermedics Detection Inc., one of its publicly held, majority-owned subsidiaries, for 5,961,225 shares of Thermedics Detection common stock.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                           THERMEDICS DETECTION INC.,

                            ORION ACQUISITION INC.,

                                THERMEDICS INC.

                                      AND

                              ORION RESEARCH INC.

                               ------------------

                               DATED MAY 6, 1998

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                     -------
SECTION 1--THE REORGANIZATION

                 1.1 The Merger....................................................................................      A-1
                 1.2 Effective Time................................................................................      A-1
                 1.3 Closing.......................................................................................      A-1
                 1.4 Articles of Organization and By-Laws..........................................................      A-1
                 1.5 Directors and Officers........................................................................      A-1
                 1.6 Conversion of Stock...........................................................................      A-1
                 1.7 Payment for Orion Common Stock................................................................      A-2
                 1.8 Adjustments...................................................................................      A-2
                 1.9 Lost Certificates.............................................................................      A-3
                 1.10 No Fractional Shares..........................................................................     A-3

SECTION 2-- REPRESENTATIONS AND WARRANTIES OF THERMEDICS AND ORION

                 2.1 Organization and Qualification................................................................      A-3
                 2.2 Authority.....................................................................................      A-3
                 2.3 Capitalization and Title to Shares............................................................      A-4
                 2.4 Subsidiaries and Other Affiliates.............................................................      A-4
                 2.5 Financial Statements..........................................................................      A-5
                 2.6 Absence of Undisclosed Liabilities; No Dealings with Affiliates...............................      A-5
                 2.7 Taxes.........................................................................................      A-5
                 2.8 Properties....................................................................................      A-5
                 2.9 Hazardous Materials...........................................................................      A-6
                 2.10 Accounts Receivable...........................................................................     A-6
                 2.11 Inventories...................................................................................     A-6
                 2.12 Purchase and Sale Commitments.................................................................     A-7
                 2.13 Governmental Authorizations...................................................................     A-7
                 2.14 Intellectual Property.........................................................................     A-7
                 2.15 Insurance.....................................................................................     A-7
                 2.16 Employee Benefit Plans........................................................................     A-8
                 2.17 Agreements and Documents......................................................................     A-8
                 2.18 Validity......................................................................................     A-9
                 2.19 No Changes....................................................................................     A-9
                 2.20 Litigation or Proceedings.....................................................................    A-10
                 2.21 Compliance with Laws..........................................................................    A-10
                 2.22 Labor Matters.................................................................................    A-10
                 2.23 Recalls.......................................................................................    A-10
                 2.24 Brokers and Finders...........................................................................    A-10
                 2.25 Powers of Attorney............................................................................    A-10
                 2.26 No Termination of Relationship................................................................    A-11
                 2.27 All Information...............................................................................    A-11
                 2.28 Statements True and Correct...................................................................    A-11

SECTION 3-- REPRESENTATIONS AND WARRANTIES OF DETECTION AND ACQUISITION

                 3.1 Organization..................................................................................     A-11
                 3.2 Authority.....................................................................................     A-11
                 3.3 Statements True and Correct...................................................................     A-11

                                                                                                                      PAGE
                                                                                                                     -------
SECTION 4--COVENANTS AND AGREEMENTS

                 4.1 Conduct of Business...........................................................................     A-12
                 4.2 Corporate Examinations and Investigations.....................................................     A-13
                 4.3 Expenses......................................................................................     A-13
                 4.4 Authorization from Others.....................................................................     A-13
                 4.5 Consummation of Agreement.....................................................................     A-13
                 4.6 Further Assurances............................................................................     A-13
                 4.7 Tax-Free Reorganization.......................................................................     A-13
                 4.8 Listing of Shares.............................................................................     A-13
                 4.9 Public Announcements and Confidentiality......................................................     A-14
                 4.10 No Solicitation...............................................................................    A-14
                 4.11 Indemnification...............................................................................    A-14
                 4.12 Participation in Employee Benefit Plans.......................................................    A-14
                 4.13 Certain Tax Matters...........................................................................    A-15

SECTION 5-- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DETECTION AND ACQUISITION TO CONSUMMATE THE MERGER

                 5.1 Representations, Warranties and Covenants.....................................................     A-15
                 5.2 Articles of Merger............................................................................     A-15
                 5.3 Certificates..................................................................................     A-15

SECTION 6-- CONDITIONS PRECEDENT TO THE OBLIGATION OF THERMEDICS AND ORION TO CONSUMMATE THE MERGER

                 6.1 Representations, Warranties and Covenants.....................................................     A-16
                 6.2 Articles of Merger............................................................................     A-16
                 6.3 Certificates..................................................................................     A-16

SECTION 7--TERMINATION, AMENDMENT AND WAIVER

                 7.1 Termination...................................................................................     A-16
                 7.2 Effect of Termination.........................................................................     A-16
                 7.3 Amendment.....................................................................................     A-16
                 7.4 Waiver........................................................................................     A-16

SECTION 8--MISCELLANEOUS

                 8.1 Notices.......................................................................................     A-17
                 8.2 Survival and Materiality of Representations...................................................     A-17
                 8.3 Entire Agreement..............................................................................     A-17
                 8.4 Parties in Interest...........................................................................     A-17
                 8.5 No Implied Rights or Remedies.................................................................     A-18
                 8.6 Headings......................................................................................     A-18
                 8.7 Severability..................................................................................     A-18
                 8.8 Counterparts..................................................................................     A-18
                 8.9 Further Assurances............................................................................     A-18
                 8.10 Governing Law.................................................................................    A-18

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated May 6, 1998 is among Thermedics Detection Inc. ("Detection"), a Massachusetts corporation, Orion Acquisition Inc. ("Acquisition"), a Massachusetts corporation and a wholly-owned subsidiary of Detection, Thermedics Inc. ("Thermedics"), a Massachusetts corporation, and Orion Research Inc. ("Orion"), a Massachusetts corporation and a wholly-owned subsidiary of Thermedics. The parties wish to effect the acquisition of Orion by Detection through a merger of Acquisition with and into Orion on the terms and conditions hereof. This Agreement is intended to be a "plan of reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    Accordingly, in consideration of the foregoing and the mutual representations and covenants contained herein, the parties hereto agree as follows:

                         SECTION 1--THE REORGANIZATION

    1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "BCLM"), Acquisition shall be merged with and into Orion (the "Merger"). The Merger shall occur at the Effective Time (as defined in Section 1.2). Following the Merger, Orion shall be the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease.

    1.2 EFFECTIVE TIME. As soon as practicable after the execution of this Agreement and satisfaction or waiver of all conditions to the Merger, the parties shall cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and recorded in accordance with Section 78 of the BCLM and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Articles of Merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts in accordance with the BCLM or at such later time as is specified in the Articles of Merger (the "Effective Time"). The date on which the Merger shall be effective is hereafter referred to as the "Effective Date."

    1.3 CLOSING. Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The date on which the Closing occurs is referred to herein as the "Effective Date."

    1.4 ARTICLES OF ORGANIZATION AND BY-LAWS. The Articles of Organization and By-laws of Acquisition, in each case as in effect immediately prior to the Effective Time, shall be the Articles of Organization and By-laws of the Surviving Corporation immediately after the Effective Time.

    1.5 DIRECTORS AND OFFICERS. The directors and officers of Acquisition immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

    1.6  CONVERSION OF STOCK.

    At the Effective Time, by virtue of the Merger and without any action on the part of Detection, Acquisition, Thermedics or Orion:

        (a) Each share of common stock of Orion ("Orion Common Stock") outstanding immediately prior to the Effective Time, other than (A) shares held by Orion as treasury stock or shares held by any subsidiary of Orion and (B) shares owned beneficially by Detection, Acquisition or any other subsidiary of Detection, (the "Orion Shares") shall be converted into and become the right to receive a pro rata share of a total of 5,961,225 shares (the "Detection Shares") of common stock, $.10 par value per share, of Detection ("Detection Common Stock"). The Detection Shares are referred to herein as the "Merger Consideration."

        (b) All shares of Orion Common Stock held at the Effective Time by Orion as treasury stock or by a subsidiary of Orion shall be canceled without any conversion thereof and no payment shall be made with respect thereto.

        (c) All shares of Orion Common Stock owned beneficially at the Effective Time by Detection, Acquisition or any other subsidiary of Detection shall be cancelled without any conversion thereof and no payment shall be made with respect thereto.

        (d) Each share of the common stock of Acquisition ("Acquisition Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.10 par value per share, of the Surviving Corporation.

    1.7  PAYMENT FOR ORION COMMON STOCK.

    (a) At the Effective Time, the stock transfer books of Orion shall be closed and no transfers of Orion Common Stock may be made thereafter. Promptly after the later of (i) the listing of the Detection Shares for trading on the American Stock Exchange, Inc. ("AMEX"), as contemplated by Section 4.8 below, and (ii) the proper surrender by Thermedics of such certificates representing the Orion Shares, Detection shall cause its stock transfer agent to issue and deliver to Thermedics a certificate for the Detection Shares. It shall be a condition of such payment and delivery that the surrendered certificate(s) be properly endorsed or otherwise in proper form for transfer and that Thermedics shall pay any transfer or other taxes required by reason of such payment or delivery or establish, to the satisfaction of Detection and the Surviving Corporation that such tax has been paid or is not applicable. The date on which all of the conditions to the issuance of the certificate representing the Detection Shares shall have been met is referred to hereinafter as the "Payment Date."

    (b) Notwithstanding the provisions of subsection (a) of this Section 1.7, in the event that, notwithstanding Detection's best efforts, Detection is unable to obtain the approval of its stockholders of the listing of the Detection Shares for trading on AMEX on or before December 31, 1998, then, on December 31, 1998, Detection will pay to Holdings the sum of $65,800,000 in cash in lieu of issuing the Detection Shares.

    1.8  ADJUSTMENTS.

    (a) In the event Detection shall declare, pay, make or effect between the date of this Agreement and the Payment Date, (i) any stock dividend or other distribution in respect of the Detection Common Stock payable in shares of capital stock of Detection, (ii) any stock split or other subdivision of outstanding shares of Detection Common Stock into a larger number of shares,
(iii) any combination of outstanding shares of Detection Common Stock into a smaller number of shares, (iv) any reclassification of Detection Common Stock into other shares of capital stock or securities, or (v) any exchange of the outstanding shares of Detection Common Stock, in connection with a merger or consolidation of Detection or sale by Detection of all or part of its assets, for a different number or class of shares of stock or securities of Detection or for the share of the capital stock or other securities of any other corporation, appropriate adjustment shall be made in the number of Detection Shares to be issued in connection with the Merger as may be required to put Holdings in the same position as if the record date, with respect to any such transaction or transactions which shall so occur, had been immediately after the Payment Date, or otherwise to carry out the intents and purposes of this Agreement.

    (b) In the event Detection shall declare, pay, make or effect between the date of this Agreement and the Payment Date any dividend or other distribution in respect of the Detection Common Stock payable in cash or other property other than in shares of capital stock of Detection, then the Detection Shares to be issued in connection with the Merger shall be deemed to be outstanding as of the record date with respect to any such dividend or distribution, and the cash or other property otherwise payable or distributable to Thermedics with respect to such Detection Shares shall be held by Detection for the benefit of Thermedics; and Detection shall take all actions reasonably necessary to prevent such cash or other property from being or becoming subject to any lien, security interest or other encumbrance not for the benefit of Thermedics. Upon the issuance of the Detection Shares to Thermedics pursuant to Section 1.7(a) above, such cash or other property shall likewise be distributed by Detection to Thermedics. In no event shall Thermedics be entitled to receive interest on such dividends or distributions. In the event that Detection pays Thermedics cash consideration pursuant to Section 1.7(b) above, then such cash or other property held by Detection on behalf of Thermedics shall not be paid or distributed to Thermedics and Thermedics shall have no further interest therein or claim thereto.

    1.9 LOST CERTIFICATES. In the event any certificate representing Thermedics' Orion Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by Thermedics, Detection shall issue in exchange for such lost, stolen or destroyed certificate the consideration payable in exchange therefor pursuant to this Section 1.

    1.10 NO FRACTIONAL SHARES. No certificates representing fractional Detection Shares shall be issued upon the surrender for exchange of the Orion Shares. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of a fractional share, Thermedics will receive upon surrender of the Orion Shares an amount in cash (without interest) determined by multiplying such fraction by $11.0379.

       SECTION 2--REPRESENTATIONS AND WARRANTIES OF THERMEDICS AND ORION

    Except as set forth on the disclosure schedule delivered to Detection on the date hereof (the "Orion Disclosure Schedule"), Thermedics and Orion, jointly and severally, represent and warrant to Detection and Acquisition as follows. The term "knowledge," when used in this Agreement, shall mean actual knowledge after reasonable investigation.

    2.1  ORGANIZATION AND QUALIFICATION.

    (a) Each of Thermedics and Orion is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of Thermedics and Orion is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of Orion (the "Business of Orion").

    (b) Thermedics and Orion have previously provided to Detection true and complete copies of their charter and By-laws as in effect on the date hereof, and neither of such corporations is in default thereunder.

    2.2 AUTHORITY. Each of Thermedics and Orion has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the filing of the Articles of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Thermedics and Orion. This Agreement has been duly and validly executed and delivered by each of Thermedics and Orion and constitutes the valid and binding obligation of Thermedics and Orion, enforceable against them in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement, the filing of the Articles of Merger nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Articles of Organization or By-laws of Thermedics or Orion, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either of Thermedics or Orion is a party or by which either of Thermedics or Orion or any of their respective properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Thermedics or Orion or any of their respective properties or assets; (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of Thermedics' or Orion's assets; or (iv) entitle any employee to severance or other payments by Orion or create any other obligation to an employee. Except for the filing of the Articles of Merger, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by Thermedics and Orion or the consummation of the transactions contemplated hereby.

    2.3  CAPITALIZATION AND TITLE TO SHARES.

    (a) The authorized capital stock of Orion consists of 200,000 shares of Orion Common Stock, of which 100 shares are issued and outstanding as of the date hereof. Thermedics is the record and beneficial owner of all of such issued and outstanding shares. All of the issued and outstanding shares of the capital stock of Orion are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

    (b) Except as set forth above, there are not as of the date hereof, and at the Effective Time there will not be, any other shares of capital stock of Orion authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating Orion to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities of Orion. To the knowledge of Thermedics and Orion, there are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of Orion. The books and records of Orion, including without limitation the books of account, minute books, stock certificate books and stock ledgers, are complete and correct and accurately reflect the conduct of the business and affairs of Orion.

    2.4  SUBSIDIARIES AND OTHER AFFILIATES.

    (a) The Orion Disclosure Schedule sets forth all Subsidiaries of Orion and the jurisdiction in which each is incorporated. All shares of the capital stock of each Subsidiary owned by Orion are owned free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which a party to this Agreement owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity interest entitled to vote for the election of directors and representations, warranties and covenants referring to Orion contained herein shall be deemed to mean Orion and each of its Subsidiaries, both separately and together as a consolidated whole, unless and except to the extent expressly indicated otherwise.

    (b) There are not as of the date hereof, and at the Effective Time there will not be, any other shares of capital stock of any Subsidiary of Orion authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating any Subsidiary of Orion to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of any Subsidiary of Orion.

    (c) Except for its Subsidiaries, Orion does not, directly or indirectly, own any material equity interest in any corporation, partnership, joint venture or other entity.

    2.5 FINANCIAL STATEMENTS. Orion has delivered to Detection prior to the execution of this Agreement true and complete copies of: (a) the audited consolidated balance sheet of Orion as at January 3, 1998 (the "Balance Sheet"),
(b) Orion's audited consolidated statements of earnings and cash flows for the fiscal year ended January 3, 1998, (c) the audited consolidated balance sheet of Orion as at December 28, 1996, and (d) Orion's audited consolidated statements of earnings and cash flows for the fiscal year ended December 28, 1996 (collectively, the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the books and records of Orion and fairly present the financial condition, results of operations, and cash flows of Orion as at the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles applied on a basis consistent with previous years.

    2.6 ABSENCE OF UNDISCLOSED LIABILITIES; NO DEALINGS WITH AFFILIATES. As of the date of the Balance Sheet, Orion had no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed on the Balance Sheet that were not adequately reflected or reserved against on the Balance Sheet. Orion has no liabilities of the type required to be reflected or disclosed on a balance sheet in accordance with generally accepted accounting principles, other than liabilities (i) adequately reflected or reserved against on the Balance Sheet, (ii) incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice, (iii) that would not, in the aggregate, have a material adverse effect on the Business of Orion, or (iv) disclosed in this Agreement. Orion does not have any contractual arrangement with or commitment to or from any of its stockholders, officers, management, directors or employees (or their family members) other than such as may have been entered into in the normal course of employment, including, without limiting the generality of the foregoing, being directly or indirectly a joint investor or coventurer with respect to, or owner, lessor, lessee, licenser or licensee of, any real or personal property, tangible or intangible, owned or used by, or a lender to or debtor of, Orion.

    2.7 TAXES. Orion has accurately prepared and duly and timely filed all federal, state, local or foreign tax and other returns and reports ("Tax Returns") which were required to be filed, in respect of all income, franchise, excise, sales, use, property (real and personal), payroll and other taxes, levies, imports, duties, license and registration fees, charges or withholdings of any nature whatsoever (collectively "Taxes"). None of the federal, state, local or foreign Tax returns of Orion has been audited or examined by the governmental authority having jurisdiction. No waivers of any statutes of limitation are in effect in respect of any Taxes. There are no claims pending or, to the best of its knowledge, threatened, against Orion for past due Taxes. All Taxes incurred but not yet due have been fully accrued on the books of Orion or full reserves have been established therefor; the reserves indicated on the Balance Sheet are also adequate to cover all Taxes that may become payable by Orion in future periods in respect of any transactions or sales occurring on or prior to the date of the Balance Sheet. Without limiting the generality of the foregoing, Orion has withheld or collected from each payment made to each of its employees, consultants or non-U.S. payees, the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. Orion has no liability for Taxes of any person other than Orion (a) under Regulation Sec. 1.1502-6 (or any similar provision of federal, state, local or foreign law, (b) as a transferee or successor, (c) by contract or (d) otherwise.

    2.8 PROPERTIES. Except as set forth on the Orion Disclosure Schedule, Orion owns and has good title to all of the assets and properties reflected as owned by it on the Balance Sheet or acquired by Orion since the date of the Balance Sheet (except personal property sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet), free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances reflected on the Balance Sheet, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Balance Sheet, (iii) liens, claims or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iv) liens for taxes not yet delinquent and (v) liens, claims, other encumbrances or defects in title that, in the aggregate, are not material to the Business of Orion. Orion owns or has a valid leasehold interest in all of the buildings, structures, leasehold improvements, equipment and other tangible property material to the Business of Orion, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted, for the conduct of its business in accordance with past practices and Orion has not received notice that any of such property is in violation in any material respect of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

    2.9  HAZARDOUS MATERIALS.

    (a) Orion has previously made available to Detection a true and correct list of all Hazardous Materials (as hereinafter defined) generated, used, handled or stored by Orion, the proper disposal of which will require any material expenditure by Orion. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by Orion during the period of Orion's ownership or lease that could have a material adverse effect on the Business of Orion. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release, which release or failure to report or remediate could have a material adverse effect on the Business of Orion. For purposes of this Agreement, "Hazardous Material" means any medical waste, flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including substances defined as "hazardous substances," "hazardous materials," "solid waste" or "toxic substances" under any applicable laws or ordinances relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting, petroleum products, and all rules and regulations promulgated pursuant to any such laws and ordinances.

    (b) Orion has previously made available to Detection copies of all documents concerning any environmental or health and safety matter that could have a material adverse effect on the Business of Orion, if any, and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental authority regarding the foregoing.

    2.10 ACCOUNTS RECEIVABLE. All accounts and notes receivable of Orion shown on the Balance Sheet and all accounts and notes receivable acquired by Orion subsequent to the date of the Balance Sheet have arisen in the ordinary course of business and have been collected, or are in the process of collection and are collectible in the ordinary course of business and in any event within nine months from the Effective Date, in the aggregate recorded amounts thereof, less the applicable allowances reflected on the Balance Sheet with respect to the accounts and notes receivable shown thereon, or set up consistent with past practice on the books of Orion with respect to the accounts and notes receivable acquired subsequent to the date of the Balance Sheet.

    2.11 INVENTORIES. All Inventories (as defined below) of Orion are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which are in the aggregate immaterial to the Business of Orion. Items included in such Inventories are carried on the books of Orion, and are valued on the Balance Sheet, at the lower of cost or market. The value of obsolete materials and materials of below-standard quality or quantity has been written down on Orion's books of account to realizable market value. The term "Inventories" includes all stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by Orion for manufacturing, assembly, processing, finishing, sale or resale to others, from time to time in the ordinary course of business of Orion in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining or the like.

    2.12 PURCHASE AND SALE COMMITMENTS. No outstanding purchase commitments by Orion are in excess of the normal, ordinary and usual requirements of Orion, and the aggregate of the contract prices to which Orion has agreed in any outstanding purchase commitments is not so excessive when compared with current market prices for the relevant commodities or services that a material loss is likely to result. No outstanding sales commitment by Orion obligates Orion to sell any product or service at a price which, because of currently prevailing and projected costs of materials or labor, is likely to result, when all such sales commitments are taken in the aggregate, in a material loss to Orion. There are no suppliers to Orion of significant goods or services with respect to which practical alternative sources of supply, or comparable products, are not available on comparable terms and conditions.

    2.13 GOVERNMENTAL AUTHORIZATIONS. Orion has all governmental permits, licenses, franchises, concessions, zoning variances and other approvals, authorizations and orders (collectively "Permits") material to the Business of Orion. Such Permits constitute all the permits which are required under all applicable local, state, federal or foreign laws and regulations for the operation of the Business of Orion. All such Permits are presently in full force and effect, Orion is in compliance with the requirements thereof, no suspension or cancellation of any of them is threatened so far as is known to Orion, and the Merger will not adversely affect the validity or effectiveness of, and will not require, for retention thereof after the Merger, the consent or approval of any party to, or any other person or governmental authority having jurisdiction of, any such Permit. Orion has no knowledge of any fact or circumstance which would prevent, limit or restrict it from continuing to operate its business in the present manner, and no new requirements pertaining to the manner of operating its business have been issued or announced by any governmental authority during the past year nor are there any disputes pending between Orion and any governmental authority relating to Orion's operations as presently being conducted or actively considered. Orion has furnished or made available to Detection all reports and applications filed by it with any governmental authority in the last three years.

    2.14 INTELLECTUAL PROPERTY. Orion owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, franchises, and copyrights, and all applications for any of the foregoing, and all technology, know-how and processes necessary for the conduct of its businesses as now conducted (collectively, the "Proprietary Rights"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been furnished or made available to Detection. Orion is not aware of any claim by any third party that the Business of Orion as currently conducted or proposed to be conducted infringes upon the unlicensed Proprietary Rights of others, nor has Orion received any notice or claim from any third party of such infringement by Orion. Orion is not aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of Orion. Orion has the right to use, free and clear of claims or rights of others, all customer lists and computer software material to its business as presently conducted. To the best knowledge of Orion, none of the activities of the employees of Orion on behalf of Orion violates any agreements or arrangements which any such employees have with former employers in a way which is materially adverse to the Business of Orion.

    2.15 INSURANCE. Orion is not in default with respect to any provisions of any policy of general liability, fire, title or other form of insurance held by it, is current in the payment of all premiums due on such insurance and has not failed to give any notice or present any claim thereunder in due and timely fashion, except for claims that are immaterial in both the nature of the claim and in the amount of such claim. Orion maintains insurance on all of its assets and its business (including products liability insurance) from insurers which to its knowledge are financially sound and reputable, in amounts and coverages and against the kinds of risks and losses reasonably prudent to be insured against by corporations engaged in the same or similar businesses. No basis exists which would jeopardize the coverage under any such insurance. No such insurance will be terminated or cancelled by reason of the execution, delivery and performance of this Agreement, the filing of the Articles of Merger or the consummation of the transactions contemplated hereby. Orion has previously furnished or made available to Detection all policies of general liability, fire, title or other forms of insurance held by Orion and a description of all claims pending thereunder other than health or dental insurance claims.

    2.16  EMPLOYEE BENEFIT PLANS.

    (a) Orion has made available or furnished to Detection true and complete copies of each pension, profit-sharing, deferred compensation, incentive compensation, severance pay, retirement, welfare benefit or other plan or arrangement providing benefits to employees or retirees, including both those that do and do not constitute employee benefit plans within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently maintained or contributed to by Orion or Thermedics for the benefit of Orion's employees or retirees (each, a "Plan").

    (b) Except as set forth on the Orion Disclosure Schedule, (i) each such Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA is being operated and administered in compliance with Section 401(a) of the Code, a favorable determination letter has been obtained from the Internal Revenue Service (the "IRS") for such Plan, and there is no accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, with respect to such Plan; (ii) there has been no non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Plan nor any "reportable event" within the meaning of Section 4043 of ERISA with respect to any Plan; (iii) all required employer contributions to such Plan have been made (or, in the case of contributions not yet due, have been accrued on the Balance Sheet); (iv) Orion has made available to Detection as to each such Plan a true and correct copy of
(w) the annual report (Form 5500) filed with the IRS for each of the three most recent plan years, (x) each plan, trust agreement, group annuity contract and insurance contract, if any, relating to such Plan, (y) each actuarial report prepared for each of the last three years for each Plan and (z) each summary plan description distributed to participants in each Plan and each summary of material modifications to each Plan (as defined in ERISA); and (v) each such Plan is, and at all relevant times has been, in compliance with ERISA, the Code and the terms of such Plan. Neither Orion, Thermedics nor any Subsidiary of Thermedics has ever participated in a "multiemployer pension plan" as defined in
Section 3(37) of ERISA.

    (c) Except as set forth on the Orion Disclosure Schedule, Orion has no obligation to provide any welfare benefits to retired or former employees other than continuation of welfare benefits as required by applicable law.

    (d) Orion has no liability under or with respect to any employee benefit plans or arrangements that it no longer maintains or in which it no longer participates.

    2.17 AGREEMENTS AND DOCUMENTS. Orion has previously furnished or made available to Detection true, correct and complete copies of each document that is referred to or otherwise related to any of the following items referred to in this Section 2.17:

        (a) each document related to interests in real property owned, leased or otherwise used or claimed by Orion;

        (b) (i) each agreement of Orion made in the ordinary course of business which involves aggregate future payments by or to Orion of more than one hundred fifty thousand dollars ($150,000) in the case of payments to Orion (including current firm purchase orders for Orion products), seventy five thousand dollars ($75,000) in the case of payments by Orion, or any agreement made in the ordinary course of business whose term extends beyond one year after the date hereof; (ii) each agreement containing any covenant restricting the freedom of Orion to compete in any line of business or with any person; and (iii) each agreement of Orion not made in the ordinary course of business which is or was to be performed after the date hereof;

        (c) all employment or similar compensation agreements of Orion which may not be terminated by Orion without penalty within thirty days after the Closing;

        (d) all bonus, incentive compensation, deferred compensation, profit-sharing, stock option, retirement, pension, severance, indemnification, insurance, death benefit or other fringe benefit plans, agreements or arrangements of Orion (or applying to Orion) in effect, or under which any amounts remain unpaid, on the date hereof or to become effective after the date hereof;

        (e) all labor unions or other organizations representing, purporting to represent or attempting to represent any employees of Orion, and all collective bargaining agreements of Orion with any labor unions or other representatives or employees;

        (f) each agreement or other instrument or arrangement defining the terms on which any indebtedness of Orion (or a guarantee by Orion of indebtedness) is or may be issued; and

        (g) the names and addresses of all banks in which Orion has accounts or lines of credit, and with respect to each such account or line of credit, the names of all persons authorized to drawn thereon.

    Orion is not a party to any oral contract or agreement which would be required to have been furnished or made available to Detection under this
Section 2.17 had such contract or agreement been committed to writing.

    2.18 VALIDITY. There is no default or claimed or purported or alleged default, or basis on which with notice or lapse of time or both (including notice of this Agreement), a default would exist, in any obligation on the part of any party (including Orion) to be performed under any lease, contract, plan, policy or other instrument or arrangement referred to in Section 2.17 or otherwise in this Agreement.

    2.19  NO CHANGES.  Since the date of the Balance Sheet there has not been:

        (a) any material adverse change in the Business of Orion;

        (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Business of Orion;

        (c) any declaration, setting aside or payment of any dividend, or other distribution, in respect of Orion's capital stock or any direct or indirect redemption, purchase or other acquisition of such stock;

        (d) any option to purchase Orion's capital stock granted to any person, or any employment or deferred compensation agreement entered into between Orion and any of its stockholders, officers, directors, employees or consultants;

        (e) any issuance or sale by Orion of any stock, bonds or other corporate securities, or any partial or complete formation, acquisition, disposition or liquidation of Orion;

        (f) any labor union activity (including without limitation any negotiation, or request for negotiation, with respect to any union representation or any labor contract) respecting Orion;

        (g) any statute, rule or regulation, or, to the best of Orion's knowledge, any government policy, adopted which may materially and adversely affect the Business of Orion;

        (h) any mortgage, lien, attachment, pledge, encumbrance or security interest created on any asset, tangible or intangible, of Orion, or assumed, either by Orion or by others, with respect to any such assets;

        (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transaction (except that reflected in this Agreement) engaged in, by Orion, except those in the ordinary course of business that are individually, or in the aggregate to one group of related parties, less than ten thousand dollars ($10,000);

        (j) any obligation or liability discharged or satisfied by Orion, except items included in current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business which are individually, or in the aggregate to one group of related parties, less than ten thousand dollars ($10,000) in amount;

        (k) any sale, assignment, lease, transfer or other disposition of any tangible asset of Orion, except in the ordinary course of business, or any sale, assignment, lease, transfer or other disposition of any of its patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

        (l) any amendment, termination or waiver of any material right belonging to Orion;

        (m) any increase in the compensation or benefits payable or to become payable by Orion to any of its officers or employees;

        (n) any transaction or contract with Thermedics; or

        (o) any other action or omission by Orion, or the passage of any resolution, other than in the ordinary course of business.

    2.20 LITIGATION OR PROCEEDINGS. Orion is not engaged in, or a party to, or, to the best of Thermedics' or Orion's knowledge, threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any governmental authority, nor does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which Orion is a party by or with any court, arbitrator or governmental authority affecting the Business of Orion.

    2.21 COMPLIANCE WITH LAWS. Orion (i) has not been and is not in violation of any applicable building, zoning, occupational safety and health, pension, export control, environmental or other federal, state, local or, to the best of its knowledge, foreign, law, ordinance, regulation, rule, order or governmental policy applicable to the Business of Orion; (ii) has not received any complaint from any governmental authority, and to the best knowledge of Orion, none is threatened, alleging that Orion has violated any such law, ordinance, regulation, rule, order or governmental policy; (iii) has not received any notice from any governmental authority of any pending proceedings to take all or any part of the properties of Orion (whether leased or owned) by condemnation or right of eminent domain and, to the best knowledge of Orion, no such proceeding is threatened; and (iv) is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or judgment, order, writ, injunction, rule, regulation, code or ordinance, which materially and adversely affects, or might reasonably be expected materially and adversely to affect the Business of Orion.

    2.22 LABOR MATTERS. There are no labor organizing activities, election petitions or proceedings, labor strikes, disputes, slowdowns, work stoppages or unfair labor practice complaints pending or, to the best of Orion's knowledge, threatened against Orion or between Orion and any of its employees.

    2.23 RECALLS. There is no basis for the recall, withdrawal or suspension of any approval by any governmental authority with respect to any product sold or proposed to be sold by Orion. None of Orion's products is subject to any recall proceedings and to the best of its knowledge no such proceedings have been threatened. No product of Orion has ever been recalled.

    2.24 BROKERS AND FINDERS. Neither Orion nor Thermedics has employed any broker, agent or finder or incurred any liability on behalf of Orion or for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

    2.25 POWERS OF ATTORNEY. Orion has no powers of attorney or similar authorizations outstanding.

    2.26 NO TERMINATION OF RELATIONSHIP. As of the date hereof, Thermedics and Orion are unaware, and have no reason to expect, that any relationship between Orion and a distributor, customer, supplier, lender, employee or other person will be terminated or adversely affected as a result of the Merger.

    2.27 ALL INFORMATION. Detection has been furnished in writing prior to the execution of this Agreement all information as to the Business of Orion material to a reasonable buyer's determination to enter into this Agreement and to consummate the transactions contemplated hereby.

    2.28 STATEMENTS TRUE AND CORRECT. The statements contained herein or in any written documents prepared and delivered by or on behalf of Thermedics or Orion pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

     SECTION 3--REPRESENTATIONS AND WARRANTIES OF DETECTION AND ACQUISITION

    Detection and Acquisition, jointly and severally, represent and warrant to Thermedics and Orion as follows.

    3.1 ORGANIZATION. Each of Detection and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. All outstanding shares of Acquisition capital stock are owned by Detection, free and clear of any charges, liens, encumbrances, security interests or adverse claims.

    3.2 AUTHORITY. Each of Detection and Acquisition has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the filing of the Articles of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Detection and Acquisition. This Agreement has been duly and validly executed and delivered by each of Detection and Acquisition and constitutes the valid and binding obligation of Detection and Acquisition, enforceable against them in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement, the filing of the Articles of Merger nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Articles of Organization or By-laws of Detection, as amended, or Articles of Organization or By-laws of Acquisition, as amended, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either Detection or Acquisition is a party or by which Detection or Acquisition or any of their respective properties or assets may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Detection or Acquisition or any of their respective properties or assets; or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of Detection's or Acquisition's assets. Except for the filing of the Articles of Merger and the listing of the Detection Shares for trading on the AMEX, no consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by Detection and Acquisition or the consummation of the transactions contemplated hereby.

    3.3 STATEMENTS TRUE AND CORRECT. The statements contained herein or in any written documents prepared and delivered by or on behalf of Detection or Acquisition pursuant to the terms hereof are true, complete and correct in all material respects, and such documents do not omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                      SECTION 4--COVENANTS AND AGREEMENTS

    4.1 CONDUCT OF BUSINESS. Except with the prior written consent of Detection, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Effective Time, Thermedics and Orion shall observe the following covenants:

        (a)  AFFIRMATIVE COVENANTS PENDING CLOSING.  Thermedics and Orion shall:

            (i) Preservation of Personnel. Use all reasonable efforts to preserve intact Orion's business organization and keep available the services of Orion's present employees, in each case in accordance with past practice, it being understood that Orion's termination of employees with poor performance ratings shall not constitute a violation of this covenant;

            (ii) Insurance. Use all reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies applicable to Orion in coverage amounts not less than those in effect at the date of this Agreement;

           (iii) Preservation of the Business; Maintenance of Properties. Use all reasonable efforts to preserve the Business of Orion, advertise, promote and market its products and services in accordance with past practices over the last twelve months, keep its properties intact, preserve its goodwill, maintain all physical properties in such operating condition as will permit the conduct of Orion's business on a basis consistent with past practice;

            (iv) Intellectual Property Rights. Use all reasonable efforts to preserve and protect Orion's Proprietary Rights; and

            (v) Ordinary Course of Business. Operate Orion's business solely in the ordinary course.

        (b)  NEGATIVE COVENANTS PENDING CLOSING.  Thermedics and Orion will not:

            (i) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge or create or permit to be created any lien on, any of Orion's assets other than sales or transfers in the ordinary course of business or the creation of liens under existing arrangements disclosed hereunder and liens permitted under Section 2.8;

            (ii) LIABILITIES. Permit Orion to (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $100,000 or (C) enter into any contracts or commitments involving payments by Orion of $100,000 or more other than purchase orders and commitments for inventory, materials and supplies in the ordinary course of business;

           (iii) COMPENSATION. Except as required by applicable law or any existing employment or severance agreement, (A) change the compensation or fringe benefits of any Orion officer, director, employee or agent, except for ordinary merit increases for employees other than officers based on periodic reviews in accordance with past practices, or (B) enter into or modify any employment, severance or other agreement with any officer, director or employee of Orion or any benefit plan (it being understood that Orion's hiring of at will employees in the ordinary course of business shall not constitute a violation of this covenant) or
       (C) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one year's notice that are consistent with Orion's past practices with respect to consulting agreements.

            (iv) CAPITAL STOCK. Make any change in the number of shares of Orion's capital stock authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of Orion's capital stock, or declare or pay any dividend or other distribution with respect to any shares of Orion's capital stock, or sell or transfer any shares of its capital stock;

            (v) CHARTER AND BY-LAWS. Amend the Articles of Organization or By-laws of Orion;

            (vi) ACQUISITIONS. Make any material acquisition of property other than in the ordinary course of the Business of Orion; or

           (vii) LICENSE AGREEMENTS. Enter into or modify any license, technology development or technology transfer agreement between Orion and any other person or entity.

    4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Time, Detection shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Orion, as is reasonably necessary or appropriate in connection with its investigation of Orion with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of Orion's business and each party shall cooperate fully therein. No investigation by Detection shall diminish or obviate any of the representations, warranties, covenants or agreements of Thermedics or Orion contained in this Agreement. In order that Detection may have full opportunity to make such investigation, Thermedics and Orion shall furnish the representatives of Detection with all such information and copies of such documents concerning its affairs as Detection may reasonably request and cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Detection's representatives in connection with such investigation.

    4.3 EXPENSES. Whether or not the Merger is consummated, Detection, Thermedics and Orion shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

    4.4 AUTHORIZATION FROM OTHERS. Prior to the Effective Date, the parties shall use all reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

    4.5 CONSUMMATION OF AGREEMENT. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of its respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

    4.6 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

    4.7 TAX-FREE REORGANIZATION. Detection, Acquisition, Thermedics and Orion agree that no party shall take any action directly or indirectly that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

    4.8 LISTING OF SHARES. Promptly after the Effective Date, Detection shall take all action necessary in accordance with applicable law to convene a meeting of its stockholders to be held for the purpose of approving the listing of the Detection Shares for trading upon AMEX in accordance with Section 712 of AMEX's Listing Standards, Policies and Requirements. Orion acknowledges and agrees that such meeting may be held subsequent to Detection's 1998 annual meeting. In connection with such meeting, Detection's Board of Directors shall recommend to the Detection stockholders the approval of the listing of the Detection Shares pursuant to this Agreement. Detection shall use all reasonable efforts to obtain all votes and approvals of the Detection stockholders necessary for the listing of the Detection Shares and all related matters under the BCLM, and its Articles of Organization and By-laws. Thermedics hereby agrees to vote all of the shares of Detection Common Stock held by it as of the record date of any such meeting in favor of the listing of the Detection Shares and all such related matters.

    4.9 PUBLIC ANNOUNCEMENTS AND CONFIDENTIALITY. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of Detection and Orion, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law.

    4.10 NO SOLICITATION. Thermedics and Orion will not (i) solicit or initiate discussions with any person, other than Detection, relating to the possible acquisition of Orion or all or a material portion of the assets or any of the capital stock of Orion or any merger or other business combination with Orion (an "Acquisition Transaction") or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised by legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any Acquisition Transaction. Thermedics and Orion agree to inform Detection within one business day of its receipt of any offer, proposal or inquiry relating to any Acquisition Transaction.

    4.11  INDEMNIFICATION.

        (a) RIGHT TO INDEMNIFICATION. Detection and Thermedics (as the case may be, the "Indemnitee") shall be indemnified on its respective demand made to the other (the "Indemnitor") for the full amount of all damages (as defined below) suffered by it as a direct or indirect result of:

        (i) the inaccuracy of any representation or warranty made by the Indemnitor in or pursuant to this Agreement; and

        (ii) any failure by the Indemnitor to perform any obligation or comply with any covenant or agreement specified in this Agreement.

For the purpose of this Section 4.11, (a) references to Detection shall be deemed to mean Detection and Acquisition; (b) the term "damages" shall be determined and computed by reference to the effect of the compensable event on the Indemnitee, and shall be deemed to include (i) all losses, liabilities, expenses or costs incurred by the Indemnitee, including reasonable attorneys' fees, and (ii) interest at a rate per annum equal to that announced from time to time by BankBoston as its "base rate" (or the legal rate of interest, if lower) from the date 30 days after notice of any such claim for indemnification is given to the Indemnitor, or if an unliquidated claim, from such later date as the claim is liquidated, to the date full indemnification is made therefor; and
(c) damages shall not include any amounts for which the Indemnitee actually receives payment under an insurance policy, excluding self-insured amounts and deductible amounts.

        (b) INDEMNIFICATION PROCEDURES. The Indemnitee shall give the Indemnitor notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section
4.11. The Indemnitor shall have the right, at its expense, to defend, contest, protest, settle and otherwise control the resolution of any such claim, action or proceeding. The Indemnitee shall have the right to participate in any such legal proceeding, subject to the Indemnitor's right of control thereof, at the expense of the Indemnitee and with counsel selected by the Indemnitee.

        (c) LIMITATIONS ON INDEMNIFICATION. Detection's and Thermedics' rights to be indemnified pursuant to Section 4.11 shall survive the Effective Date of this Agreement indefinitely.

    4.12 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Thermedics and Orion will take whatever actions may be required to continue in effect without interruption the participation of Orion in the employee benefit plans in which Orion is participating as of the Effective Date, until such time as Orion may choose not to participate in those plans.

    4.13  CERTAIN TAX MATTERS.

        (a) ALLOCATION OF CERTAIN TAXES. In the case of any Tax that is attributable to a taxable period which begins before the Effective Date and ends after the Effective Date, the amount of Taxes attributable to the period prior to the Effective Date (the "Pre-Effective Period") and the period subsequent to the Effective Date (the "Post-Effective Period") shall be determined as follows:

        (i) Thermedics and Detection agree that if Orion is permitted but not required under applicable foreign, state or local Tax laws to treat the Effective Date as the last day of a taxable period, Thermedics and Detection shall treat such day as the last day of a taxable period.

        (ii) Except to the extent provided in clause (i) of this subsection 4.13(a), in the case of ad valorem Taxes imposed on Orion and franchise or similar Taxes imposed on Orion based on capital (including net worth or long-term debt) or number of shares of stock authorized, issued or outstanding, such Taxes shall be allocated between the Pre-Effective Period and the Post-Effective Period based upon the respective number of days in each such period.

       (iii) Except to the extent provided in clauses (i) and (ii) of this subsection 4.13(a), all other Taxes shall be allocated between the Pre-Effective Period and the Post-Effective Period based upon an interim closing of the books of Orion as of the end of the day of the Effective Date, and the computation of the Tax for each resulting period as if the period were a separate taxable period; provided, however, that in no event shall the hypothetical Tax for any period be less than zero.

        (b) TAX SHARING AGREEMENTS. Any Tax sharing agreement between Orion and Thermedics or any other related corporation shall be terminated as of the Effective Date and, after the Effective Date, Orion shall not be bound thereby or have any liability thereunder.

        (c) WAIVERS OF CARRYBACKS. Orion and Thermedics agree, to the maximum extent permitted, to elect to waive the carryback of any loss, credit or deduction incurred in or attributable to any taxable period (or portion thereof) after the Effective Date to any taxable period (or portion thereof) prior to the Effective Date.

             SECTION 5--CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
               DETECTION AND ACQUISITION TO CONSUMMATE THE MERGER

    The obligation of Detection and Acquisition to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions:

    5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Thermedics and Orion contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of Orion since the date hereof. Thermedics and Orion shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time and shall have obtained all required consents and approvals. Thermedics and Orion shall have delivered to Detection a certificate, dated the Effective Time, to the foregoing effect.

    5.2 ARTICLES OF MERGER. Orion shall have executed and delivered the Articles of Merger.

    5.3 CERTIFICATES. Thermedics and Orion shall have furnished Detection and Acquisition with such certificates of public officials and of Thermedics and Orion officers as may be reasonably requested by Detection and Acquisition.

              SECTION 6--CONDITIONS PRECEDENT TO THE OBLIGATION OF
                 THERMEDICS AND ORION TO CONSUMMATE THE MERGER

    The obligation of Thermedics and Orion to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions:

    6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Detection and Acquisition contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of Detection since the date hereof. Detection shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time and shall have obtained all required consents and approvals. Detection and Acquisition shall have delivered to Orion a certificate, dated the Effective Time, to the foregoing effect.

    6.2 ARTICLES OF MERGER. Acquisition shall have executed and delivered the Articles of Merger.

    6.3 CERTIFICATES. Detection and Acquisition shall have furnished Thermedics and Orion with such certificates of public officials and of Detection and Acquisition officers as may be reasonably requested by Thermedics and Orion.

                  SECTION 7--TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time as follows:

        (a) by Thermedics upon written notice to Detection if Detection or Acquisition has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Thermedics;

        (b) by Detection upon written notice to Thermedics if Thermedics or Orion has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Detection;

        (c) by either party if any court of competent jurisdiction or United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable; or

        (d) at any time with the written consent of Thermedics and Detection.

    7.2  EFFECT OF TERMINATION.  If this Agreement is terminated as provided in
Section 7.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 7.2, Section 4.3 relating to expenses and Section 4.9 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

    7.3 AMENDMENT. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

    7.4 WAIVER. At any time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or
(b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

                            SECTION 8--MISCELLANEOUS

    8.1 NOTICES. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to Detection or Acquisition:

       Thermedics Detection Inc.
       220 Mill Road
       Chelmsford, Massachusetts 01824
       Attention: President

    With a copy to:

       Thermo Electron Corporation
       81 Wyman Street
       Waltham, Massachusetts 02254
       Attention: General Counsel

    If to Thermedics or Orion:

       Thermedics Inc.
       470 Wildwood Street
       Woburn, Massachusetts 01888
       Attention: President

    With a copy to:

       Thermo Electron Corporation
       81 Wyman Street
       Waltham, Massachusetts 02254
       Attention: General Counsel

or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

    8.2 SURVIVAL AND MATERIALITY OF REPRESENTATIONS. Each of the representations, warranties and agreements made by the parties hereto shall be deemed material and shall survive the Effective Date and the consummation of the transactions contemplated hereby. All statements contained in any certificates or other instruments delivered by or on behalf of the parties pursuant hereto or in connection with the transactions contemplated hereby shall be deemed material and shall constitute representations and warranties by the person making such statement.

    8.3 ENTIRE AGREEMENT. This Agreement, including the exhibits, the Orion Disclosure Schedule and the other documents referred to herein, supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

    8.4 PARTIES IN INTEREST. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

    8.5 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

    8.6 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

    8.7 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

    8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.9 FURTHER ASSURANCES. Thermedics and Orion will execute and furnish to Detection and Acquisition all documents and will do or cause to be done all other things that Detection may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

    8.10 GOVERNING LAW. This Agreement shall be governed by the law of the Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

THERMEDICS DETECTION INC.                      ORION ACQUISITION INC.

By: /s/ JAMES BARBOOKLES                       By: /s/ JOHN W. WOOD
-----------------------------------------      -----------------------------------------
Name: James Barbookles                         Name: John W. Wood
Title: President                               Title: President

THERMEDICS INC.                                ORION RESEARCH INC.

By: /s/ JOHN T. KEISER                         By: /s/ JAMES BARBOOKLES
-----------------------------------------      -----------------------------------------
Name: John T. Keiser                           Name: James Barbookles
Title: President                               Title: President

                                                                    ATTACHMENT A

                                 FORM OF PROXY
                           THERMEDICS DETECTION INC.
     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 11, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints THEO MELAS-KYRIAZI, JAMES BARBOOKLES and JOHN T. KEISER, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of Thermedics Detection Inc., a Massachusetts corporation (the "Company"), to be held on Monday, January 11, 1999, at 10:00 a.m. at Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts, and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on December 9, 1998, with all of the powers the undersigned would possess if personally present at such meeting:

            (IMPORTANT TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                        SPECIAL MEETING OF STOCKHOLDERS
                           THERMEDICS DETECTION INC.
                            MONDAY, JANUARY 11, 1999

1. Approve management proposal to list 5,961,225 shares of common stock, to be issued in connection with an acquisition, on the American Stock Exchange, Inc.

                     FOR / /    AGAINST / /    ABSTAIN / /

2. In their discretion on such other matters as may properly come before the Meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

    Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

    PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature(s)
--------------------------------------------------------------------------------

Date
--------------------------------------------------------------------------------

Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!